As filed with the Securities and Exchange Commission on January 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Name of Small Business Issuer in its Charter)

Virginia	8731	56-1641133
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(804) 648-3820

(Address and Telephone Number of Principal Executive Offices)

Richard J. Freer, Ph.D. Commonwealth Biotechnologies, Inc. 601 Biotech Drive Richmond, Virginia 23235 (804) 648-3820 (Name, Address and Telephone Number of Agent for Service)	copies to:
Bradley A. Haneberg, Esq.
Anthony W. Basch, Esq.
Kaufman & Canoles, P.C.
Three James Center, 12th Floor
1051 East Cary Street
Richmond, Virginia 23219
Telephone (804) 771-5700
Facsimile (804) 771-5777

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Maximum Amount To Be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, without par value per share	2,388,750	2.41	$5,756,888	$227

(1)	All of the shares of common stock offered hereby are for the accounts of Selling Shareholders (as defined below in the section titled “Prospectus Summary” on page 4). The Selling Shareholders acquired the Shares offered hereby in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416, this Registration Statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), based on the average of the low price ($2.21) and high price ($2.61) of the common stock on January 25, 2008, a date within the five days prior to filing this Registration Statement.
(3)	Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated January 30, 2008

2,388,750 SHARES

COMMONWEALTH BIOTECHNOLOGIES, INC.

COMMON STOCK

We are registering 2,388,750 shares of our common stock on behalf of the selling shareholders identified under the heading “Selling Shareholders” in this prospectus. The selling shareholders are entitled to receive the shares upon the conversion of Convertible Notes and the exercise of Class A and Class B Warrants that we issued in a private placement completed on December 31, 2007. See “Private Placement of Convertible Notes and Warrants” on page 29 of this prospectus for further information regarding the private placement and the securities issued in this transaction.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the resale of our common stock. We have received proceeds from the sale of our securities in a private placement as described in this prospectus. We may also receive proceeds from the exercise of Class A and Class B Warrants held by some of the selling shareholders, of which the underlying shares are also being registered hereby, if the selling shareholders exercise those Class A and Class B Warrants through a cash exercise.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CBTE.” On January 25, 2008, the closing price of one share of our common stock on the NASDAQ Capital Market was $2.59.

Our principal executive offices are located at 601 Biotech Drive, Richmond, Virginia 23235. Our telephone number is (804) 648-3820.

Investment in our common stock involves a high degree of risk. You should carefully consider the factors described under the caption “ Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is:                  ,

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should rely on the information provided in this prospectus. Neither we nor the Selling Shareholders listed in this prospectus under the heading entitled “Selling Shareholders” beginning on page 42 have authorized anyone to provide you with any information different from the information provided or incorporated by reference in this prospectus. The Selling Shareholders are offering to sell and seeking offers to buy the Shares only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. We may be required by applicable rules of the Commission to update this prospectus in the future.

Except where the context otherwise requires and for purposes of this prospectus only:

•

the terms “we,” “us,” “our company,” and “our” refer to Commonwealth Biotechnologies, Inc., CBI Services, Mimotopes Pty Ltd, Exelgen Limited and Fairfax Identity Laboratories. Where the context so requires, Commonwealth Biotechnologies, Inc. is sometimes referred to as “CBI”; Mimotopes Pty Ltd is sometimes referred to as “Mimotopes”; Exelgen Limited is sometimes referred to as “Exelgen” and Fairfax Identity Laboratories is sometimes referred to as “FIL”;

•	the term “common stock” refers to our common stock, without par value per share;

•

the term “Shares” refers to those shares of common stock underlying the Convertible Notes and Warrants issued in that private placement (the “Private Placement”) described in more detail below under the captions “Prospectus Summary” and “Private Placement of Convertible Notes and Warrants” at pages 4 and 29, respectively, of this prospectus;

•	the term “Convertible Notes” refers to those senior convertible notes in the aggregate initial amount of $1,950,000 issued by our company in the Private Placement;

•

the term “Warrants” refers to those Class A Warrants and Class B Warrants issued by our company in the Private Placement and described more fully below in the section captioned “Private Placement of Convertible Notes and Warrants” at page 29 of this prospectus;

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information included at other sections of this prospectus. In addition, you should carefully consider the factors described under “Risk Factors” at page 7 of this prospectus.

On December 31, 2007, we closed a subscription agreement (the “Subscription Agreement”) with six institutional investors (the “Selling Shareholders”), pursuant to which we issued and sold Convertible Notes with an initial aggregate price of $1,950,000 and Class A Warrants and Class B Warrants to purchase additional Shares on terms referenced therein.

The Convertible Notes are due July 31, 2009 and are initially convertible into 975,000 Shares at the rate of $2.00 per Share, as described in more detail in the section titled “Private Placement of Convertible Notes and Warrants” beginning on page 29. The maximum number of Shares into which the Convertible Notes may be convertible is 1,104,108 Shares (at the rate of approximately $1.766 per Share), which is one Share less than 20% of the number of Shares outstanding immediately prior to the closing of the Private Placement.

The Class A Warrants are exercisable for an aggregate of 975,000 Shares, at an initial price of $2.85 per Share, subject to adjustment as described in more detail in the section titled “Private Placement of Convertible Notes and Warrants” beginning on page 29.

The Class B Warrants are exercisable for an aggregate of 243,750 Shares, at an initial price of $5.00 per Share, subject to adjustment as described in more detail in the section titled “Private Placement of Convertible Notes and Warrants” beginning on page 29.

We have agreed to register for public resale 1,170,000 Shares in connection with the Convertible Notes (120% of the number of Shares initially underlying the Convertible Shares). Notwithstanding the foregoing, the Selling Shareholders may not convert their prorated share of Convertible Notes in excess of 1,104,108 Shares, which amount is equal to one Share less than 20% of the outstanding number of Shares prior to the closing of the Subscription Agreement.

This prospectus has been prepared, and the registration statement of which this prospectus is a part has been filed with the Securities and Exchange Commission, to satisfy our obligations to the recipients of the Shares in the Private Placement. Accordingly, this prospectus covers the resale by the Selling Shareholders of the Shares issued in the Private Placement.

We will not receive any of the proceeds of the sale of the Shares by the Selling Shareholders named in the section captioned “Selling Shareholders” located on page 42 of this prospectus; however, we could receive up to $3,997,500 from the exercise by the Selling Shareholders of all of the Class A and Class B Warrants at their current prices of $2.85 and $5.00, respectively.

Although we will not receive any proceeds from the sale of any Shares underlying the Convertible Notes, we have estimated the value of the maximum number of Shares underlying the Convertible Notes. As noted above, we have registered for public resale 1,170,000 Shares underlying the Convertible Notes. The average of the high and low prices of our Shares on January 25, 2008 was $2.41 per Share, so the value of the Shares underlying the Convertible Notes on the same day was $2,819,700.

OFFERING SUMMARY

Shares Offered by the Selling Shareholders	A maximum of 2,388,750 Shares. All of the Shares are issuable upon conversion of the Convertible Notes and upon exercise of the Warrants in accordance with their respective terms. A description of the terms of the Convertible Notes and the Warrants is included in this prospectus under “Private Placement of Convertible Notes and Warrants” on page 29.

Shares Outstanding as of January 25, 2008	5,520,545 Shares.

Use of Proceeds	We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders but we may receive up to $3,997,500 from the exercise, if any, of Class A and Class B Warrants by the Selling Shareholders.*

Risk Factors	Any investment in our Shares, including the purchase of the Shares, involves a high degree of risk and could result in a loss of your entire investment. Before making any investment decision, you should carefully consider all of the information in this prospectus. In particular, you should evaluate the risk factors described under the caption “Risk Factors” beginning on page 7 of this prospectus.

NASDAQ Capital Market Symbol	CBTE

*	Assumes the exercise of all of the Class A and Class B Warrants at their current exercise prices of $2.85 and $5.00, respectively.

Summary Financial Information

In the table below, we provide you with summary financial data for our company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Nine Months Ended	Years Ended December 31,
	September 30, 2007	2006	2005
Operational Data
Revenues	$7,776,853	$6,532,482	$7,802,891
Net Income (loss)	(1,934,384)	(1,152,649)	79,123
Net income (loss) per common share basic and diluted after extraordinary gain	(0.37)	(0.35)	0.02
Weighted average common shares outstanding	5,228,161	3,281,360	3,229,243

Balance Sheet Data:
Total Current Assets	$4,583,079	$2,297,861	$4,276,348
Total Assets	$18,622,676	$9,501,958	$11,143,632
Total Current Liabilities	$5,652,723	$586,967	$1,120,522
Total Liabilities	$9,798,201	$4,373,036	$5,127,032
Total Stockholders’ equity	$8,824,475	$5,128,922	$6,016,600

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face, but represent the material risks to our business. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment. You should carefully consider these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section “Where You Can Find Additional Information” located on page 46 of this prospectus before you decide to purchase any of our Ordinary Shares, including the Shares offered by the Selling Shareholders.

Risks Related to our Business and Industry

Our operating results depend on a number of factors that are outside our control.

Our revenues come from the provision of analytical services to the pharmaceutical, biotechnology and related industries. Our company has experienced and may continue to experience significant quarterly fluctuations in revenues due to variations in contract status with several large customers. In addition, many of our other customer projects are individual orders for specific projects. Repeat business from customers depends heavily on customer satisfaction with the services we provide, and upon factors beyond our control, such as the timing of product development and our customers’ commercialization programs. We are unable to predict for more than a few months in advance the number and size of future projects in any given period. Thus, the timing of significant projects could significantly affect our financial results in any given period. The combined impact of several large contracts and the unpredictable project fluctuations from other customers can result in very large fluctuations in financial performance from quarter to quarter or year to year. In addition, many of our large competitors may internalize their biotechnology research services. If this occurs, our company’s future customers may be smaller companies without captive research capabilities. See “Management’s Discussion and Analysis of Financial Condition and Result of Operations.”

We are highly dependent on our key personnel.

We are highly dependent on our senior management and scientific staff, and the loss of their services would adversely affect our company. In addition, we must hire and retain a number of additional highly qualified and experienced management and scientific personnel, consultants and advisors. Our ability to attract and retain qualified personnel is critical to our continued success. Our company faces intense competition from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that we will be able to attract and retain such individuals on acceptable terms or at all, and the failure to do so would have a material adverse effect on us. See “Our Business — Employees.”

We face intense competition in our industry.

Our company encounters, and expects to continue to encounter, intense competition in the development and sale of our current and future services. Many of our competitors and potential competitors have substantially larger laboratory facilities, marketing capabilities and staff than we have. In order to remain competitive, our company will need to make new analytical technologies available to our customers as these technologies become available in our rapidly changing, technology driven business. We may need to expend substantial future capital to acquire these technologies. See “Our Business — Competition.”

Our use of hazardous materials could result in liability for our company.

Our operations involve the controlled use of hazardous materials, chemicals, recombinant biological molecules, biohazards (infectious agents) and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by applicable regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, our company could be held liable for any damages that result and any such liability could exceed our resources. See “Our Business — Government Regulation.”

Our company faces a number of risks related to our proprietary technologies.

Our company is conducting initial research into several new potential technologies which may result in new pharmaceutical products, the intellectual property rights to which we would control. These technologies are in very early stages of development and are highly speculative due to the substantial risks and considerable uncertainties associated with their development, which include but are not limited to the following:

•

Commercial Viability. The development of our technologies may not yield effective or useful products, resulting in the products having little commercial value. Other companies having substantially greater research, development and marketing resources may develop competing products which would keep our products from gaining acceptance in the marketplace.

•

Uncertainty of Intellectual Property Rights. We must secure and defend patent and other intellectual property rights to the technologies, and avoid infringing the intellectual property rights of third parties. The patent positions of biotechnology companies are uncertain and involve complex legal and factual questions. We cannot assure that our intellectual property rights will be protected or that any protection afforded by patents or otherwise will be sufficient to protect the commercial value of our technologies. In addition, any patent rights issued to our company may be challenged, invalidated, infringed or circumvented.

•

Extensive Government Regulation. Commercialization of any products resulting from our research generally requires government approvals and is subject to extensive government regulation. In the case of human pharmaceutical products, the approval of the United States Food and Drug Administration requires extensive pre-clinical and clinical trials involving considerable costs and uncertainties. If we fail to receive government approvals, we may be unable to commercialize products based on our research and development programs.

•

Dependence on Third Parties. Because we do not have and do not anticipate having the resources necessary to develop products beyond the initial research stage, we anticipate licensing any valuable technologies resulting from our research to third parties for development into commercial products. As a result, we will surrender control over the development and marketing processes and will be dependent on the efforts and resources of third parties.

We cannot assure that our proprietary research programs will result in any commercial products, and prospective investors considering an investment in our common stock are discouraged from attributing significant value to our proprietary research programs. See “Our Business — Intellectual Property” and “ – U.S. Government Regulation.”

We may need to raise additional capital to reach our goals.

If we are not able to generate sufficient cash for ongoing operations, we will need to raise additional funds through public or private sale of our equity or debt securities or from other sources to build our core business and to maintain compliance with NASDAQ listing requirements.

We cannot assure you that additional funds will be available if and when we need them, or that if funds are available, they will be on terms favorable to us and our shareholders.

If we are unable to obtain sufficient funds or if adequate funds are not available on terms acceptable to us, we may be unable to meet our business objectives. A lack of sufficient funds could also prevent us from taking advantage of important opportunities or being able to respond to competitive conditions. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Our need to raise additional funds could also directly and adversely affect your investment in our common stock in another way.

When a company raises funds by issuing shares of stock, the percentage ownership of the existing shareholders of that company is reduced or diluted. If we raise funds in the future by issuing additional shares of common stock or securities convertible or exchangeable into shares of common stock, you may experience significant dilution in the value of your shares.

We have incurred losses and anticipate future losses.

We have incurred significant losses since our inception in 1997, including net losses of $367,549 in 2004, $1,152,649 in 2006 and $1,934,384 in 2007 (through September 30, 2007). As of September 30, 2007, we had an accumulated deficit of $12,319,972 and shareholders’ equity of $8,824,475. While we expect to eliminate losses from operations in the upcoming fiscal quarters, we cannot assure that we will ever operate profitably on a consistent basis.

We might not be able to use net operating loss carryforwards.

As of September 30, 2007, we had net operating loss carryforwards for federal income tax purposes of approximately $12,319,972, which will expire at various dates through 2022. Our ability to use these net operating loss and credit carryforwards to offset future tax obligations, if any, may be limited by changes in our ownership. Any limitation on the use of net operating loss carryforwards, to the extent it increases the amount of federal income tax that we must actually pay, may have an adverse impact on our financial condition.

We expect that our quarterly results of operations will continue to fluctuate, and this fluctuation could cause our stock price to decline, causing investor losses.

We make money by providing analytical services to the pharmaceutical, biotechnology and related industries. Our revenues continue to change because of changes in the status of contracts with several large customers, including the federal government. In addition, many of our other customer projects are individual orders for specific projects. Obtaining additional work is highly dependent upon customer satisfaction with our services and upon other things beyond our control, such as the timing of product development and commercialization programs of our customers. As we cannot predict for more than a few months in advance the number and size of future projects, the timing of significant projects could have a major influence on financial results in any given period. The combined impact of several large contracts and the unpredictable project fluctuations from other customers can result in very large changes in financial performance from quarter to quarter or year to year.

Non-compliance with debt covenants could negatively impact our financial condition.

Our mortgage obligation includes certain restrictive covenants, which require us to maintain minimum levels of the current ratio, debt to net worth and cash flow ratios. At June 30, 2007, we were in violation of these covenants; however, we received a waiver, through December 31, 2007, of these covenants by the bank. However, there is no guarantee that we will be able maintain compliance in the future or, if not in compliance; obtain additional waivers from the bank.

We face risks associated with international operations.

We generate approximately half of our revenues by international operations. If we do not adequately anticipate and respond to risks associated with international operations, it could have a material adverse effect on our operating results and stock price.

Our consolidated financial statements are prepared in U.S. Dollars, while the operations of our foreign subsidiaries are conducted in their respective local currencies. Consequently, changes in exchange rates can unpredictably and adversely affect our consolidated operating results, and could result in exchange losses. We do not hedge against the risks associated with fluctuations in exchange rates. Even if we were to use hedging techniques in the future, we might not be able to eliminate or reduce the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

Additionally, our financial results may be adversely affected by other international risks, such as:

•	International political and economic conditions;

•	Changes in government regulation in foreign countries;

•	Trade barriers;

•	Difficulties in managing foreign operations; and

•	Costs associated with expansion into new territories.

We expect that international revenues will continue to be a significant portion of total consolidated revenues. A lack of anticipation and response to risks associated with international operations could have a material adverse impact on our operating results and stock price.

Recently acquired subsidiaries may not perform as expected.

During 2007, we acquired two foreign subsidiaries. These subsidiaries currently account for approximately half of our consolidated revenues. These subsidiaries may not provide the revenue growth or earnings anticipated by management, resulting in a material adverse effect on results of operations.

Acquisitions may have adverse consequences for our business.

During 2007, we acquired two foreign subsidiaries. These acquisitions and acquisitions that we may complete in the future could result in the following, any of which could have a material adverse effect on results of operations or our stock price:

•	Issuance of equity securities that would dilute the percentage ownership of current stockholders;

•	Large one-time write offs or a series of operation losses;

•	The incurrence of debt and contingent liabilities;

•	Difficulties in the assimilation and integration of the acquired companies;

•	Diversion of management’s attention from other business concerns;

•	Contractual disputes;

•	Risks of entering geographical and business markets in which we have no experience or only limited prior experience; and

•	Potential loss of key employees of acquired companies.

We may be subject to potential undisclosed liabilities or other liabilities associated with acquisitions.

We conduct due diligence in connection with each of our acquisitions. In connection with any of our acquisitions, we may fail to discover or improperly assess liabilities in our due diligence efforts. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, or failed to fulfill their contractual obligations to the U.S. federal government or other customers, we, as the successor owner, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected. The discovery of any material liabilities associated with our acquisitions could harm our operating results.

Risks Related to the Offering of Securities Pursuant to this Prospectus

Our company does not have any present intention to pay dividends.

We do not intend to pay any cash dividends in the foreseeable future and intend instead to retain our earnings, if any, for the operation of our business. See “Dividend Policy.”

Our corporate documents contain anti-takeover provisions.

Our Amended and Restated Articles of Incorporation (“Articles”) and Amended and Restated Bylaws (“Bylaws”) provide for a classified Board of Directors, the removal of Directors only with cause, advance notice requirements for director nominations and actions to be taken at annual meetings of our shareholders and a requirement that affiliated transactions be approved by at least two-thirds of the outstanding shares of each voting group. Our company is subject to certain provisions of the Virginia Stock Corporation Act (the “Virginia Act”) which, in general, (i) prevent an Interested Shareholder (defined generally as a person owning more than 10% of any class of our company’s voting securities) from engaging in an “Affiliated Transaction” (as defined herein) with our company unless certain conditions are met and (ii) deny voting rights to shares acquired by a person in a Control Share Acquisition (defined generally as an acquisition resulting in voting power which exceeds one-fifth, one-third or a majority) unless such rights are granted by our shareholders, and permit our company, under certain circumstances, to redeem the shares so acquired.

Such provisions could impede any merger, consolidation, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company. In addition, certain provisions of our employee benefit plans, employment agreements and severance agreements may also render any such business combination more costly and therefore less probable. See “Description of Capital Stock — Certain Provisions of Our Articles of Incorporation and Bylaws,” “ — Certain Corporate Governance Provisions of the Virginia Act,” “ — Effect of Certain Provisions Upon an Attempt to Acquire Control of our company,” and “ — Change in Control Protections.”

Virginia law may limit our officers’ and directors liabilities.

Pursuant to our Articles, as authorized under applicable Virginia law, our directors are not liable for monetary damages for breaches of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Virginia law or for any transaction in which the director has derived an improper personal benefit. In addition, our Articles provide that we must indemnify our officers and directors to the fullest extent permitted by Virginia law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of our company. See “Management — Indemnification of Directors and Executive Officers and Limitations of Liability.”

Future sales of our Shares may depress our stock price.

The market price of our Shares could decline as a result of sales of substantial amounts of our Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of Shares.

We have experienced dramatic shifts in the trading volume of our common stock and you may not be able to sell the securities at all or when you want to do so.

Our common stock is currently quoted on the NASDAQ Capital Market. The trading volume of our common stock has shifted dramatically over short time periods during the last few years. Over the past three years, the daily trading volume for our common stock was as low as no shares per day and as high as 13,129,300 per day, as reported by NASDAQ. Because of the shifting trading volume, you may be unable to sell our common stock when you want to do so if the trading market for our common stock is limited at the time of your proposed sale.

Our stock price might be volatile and you might not be able to resell your securities at or above the price you have paid.

If you purchase our common stock, you might not be able to resell the shares at or above the price you have paid. The market price of our common stock might fluctuate significantly in response to many factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our annual or quarterly results of operations;

•	variations in our operating results, which could cause us to fail to meet investors’ expectations;

•	announcements by our competitors of significant contracts, strategic partnerships, joint ventures or capital commitments;

•	conditions and trends in the biotechnology industry;

•	general market, economic, industry and political conditions;

•	additions or departures of key personnel;

•	stock market price and volume fluctuations attributable to inconsistent trading levels; and

•	future sales of equity or debt securities, including sales that dilute existing investors.

In addition, the stock market has experienced extreme volatility that often has been unrelated to the performance of its listed companies. Moreover, on occasion, only a limited number of our shares are traded each day, which could increase the volatility of the price of our stock. These market fluctuations might cause our stock price to fall regardless of our performance. In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were involved in securities class action litigation, it could result in substantial costs and a diversion of our attention and have a material adverse effect on our business.

We are not providing any legal or tax advice with respect to the tax consequences regarding the securities.

An investment in the securities may involve certain material federal and state tax consequences. Prospective investors should not rely on this prospectus or any of the exhibits to this prospectus for legal, tax or business advice. Prospective investors should consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the securities offered in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements regarding, among other things, our financial condition, results of operations, plans, objectives, future performance and business. All statements contained or incorporated by reference in this prospectus other than historical information are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could” and similar expressions. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future software products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;

•	statements regarding the capabilities and capacities of our business operations;

•	statements of expected future economic performance; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss many of these risks under the heading “Risk Factors” beginning on page 7 of this prospectus. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

The Selling Shareholders are selling all of the Shares covered by this prospectus for their own accounts. We will not receive any proceeds from the sale of the Shares. We are registering the offer and sale of the Shares to satisfy registration rights we have granted in the private placement described above on page 4 under the caption “Prospectus Summary”. We may, however, receive up to $3,997,500 from the exercise, if any, of the Class A and Class B Warrants by the Selling Shareholders at their current exercise prices of $2.85 and $5.00, respectively.

DETERMINATION OF OFFERING PRICE

Each Selling Shareholder may use this prospectus from time to time to sell its Shares at a price determined by such Selling Shareholder. The price at which the Shares are sold may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed for trading on the NASDAQ Capital Market under the ticker symbol “CBTE.” As of January 25, 2008, we had approximately 36 registered shareholders.

The price of our common stock will likely fluctuate in the future. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and efficiency of our proposed products and services or our competitors’ products and services;

•	Announcements of innovations or new products or services by us or our competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of our company; and

•	General economic and other national conditions.

The following table summarizes the high and low sales prices of our common stock as reported by the NASDAQ Capital Market for the periods noted below. The closing sales price of our common stock on January 25, 2008 was $2.59, as reported on the NASDAQ Capital Market.

	High	Low
First Quarter 2006	$5.23	$3.48
Second Quarter 2006	$3.65	$2.45
Third Quarter 2006	$3.26	$2.04
Fourth Quarter 2006	$5.00	$1.81
First Quarter 2007	$2.45	$1.81
Second Quarter 2007	$3.99	$1.90
Third Quarter 2007	$3.86	$2.35
Fourth Quarter 2007	$3.70	$2.11
January 2008 (through January 25)	$3.15	$2.20

OUR BUSINESS

We are a specialized life sciences outsourcing business that offers cutting-edge expertise and a complete array of discovery chemistry and biology products and services through our subsidiary companies: CBI Services, FIL, Mimotopes and Exelgen (formerly Tripos Discover Research Ltd).

The market for drug discovery outsourcing was $4.1 billion in 2005 and is expected to grow at 20% annually to reach $7.2 billion in 2009 (Kalorama, 2006). We believe we are well positioned to compete in this growing market with our experienced and business-focused management team, over 100 highly trained scientific staff located in three laboratories in Richmond, Melbourne (Australia) and Bude (UK) and our sales offices located in the USA, UK, and Asia/Pacific.

We aim to build a leading global contract drug-discovery solutions business by pursuing a number of strategic initiatives aimed at increasing revenues, increasing margins, managing costs and most importantly, increasing market awareness and market value. Specifically, we intend to achieve these objectives by:

•	nurturing a collaborative sales culture focusing on preferred supplier agreements and partnerships;

•	targeting large contracts;

•	building leading positions in selected growth markets;

•	providing centralized support to enable business unit pursuit of growth; and

•	acquiring additional cash-generating Biology and Chemistry Service businesses.

Business Units

Revenues from all four of our business units are derived principally from providing macromolecular synthetic and analytical services to researchers in the biotechnology industry or to researchers who are engaged in life sciences research in government or academic labs throughout the world. This arrangement distinguishes our company from many other biotechnology companies in that revenues are derived from services rather than from the successful commercialization of a new biotechnology product. Mimotopes, Exelgen, CBI Services and FIL have all developed a strong reputation as leading providers in their respective markets. Their operations, areas of expertise and value propositions are outlined below:

CBI Services (Richmond, Virginia)

CBI Services provides a wide array of life-science solutions in the areas of bio-defense, laboratory support and contract research. CBI Services has broad expertise in the most current analytical chemistries, microbiology applications and molecular biology technologies and has a reputation as a provider of novel and imaginative research and development solutions. CBI Services offers all services under the FDA’s Good Laboratory Practices (“GLP”) Guidelines as codified in 21 CFR 58. Selected Services are also offered under the FDA’s Good Manufacturing Practices (“GMP”) and Good Clinical Practices (“cCMP”) guidelines. The Quality Assurance office manages all regulated services.

FIL (Richmond, Virginia)

FIL has been at the forefront of DNA technology of profiling for identity since it opened its doors in 1990. FIL’s rigorous standards are designed to provide the sort of credible evidence that clients demand. Such evidence affects decisions regarding criminal trials, paternity, immigration, estate settlement, adoption, and other issues of identity. FIL provides Forensics, Paternity and CODlS services to government and private concerns. FIL is accredited by the American Association of Blood Banks, the National Forensic Science Technology Center, the State of New York and CLIA. Its Directors have extensive laboratory and courtroom experience.

Mimotopes (Melbourne, Australia)

Mimotopes is an industry leader with over 16 years experience in the development, synthesis and distribution of research grade peptides for the drug discovery industry. Mimotopes’ patented synthesis technologies, state-of-the-art facilities and highly educated and experienced staff make it one of the leading research grade peptide synthesis companies in the world. Mimotopes’ products and services are delivered to both commercial clients and to discovery and alliance partners. In 2006 and 2007, Mimotopes developed significant partnerships with peptide partner company PepScan and global key life science companies Genzyme Pharmaceuticals and Invitrogen. Mimotopes’ partnership with Genzyme Pharmaceuticals, a leading manufacturer of clinical-grade peptides, has created a brand that provides a total suite of peptide products and act as an integrated ‘one-stop-shop’ for peptide customers.

Exelgen (Bude, United Kingdom)

Exelgen (formerly Tripos Discovery Research Ltd), based in Bude, Cornwall, UK, is a leading, knowledge-driven, drug discovery services business that provides pharmaceutical and biotechnology companies with novel approaches to drug discovery. Applying proprietary computational design and therapeutic medicinal chemistry tools and expertise, Exelgen believes that it is able to reduce drug discovery timelines by up to 30%. Since 1997, Exelgen has been offering compound libraries under the LeadQuest® brand, screening libraries under the LeadScreen® brand and custom de novo compound libraries under the LeadSelect® brand.

Target Markets

Each of our subsidiary business units has its own distinct capabilities and market focus, although significant overlap exists between the customer bases. The markets served by each of the business units are shown below:

Business Unit	Market Segments Served	Applications
CBI Services	Government Biotechnology companies Pharmaceutical companies	Basic research Process research Immunology and vaccine development Drug development
Fairfax Identity Labs	Private individuals Medical community Legal community	Paternity and relationship testing Immigration testing Forensic DNA analysis
Mimotopes	Government Universities Biotechnology companies Pharmaceutical companies	Immunology and vaccine development Drug target screening Drug development
Exelgen	Biotechnology companies Pharmaceutical companies	Drug design Drug target screening Drug development

CBI Services, Exelgen and Mimotopes all cater to the outsourcing requirements of pharmaceutical and biotechnology companies for reagents (such as peptides, proteins and small molecules) as well as drug research and development. The adoption of outsourcing by the pharmaceutical and biotechnology industries is driven by three major factors:

(1) Speed. Faster discovery results accelerate the time to fail or advance a drug through the development pipeline. Eliminating bad leads early or shaving weeks or months from the time it takes to get a drug to market can mean millions of dollars in cost savings and added revenues.

(2) Quality. All the advantages of an accelerated drug discovery program can be jeopardized if the results do not meet the strict quality standards of the pharmaceutical industry. High quality results depend on quality control, quality equipment and quality people.

(3) Cost. Speed and Quality are necessary but insufficient conditions for success. The economic scarcity problem of unlimited wants and needs and limited resources applies to drug discovery outsourcing as well. The more suppliers can offer for less, the more successful they will be.

Market growth is spurring investment in Contract Research Organizations and attracting new providers to the market, many from low cost territories such as Asia. We believe our company is well positioned to compete in this growing market with over 100 highly trained staff located in three world-class laboratories based in Richmond (Virginia), Melbourne (Australia) and Bude (UK). The time difference between the sites means that we operate virtually around the clock across our three primary research sites. Strong links to preferred suppliers in Asia also means that our customers can access the best mix of fast, secure, high quality, and innovative research services at globally competitive prices.

Market Dynamics

Pharmaceutical companies have been struggling for some time to maintain the growth expected of them by the market. The primary reason for this is the increasing difficulty in discovering new drugs, in particular blockbusters (drugs with greater than $1 billion in sales). This led to a consolidation of the industry in the 1990s and the formation of the new “big Pharmas”. However, these mergers were largely unsuccessful because they failed to address the real problem, the falling rate at which candidate compounds were entering the development pipeline as commercial drugs. With a combination of increasing regulatory requirements and a more competitive marketplace, it takes an increasing number of high quality candidate compounds to produce the same number of successful drugs.

Pharmaceutical companies, and in particular big Pharmas, have realized that they cannot generate the large number of necessary candidate compounds in-house, and this has led to a trend for these companies to outsource large amounts of their drug discovery research. A market intelligence report by Kalorama Information (2006) indicates that outsourcing was worth $4.1 billion in 2005, and is projected to grow at a rate of 20% annually to reach $7.2 billion in 2009. The report also states that recent improvements in biology have made chemistry the major bottleneck in the product pipeline. Chemistry and optimization (key areas of expertise for Exelgen) now make up 44% and 19% of outsourcing respectively. It has been estimated that an additional 30,000 chemists will be required worldwide by 2010 and that medicinal and process chemists will be the specialties in highest demand.

Although the dollar value of the drug discovery outsourcing market is huge, it is comprised of a relatively small number of mature customers. The vast majority of this market lies in the U.S., Western Europe and Japan. It is a very sophisticated market consisting of large multinational pharmaceutical companies, small pharmaceutical companies, generic manufacturers and drug discovery companies.

The most attractive global customers are the big Pharmas, including Pfizer, GSK, Merck, AstraZeneca, Novartis, Eli Lilly and Bristol-Myers Squibb. They are active companies and have the capacity to offer large contracts. Many have centralized outsourcing departments that match the specific needs of a particular project to contractors with specific expertise in that area. They are very experienced at outsourcing and have the resources to overcome barriers such as distance, due diligence inspections, and technology transfer issues which may deter some smaller companies from outsourcing to overseas contractors. Small drug discovery companies are also an attractive opportunity but the low profile of many of these companies, coupled with their limited resources and experience in outsourcing, make marketing to them more difficult. The Kalorama Information report indicates that suppliers of synthetic services to the pharmaceutical industry are numerous but small, and mainly based in the USA or Europe. The largest supplier, Albany Molecular, has only a 6% market share.

During the course of 2007, Commonwealth Biotechnologies Inc significantly enhanced its R&D outsourcing capabilities through the acquisition of Mimotopes and Exelgen. Although there is increasing competition from low-cost providers in China and India, recent concerns over production standards and quality in some low-cost territories has led to a flight to quality providers. We believe we have a strong reputation for price competitive and high quality service and product delivery, which positions us well to grow business in high value niches in the pharmaceutical outsourcing market because of our unique combination of proprietary informatics systems and contract chemistry and biology services. Our “one stop shop” model is already attracting new customers and winning a broader range of business from existing customers.

Growth Strategy

During the course of 2007, our company acquired UK-based medicinal chemistry company Exelgen and Australian-based peptide chemistry company Mimotopes, transforming our company into a full-service pre-clinical drug discovery services provider with a global base of operations and clients. We believe our company is now well positioned for continued strong growth with a record number and value of new contracts, a growing market for high-quality R&D outsourcing and a dynamic and commercially driven management team.

With a focus on both revenue and cost synergies, integration of Mimotopes and Exelgen into our company in 2007 resulted in new contract signings. We aim to build on these successes to become a leading global contract drug-discovery solutions business. We will pursue a number of strategic initiatives aimed at increasing revenues, increasing margins, managing costs and increasing market awareness and value. These include:

•	Continued commitment to existing customers – a focus on existing customers and commitment to product quality has delivered strong sales growth and customer loyalty;

•	Expansion of customer base – through aggressive marketing and promotion;

•	Expansion into new geographies – through an expanded sales team and strategic partnering initiatives;

•

Cross functional sales team – we have appointed a Vice President, Business Development and Marketing who has re-organized the existing sales staff and has developed a marketing strategy focused on winning high-value contracts and building leading positions in selected growth markets;

•	New product development – we believe our technical expertise and the scalability of its operations enables quick response to customer demand for new products;

•	Outsourcing raw materials – we are turning to low-cost territories such as China as a means to outsource selected raw ingredients. This provides the opportunity for significant margin enhancement; and

•	Developing capacity for an expanding market – we believe we are well positioned to take advantage of the expanding global market in R&D outsourcing.

We will also actively pursue opportunities to acquire or partner with complementary businesses in the drug discovery outsourcing industry. By actively pursuing such opportunities, we ultimately aim to provide clients with a seamless link between drug discovery to scale up, multi-kilogram synthesis and GMP manufacture, thus capturing more value down the supply chain and proving the market with a truly vertically integrated product offering.

Operations

Our company operates on a fee-for-service basis and has integrated a number of foundation technologies to provide a broad range of capabilities to customers who otherwise must go to several different sources for their needs. We believe our business units have a strong reputation for:

•	World-leading expertise in drug development and discovery;

•	An innovative and collaborative culture;

•	Providing seamless information flow at all stages of the process;

•	Providing customers with a shorter time to market; and

•	Total intellectual property security.

Across our company, our business units have technical capabilities and proprietary technology platforms that differentiate them from other providers. For example:

•	Mimotopes’ patented SynPhase Technology provides our company with a competitive advantage to rapidly, efficiently and cost-effectively produce large libraries of research grade peptides.

•	Exelgen’s proprietary computational design and therapeutic medicinal chemistry tools and expertise are able to significantly reduce clients’ drug discovery timelines.

•	FIL is accredited by all major U.S. authorities and provides highly accurate DNA identity information.

•

CBI Services’ state-of-the-art laboratories, biodefense facility, government security clearance and accreditations provide us with access to contracts not appropriate for most contract research organizations.

All of the our company’s business units operate under strict Standard Operating Protocols (“SOPs”) which detail the particular technologies used to complete the work in progress. SOPs are made available to the customer upon request. In addition, CBI Services and FIL have instituted rigorous GLP reporting requirements, and have put in place the necessary features to meet all aspects of GLP compliance. The Quality Assurance Unit has enabled CBI Services and FIL to take on projects with customers who require adherence to compliance reporting. Other accreditations achieved by CBI Services and FIL include:

•	ISO/IEC 17025:2005 and forensic requirements for accreditation FRA 1 and FRA 2;

•	Forensic Quality Services accreditation for DNA forensic and CODIS analyses;

•	American Association of Blood Banking accreditation for Paternity DNA identify testing, New York State Accreditation for forensic analyses;

•	An FBI-approved Laboratory Quality Assurance Program for microbial forensics;

•	College of American Pathologist approval for performance of molecular diagnostics;

•	Basic Sentinel Lab of the Laboratory Response Network of Bioterrorism;

•	Compliance with and certification by CLIA for analysis of human samples;

•	Select agent registration with the Centers of Disease Control (“CDC”) and USDA;

•	Continuous successful operation of a CDC accredited BSL3 laboratory since 1996;

•	Extensive experience in SOW tasks including GLP-rated vaccine development programs and testing for the Department of Defense;

•	NRC accreditation for use of radionuclides;

•	DEA approval for experimental use and storage of Schedule 1-6 controlled substances; and

•	EPA and Virginia DEQ compliance certifications.

Marketing

We believe our business units have excellent customer service reputations. Sales and business development staff employ their technical know-how by way of a consultative/collaborative selling strategy and routinely assist clients with the design of their projects and synthesis of their products. In 2007, our company boasted seven of the top ten global pharmaceutical companies as clients. The reorganization of our global Sales and Marketing team in 2007 created an integrated service offering that provides cross-selling opportunities across our business units for clients based anywhere in the world.

We have embarked on an expanded marketing effort under the direction of the newly appointed Vice President of Business Development and Marketing. This will involve an increase in trade show and industry-based partnering activities, improvements to the web sites, and an enhanced e-commerce focus. We currently have ten full time sales and business development professionals operating in the major world markets, North America, Europe and Asia. We have sales operations in San Francisco, Minneapolis, Raleigh-Durham, Melbourne (Australia) and Wirral (UK) with the corporate office in San Diego and a satellite office in St. Louis. The business units all have internal technical support professionals to provide technical quotes and field support. An improved Client Relationship Management system has recently been implemented which will facilitate accurate forecasting and help pinpoint strengths and weaknesses in our marketing efforts.

Intellectual Property

While each of our business units is primarily focused on fee-for-service offerings, various intellectual properties have developed that have resulted in U.S. and international patents. For example, CBI Services has patented a potential human pharmaceutical product, termed HepArrest®. HepArrest is meant as a hospital drug for use in reversing the anti-coagulant effects of heparin. We have licensed HepArrest to Prism Pharmaceuticals, King of Prussia, Pennsylvania, for pre-clinical studies, leading to an Investigational New Drug application. We have other intellectual properties in the form of issued and pending patents, many of which underpin the various technology platforms employed by our individual business units.

We believe we take appropriate steps to protect its intellectual property rights and those of our customers. Our practice is to require our employees and consultants to execute non-disclosure and proprietary rights agreements upon commencement of employment or consulting arrangements with our company. These agreements require that all proprietary information disclosed to the individual by our company or our customers remain confidential.

Employees

Worldwide, we employ 110 full-time staff in three facilities. We believe we have an entrepreneurial executive management team with a wealth of scientific and commercial experience in the biotechnology and life science industries.

U.S. Government Regulation

We believe that we are in compliance with existing federal, state and local laws and regulations and do not anticipate that continuing compliance will have any material effect upon our capital expenditures, earnings or competitive position. While we do not require government regulatory approvals to provide our current services, numerous federal, state, and local agencies, such as federal and state environmental agencies, working condition and other similar regulators, have jurisdiction to take actions that could have a material adverse effect upon our ability to do business. We have put in place numerous procedures and guidelines which allow us to meet accreditation requirements of federal, state, and industry specific regulatory groups. We anticipate that we will continue to implement and upgrade our compliance capabilities under the FDA’s GLP Guidelines as codified in 21 CFR 58. We anticipate that eventually more of our service offerings will meet the FDA’s GMP and cCMP guidelines.

DESCRIPTION OF PROPERTY

We currently operate in three facilities, located in Richmond, Virginia, Melbourne, Australia and Bude, England. Our headquarters are located in Richmond. We own our property in Richmond and Melbourne and lease our property in Bude. The addresses of our properties are set forth below:

Commonwealth Biotechnologies, Inc.

601 Biotech Drive

Richmond, Virginia 23235

Facility monthly payment: $34,724; note expires November 2009.

Mimotopes Pty Ltd

11 Duerdin Street

Clayton, Victoria 3168

Australia

Land rent: $7,730; we own the building.

Exelgen Discovery Research Centre

Bude-Stratton Business Park

Bude, Cornwall, EX23 8LY

England, United Kingdom

Rental term expires June 2029; monthly payments are $31,989.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Our core business consists of pre-clinical contract drug discovery services in the fields of medicinal chemistry, peptide chemistry, and biologics. We continue to execute our long-term strategy to develop and grow a fully-integrated drug discovery and development services business targeting the growing pharmaceutical outsourcing market. In line with this strategy, CBI acquired Mimotopes (Melbourne, Australia), in February 2007 and Exelgen (Bude, England), in June 2007. The “CBI Group of Companies” now includes CBI Services (Richmond, Virginia), FIL, a division of CBI Services, Mimotopes and Exelgen. Mimotopes and Exelgen are operated as wholly-owned subsidiaries of CBI. These acquisitions have continued to drive revenue growth and value for our company through the addition of a highly technical international sales and marketing team and by way of strategic partnerships and contracts with leading biotechnology and pharmaceutical companies, including Genzyme Pharmaceuticals, Invitrogen Corporation and Schering Plough. Our management expects the full synergies from these acquisitions to be realized in 2008.

Outside of organic revenue growth in our core focus areas, we continue to look at potential corporate acquisitions which are complimentary to existing platform technologies and within our corporate expertise. With regard to any new potential acquisition, we analyze its revenue and expense impact on our company, whether the potential acquisition poses significant growth potential for our company, whether it is accretive to our shareholders, and whether the new company can be readily managed while retaining key personnel. The end goal of the CBI Group of Companies is to create a fully integrated service provider for the biotech and pharmaceutical industries. With its increase in the global market, we plan to use the presence of the CBI Group of Companies in obtaining new contracts.

CBI Services (www.cbi-biotech.com)

CBI Services is a preferred provider of early development contract research solutions to customers in biotechnology companies, academic institutions, government agencies, and pharmaceutical companies. CBI Services offers broad ranging expertise, a collaborative culture, and a comprehensive array of current analytical and synthetic chemistries and biophysical analysis technologies, many of which are not available from other commercial sources. CBI Services is well recognized for expertise in molecular genetics, mass spectrometry, peptide synthesis, DNA sequence analysis, ELISA development, and reference lab work.

CBI Services facilitates strategic decisions for both short term and long term clients and has the experience and expertise usually found in much larger contract research organizations (“CROs”). CBI Services houses numerous specialty labs; including Biosafety level 3 labs for bacteriology and virology, calorimetry and mass spectrometry labs, cell culture and fermentation labs, high throughput DNA sequence labs, and peptide synthesis labs and restricted access labs for toxin analysis and controlled substances research. CBI Services prides itself on its fully integrated platform technologies, and offers both GLP and non-GLP rated services.

CBI Services maintains three principal focus areas for sustained revenue growth: (1) government contracts in bio-defense and vaccine development; (2) laboratory support services for on-going clinical trials; and (3) comprehensive contract projects in the private sector.

Commercial and government contracts are CBI Service’s most important sources of revenue and further, emphasize its creative solutions approach. CBI Services’ re-vamped web page and new marketing materials have helped to clarify its role in the drug development and production pipeline, resulting in new contract initiatives in the private sector. We generally recognize revenues as services are rendered or as products are delivered. In some instances, we recognize revenue with performance-based installments payable over the contract as milestones are achieved.

Growth Strategy. CBI Services responds to formal requests for proposals and quotes issued by government and state agencies, and by private sector companies. Signed contracts often extend over several quarters, if not years, of operation.

CBI Services obtains most of its projects through the internet and from word-of-mouth advertising. CBI Services is a well-recognized provider of bio-defense and vaccine development services and has developed a reputation for design and implementation of novel ELISA protocols for numerous different analytes. CBI Services often performs validation studies for assays it develops on behalf of its clients and then provides the laboratory support for clinical trial work. Management believes that CBI Services will show continued growth in these areas.

Expanded marketing initiatives target potential clients in the private sector. Email “blasts” which advertise particular technologies and expertise have attracted new customers, and the seasoned sales force which came to our company in the acquisition of Mimotopes is helping to increase CBI Services’ exposure in the biotech and pharma sectors. Revenues from private sector customers help balance revenues from the government sector, which vary depending on changes in national priorities. In the third quarter of 2007, CBI Services signed new contracts totaling approximately $2.5 million, and the valuation of all new contracts at CBI Services for 2007 through the third quarter is slightly more than $6.7 million.

Fairfax Identity Labs (www.fairfaxidlabs.com)

FIL, a division of CBI Services, offers comprehensive genetic identity testing, including paternity, forensic, and Convicted Offender DNA Index System (“CODIS”) analyses. Since 1990, FIL has been heavily involved in DNA profiling techniques and innovations, and has continued to meet and exceed all industry standards. FIL is accredited by the American Association of Blood Banks, the National Forensic Science and Technology Council, the New York State Department of Public Health, and is CLIA certified.

FIL’s customers for genetic identity testing are mostly in the private sector, but FIL is also the named service provider under many public sector contracts. FIL also does immigration paternity test analyses and is looking to expand this particular service with overseas consulates and immigration offices. With regard to forensic test analysis, most of FIL’s customers are state crime labs that recognize the high level of expertise and rapid turn-around time offered by FIL. FIL offers expert witness testimony and a full range of forensic DNA analyses.

Growth Strategy. FIL is recognized for its work in all aspects of DNA reference lab work. Over the last year, the marketing efforts of FIL have shifted from public sector genetic identity analysis to the higher margin areas of private sector identity testing, including immigration paternity testing. In forensics, FIL focused less on CODIS analyses than on performance of case work analyses for state and government crime labs. FIL’s sales efforts have resulted in a significant increase of 18% in private paternity revenue over last year with new VAR accounts added representing all of the increases in revenue. FIL saw an increase in expenses resulting from one-time costs associated with accreditation and validation of the Forensic Lab as well as costs associated with a kit conversion for paternity fast turnaround services.

Mimotopes Pty Ltd (www.mimotopes.com)

Mimotopes is an internationally-focused peptide and discovery chemistry company with headquarters in Melbourne, Australia. Formed in 1988, Mimotopes is an industry leader in the synthesis of research grade peptides. Mimotopes’ products include:

•	Custom Peptides. A wide range of peptide lengths, purities, quantities and modifications for biological research applications.

•	PepSets™ Peptide Libraries. Peptide libraries for various screening applications in Proteomics, Immunology and Drug Discovery.

•	SynPhase™ Lanterns. Modular solid phase substrates for organic synthesis, combinatorial chemistry, peptide chemistry, molecule scavenging and affinity applications.

In August 2007, Mimotopes entered into a licensing agreement with the Baker Heart Research Institute (BHRI) for jointly-developed drug candidates targeting pulmonary arterial hypertension. As part of the licensing agreement, Mimotopes has assigned the intellectual property for a library of compounds to BHRI in return for a future milestone and/or licensing fees received by BHRI. Mimotopes will also contribute its medicinal chemistry expertise on a fee-for-service basis to assist in the clinical development of these compounds.

Growth Strategy. Mimotopes is pursuing an aggressive growth strategy through concerted sales and marketing efforts and strategic alliances. Mimotopes is currently targeting several high-value peptide chemistry service contracts with both local and international customers in the Biotech and Pharmaceutical sectors. In the custom peptide market, Mimotopes is endeavoring to position itself as a premium provider that applies more rigorous analysis, provides a higher level of technical support and has the ability to synthesize a wider range of peptides than any other provider. Mimotopes intends to launch a budget peptide brand in early 2008 to target academic institutions and public research customers that make up the high-volume, low-cost segment of the custom peptide market. Mimotopes also intends to re-launch its SynPhase™ combinatorial chemistry platform.

Exelgen Limited (www.triposdiscoveryresearch.com and www.leadquest.com)

Exelgen is a leading drug discovery services business that serves pharmaceutical and biotechnology companies. Applying proprietary computational design, medicinal chemistry tools and expertise integrated with biological screening capabilities, Exelgen is able to reduce drug discovery timelines by up to 30%. Notably, Exelgen’s computational ChemSpace® technology seeks to increase laboratory productivity through the rapid identification of novel compounds with both biological utility and synthetic feasibility. Exelgen’s patented and proven LeadHopping® technology is routinely used to develop novel back-up series for clients’ lead compounds, overcome structural liabilities in known leads and patent busting. In addition to its drug discovery services business, since 1997, Exelgen has offered off-the-shelf general screening compound libraries under the LeadQuest® brand, pre-formatted screening libraries under the LeadScreen® brand, gene family targeted sets of compounds under the LeadTarget brand and custom de novo compound libraries under the LeadSelectTM brand.

Exelgen employs a total of 37 scientists in its state-of-the-art laboratories in Bude, UK and an office in St. Louis, MO, USA. Its principal contracts are in the private sector, with major pharmaceutical, mid-size pharmaceutical and emerging biotechnology companies who depend on directed high-thoughput synthesis and screening for potential new lead compounds followed by rapid lead optimization. The Exelgen acquisition provides our company strategic synergies in production and sales and is designed to accelerate our revenue and earnings growth.

Growth Strategy. Exelgen’s growth strategy focuses on two areas: expansion of its contract services and enhancement of its LeadQuest and LeadTarget compound sets. In the area of contract services, Exelgen is undertaking a marketing and re-branding campaign in the wake of CBI’s acquisition of Exelgen from its parent, Tripos, Inc. The target clients will be primarily major pharmaceutical firms, many of which are or have been clients of Exelgen. In addition to its customary service offerings of drug design and lead optimization, going forward Exelgen will also be offering a biological screening and testing service. Market analysis and discussion with Exelgen’s major client base have underscored that such a service is important in the drug discovery business. While the basic screening services will reside in the UK, they will be greatly enhanced by the availability of the extensive offerings of CBI Services and Mimotopes. The ability to offer the complete service package from design through biological testing will now represent a key differentiator for Exelgen in the marketplace.

The Exelgen LeadQuest compound library currently numbers approximately 75,000 unique molecular entities. These are offered for sale on a non-exclusive basis for testing in the purchaser’s specific discovery program. Over the next 12-18 months, Exelgen will be seeking to supplement the library on a rolling inventory basis. For the most part, the expansion will focus on targeted screening compounds (branded LeadTarget) that have provided the most significant return on investment from sales during 2007.

Results of Operations

Three Months Ended September 30, 2007 Compared with Three Months Ended September 30, 2006.

Revenues

Our company experienced fluctuations in all revenue categories. For reporting purposes we have included in the current quarter three months for Mimotopes and Exelgen. Since both operations were purchased in 2007, there is no comparison between 2007 and 2006 for these operations. Continuation of existing projects or engagement for future projects usually depends upon customers’ satisfaction with the scientific results provided in initial phases of the scientific program. Continuation of existing projects or engagement of future projects also often depends upon factors beyond our control, such as the timing of product development and commercialization programs of our customers. The combined impact of commencement and termination of research contracts from several large customers and unpredictable fluctuations in revenue for laboratory services can result in very large fluctuations in financial performance.

Total revenues increased by $1,519,269 or 104.2% from $1,457,619 during the third quarter of 2006 (the “2006 Quarter”) to $2,976,888 during third quarter of 2007 (the “2007 Quarter”). Total revenues associated with the acquired companies (Mimotopes and Exelgen) represented $1,678,819 of this increase.

Revenues realized from commercial contracts increased by $1,700,047 or 517.7%, from $328,361 during the 2006 Quarter to $2,028,408 during the 2007 Quarter. Revenues for CBI Services amounted to $404,812 in 2007 as compared to $328,361 in the 2006 quarter, an increase of $76,451 or 23.3%. We are continuing to focus our efforts in this area. Revenues for Mimotopes and Exelgen amounted to $773,039 and $850,557, respectively.

Revenues realized from various government contracts decreased by $156,437 or 23.5%, from $665,666 during the 2006 Quarter to $509,229 during the 2007 Quarter. The decrease in government contract activities was primarily due to budget revisions of existing proposals which have pushed back the start dates of new contract work and to re-allocation of existing budget funds away from bio-defense into other areas.

Genetic identity decreased by $36,394 or 9.9%, from $369,074 during the 2006 Quarter to $332,680 during the 2007 Quarter. This decrease is a result in the delay of existing contracts that were previously awarded during the beginning of the Quarter.

Clinical testing decreased by $39,235 or 45.1%, from $86,978 during the 2006 Quarter to $47,743 during the 2007 Quarter. This decrease is a result of a client’s downsizing of forensic contract work and the elimination of a one-time non-renewable project. In addition, one project that was expected to start in April began in September 2007.

Cost of Services

Cost of services consists primarily of materials, labor and overhead. The cost of services increased by $1,413,292 or 108.7%, from $1,300,169 during the 2006 Quarter to $2,713,461 during the 2007 Quarter. The cost of services as a percentage of revenue was 91.1% and 89.2% during the 2007 and 2006 quarters, respectively. CBI Services’ and FIL’s cost of services amounted to $1,097,877 in 2007 compared to $1,300,169 in 2006. In 2007 Mimotopes’ and Exelgen’s costs of services were $733,997 and $881,587, respectively.

Total direct labor increased by $491,602, or 117.1% from $419,759 during the 2006 Quarter to $911,361 during the 2007 Quarter. CBI Services’ and FIL’s direct labor amounted to $338,563 during the 2007 Quarter as compared to $419,759 during the 2006 Quarter. In 2007 Mimotopes’ and Exelgen’s direct labor costs were $216,932 and $355,866, respectively.

Total costs for direct materials increased by $330,827, or 127.9%, from $258,746 during the 2006 Quarter, to $589,573 during the 2007 Quarter. CBI Services’ and FIL’s direct materials amounted to $232,407 during the 2007 Quarter, as compared to $258,746 during the 2006 Quarter. In 2007 Mimotopes’ and Exelgen’s direct materials were $240,222 and $116,944, respectively.

Overhead cost consists of indirect labor, depreciation, freight charges, repairs and miscellaneous supplies not directly related to a particular project. Total overhead costs increased by $590,863 or 95.0%, from $621,664 during the 2006 Quarter to $1,212,527 during the 2007 Quarter. CBI Services’ and FIL’s overhead amounted to $526,907 during the 2007 Quarter as compared to $621,664 during the 2006 Quarter. In 2007 Mimotopes’ and Exelgen’s overhead costs were $276,843 and $408,777, respectively.

Research and Development

Research and Development costs are costs associated with the development of new products. Currently Exelgen is the only operation that records research and development. Costs for Exelgen’s 2007 Quarter amounted to $324,444.

Sales, General and Administrative

Sales, general and administrative expenses (“SGA”) consist primarily of compensation and related costs for administrative, marketing and sales personnel, facility expenditures, professional fees, consulting, taxes, and depreciation. Total SGA costs increased by $733,271, or 144.0%, from $509,365 during the 2006 Quarter to $1,242,636 during 2007 Quarter. As a percentage of revenue, these costs were 41.7% and 34.9% during 2007 and 2006.

Total compensation and benefits increased by $541,941 or 412.0% from $131,549 during the 2006 Quarter to $673,490 during the 2007 Quarter. This increase is primarily attributable to the acquisition of Mimotopes and Exelgen and the addition of their support staff. This increase is also attributable to the accrual for the restricted stock compensation package for senior management as well as accrual for the issuance of incentive stock options that are now expensed by our company. Facility expenses increased by $54,832 or 299.9% from $18,283 during the 2006 Quarter to $73,115 during the 2007 Quarter. Additional costs in utilities, telephones, and internet services, contributed to this increase. Professional fees increased by $93,809 or 149.4% from $62,774 during the 2006 Quarter to $156,583 during the 2007 Quarter. This increase is primarily due to costs associated with the new requirements in fulfilling Sarbanes-Oxley obligations.

Marketing and selling costs increased by $158,186 or 92.9% from $170,132 during the 2006 Quarter to $328,498 during the 2007 Quarter. This increase is a direct result of adding the Mimotopes sales force. Sales costs during the 2007 Quarter were $320,290; there were no expenses for sales in 2006.

Other Income (Expenses)

Interest income decreased by $11,381 or 36.1% from $31,489 during the 2006 Quarter to $20,108 during the 2007 Quarter.

During the 2007 Quarter, our company also incurred expenses including interest paid for our mortgage from the refinancing of our facility and unrealized and realized exchange gains or losses. Interest expense increased by $254,318 or 340.0% from $74,789 during the 2006 Quarter to $329,107 during the 2007 Quarter. The 2007 Quarter amount includes interest expense paid by Exelgen in the amount of $200,131. Interest expense for CBI Services and FIL amounted to $128,976 during the 2007 Quarter as compared to $74,789 during the 2006 Quarter.

Results of Operations

Nine Months Ended September 30, 2007 Compared with Nine Months Ended September 30, 2006.

Revenues

As mentioned in the quarterly comparisons, our company experienced fluctuations in all revenue categories. Continuation of existing projects or engagement for future projects is usually dependent upon the customer’s satisfaction with the scientific results provided in initial phases of the scientific program. Continuation of existing projects or engagement of future projects also often depends upon factors beyond our control, such as the timing of product development and commercialization programs of our customers. The combined impact of commencement and termination of research contracts from several large customers and unpredictable fluctuations in revenue for laboratory services can result in very large fluctuations in financial performance.

Total revenues increased by $2,632,577 or 51.2% from $5,144,276 during the 2006 Period (the “2006 Period”) to $7,776,853 during the 2007 Period (the “2007 Period”). Total revenues associated with the acquired companies (Mimotopes and Exelgen) represented $3,760,057 of this increase.

Revenues realized from commercial contracts increased by $4,001,613 or 432.7%, from $924,794 during the 2006 Period to $4,926,407 during the 2007 Period. Revenues for CBI Services amounted to $1,384,232 in 2007 as compared to $924,794 in 2006, an increase of $459,438 or 49.7%. Revenues for Mimotopes and Exelgen amounted to $2,236,067 and $1,306,108, respectively.

Revenues realized from various government contracts decreased by $1,082,569 or 45.6%, from $2,374,718 during the 2006 Period to $1,292,149 during the 2007 Period. As mentioned in the third quarter comments, this decrease was primarily due to budget revisions of existing proposals which have pushed back the start dates of new contract work and to re-allocation of existing budget funds away from bio-defense into other areas.

Genetic identity decreased by $229,227 or 17.9%, from $1,280,499 during the 2006 Period to $1,051,272 during the 2007 Period. This decrease is a result in the delay of existing contracts that were previously awarded.

Clinical testing decreased by $270,890 or 50.6%, from $535,010 during the 2006 Period to $264,120 during the 2007 Period. As mentioned in the quarterly analysis, the decrease is a result of a client’s downsizing of forensic contract work and the elimination of a one-time non-renewable project. In addition, one project that was expected to start in April began in September 2007.

Cost of Services

Cost of services consists primarily of materials, labor and overhead. The cost of services increased by $2,490,136 or 60.7%, from $4,102,035 during the 2006 Period to $6,592,171 during the 2007 Period. The costs of services as a percentage of revenue were 84.8% and 79.7% during the 2007 and 2006 Periods, respectively. CBI Services’ and FIL’s cost of services amounted to $3,394,189 in 2007 compared to $4,102,035 in 2006. In 2007, Mimotopes’ and Exelgen’s costs of services were $1,911,679 and $1,286,303, respectively.

Total direct labor increased by $815,252, or 61.5% from $1,325,740 during the 2006 Period to $2,140,992 during the 2007 Period. CBI Services’ and FIL’s direct labor amounted to $1,045,042 during the 2007 Period as compared to $1,325,740 during the 2006 Period. This decrease for CBI Services and FIL is primarily due to the delay in some of the government projects that were suppose to begin in April 2007. In 2007 Mimotopes and Exelgen direct labor was $576,773 and $519,177, respectively.

Total costs for direct materials increased by $613,482, or 71.41%, from $859,223 during the 2006 Period, to $1,472,705 during the 2007 Period. CBI Services’ and FIL’s direct materials amounted to $701,128 during the 2007 Period as compared to $859,223 during the 2006 Period. This decrease for CBI Services and FIL is primarily due to the delay in some of the government projects that were expected to begin in April 2007. In 2007, Mimotopes’ and Exelgen’s direct materials costs were $598,023 and $173,554, respectively.

Overhead costs consist of indirect labor, depreciation, freight charges, repairs and miscellaneous supplies not directly related to a particular project. Total overhead costs increased by $1,061,402 or 55.4%, from $1,917,072 during the 2006 Period to $2,978,474 during the 2007 Period. CBI Services’ and FIL’s overhead amounted to $1,648,019 during the 2007 Period as compared to $1,917,072 during the 2006 Period. This decrease is primarily due to the winding down of amortization costs associated with the acquisition of FIL. In 2007 Mimotopes’ and Exelgen’s overhead costs were $736,883 and $593,572, respectively.

Research and Development

Research and Development costs are costs associated with the development of new products. Currently Exelgen is the only operation that records research and development. Exelgen’s costs for the 2007 Period amounted to $483,179.

Sales, General and Administrative

Total SGA costs increased by $1,547,842, or 99.4%, from $1,556,998 during the 2006 Period to $3,104,840 during 2007 Period. As a percentage of revenue, these costs were 39.9% and 30.3% during 2007 and 2006, respectively.

Total compensation and benefits increased by $986,128 or 226.2% from $435,882 during the 2006 Period to $1,422,010 during the 2007 Period. This increase is primarily attributable to the acquisition of Mimotopes and Exelgen and the addition of their support staff. This increase is also attributable to the accrual for the restricted stock compensation package for senior management, as well as accrual for the issuance of incentive stock options that are now expensed by our company. Facility expenses increased by $97,568 or 174.5% from $55,913 during the 2006 Period to $153,481 during the 2007 Period. Additional costs in utilities, telephones and internet services contributed to this increase. Professional fees increased by $181,339 or 89.9% from $201,660 during the 2006 Period to $382,999 during the 2007 Period. This increase is primarily due to additional costs for compliance with the Sarbanes-Oxley Act, which is effective for the year ending December 31, 2007.

Marketing costs increased by $293,843 or 50.3% from $584,726 during the 2006 Period to $878,569 during the 2007 Period. In 2007 with the acquisition of Mimotopes and Exelgen, our company formed a sales department. Sales costs during the 2007 period were $737,889. There were no expenses for sales in 2006.

Other Income (Expenses)

Interest income during the 2007 Period compared to the 2006 Period decreased by $11,329 or 14.3% from $79,063 during the 2006 Period to $67,734 during the 2007 Period.

Other expenses increased by $362,621 or 161.4% from $224,675 during the 2006 Period to $587,296 during the 2007 Period. Expenses incurred by our company during the 2007 Period includes interest paid for our mortgage from the refinancing of our company’s facility as well as unrealized and realized exchange gains or losses. Interest expense increased by $91,657 or 128.8% from $224,675 during the 2006 Period to $516,332 during the 2007 Period. The 2007 Period amount includes interest expense paid by Exelgen in the amount to $236,971. Interest expenses for CBI Services CBI Services and FIL amounted to $279,361 during the 2007 Period and $224,675 during the 2006 Period.

Extraordinary Gain from the Purchase of Exelgen

The purchase price of Exelgen was $1,268,899 (including acquisition costs). Total assets acquired amounted to $7,450,991 and we assumed liabilities of $5,193,557 resulting in negative goodwill of $988,515 which is recorded as an extraordinary gain on the statement of operations.

Liquidity and Capital Resources

The 2007 period reflected cash used by operating activities of $2,032,557 as compared to cash provided by operations of $200,931 during the 2006 Period. This net decrease was primarily the result of the operating loss sustained during the period offset by increased accounts payable and other current liabilities of $1,692,409, depreciation and amortization of $726,807 and an increase in prepaid expenses and inventory of $775,062, which were partially offset by the extraordinary gain from the purchase of Exelgen in the amount of $988,515 and an increase in accounts receivable of $864,179. The 2007 Period reflected cash provided by investing activities of $2,668,817, as compared to cash used in investing activities of $230,005 during the 2006 Period. The increase reflects the net cash received in the acquisition of Mimotopes and Exelgen during the 2007 Period as well as additional capital expenditures for equipment purchased. The 2007 Period reflected net cash used in financing activities of $2,203,688 as compared to $152,208 during the 2006 Period. This increase is a direct result of additional payment for leased equipment from Exelgen, an increase in restricted cash for escrows for the corporate facility.Net working capital as of September 30, 2007 and December 31, 2006 was $695,657 and $2,210,894 respectively.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005.

Revenues

Gross revenues decreased by $1,270,409 or 16.3% from $7,802,891 during the year ended December 31, 2005 (“2005”) to $6,532,482 during the year ended December 31 2006 (“2006”).

We experience fluctuations in all revenue categories. Continuation of existing projects or engagement for future projects usually depends upon customer satisfaction with the scientific results provided in initial phases of the scientific program. Continuation of existing projects or engagement of future projects also often depends upon factors beyond our control, such as the timing of product development and commercialization programs of our customers. We are unable to predict for more than a few months in advance the volume and dollar amount of future projects. The combined impact of commencement and termination of research contracts from several large customers and unpredictable fluctuations in revenue for laboratory services can result in very large fluctuations in financial performance.

Revenues realized from various government contracts decreased by $1,191,841 or 28.2%, from $4,223,554 during 2005 to $3,031,713 during 2006. The decrease in government contract activities was primarily due to budget reversions which have pushed back the start dates of new contract work and to re-allocation of existing budget funds away from bio-defense into other areas.

Revenues realized from genetic identity decreased by $425,961 or 21.6%, from $1,968,090 during 2005 to $1,542,129 during 2006. This decrease is a result of a client’s downsizing of its forensic contract work.

Revenues realized from various commercial contracts increased by $283,245 or 47.8%, from $593,053 during 2005 to $876,298 during 2006. This increase is primarily due to (1) additional work from existing clients and (2) the addition of fifteen new clients that contributed approximately $238,000.

Revenues realized from various clinical services increased by $252,007 or 76.8%, from $328,272 during 2005 to $580,279 during 2006. This increase was primarily due to the ramp-up of clinical testing for one of our principal clients. Unfortunately, in the second quarter of 2006 we were notified by one of our principal clients that two of their on-going clinical trials for which we provide the laboratory support activities were put on clinical hold pending issues to be resolved with the FDA. One of the trials re-commenced in December 2006, but the second has been terminated.

Revenues realized from lab services decreased by $158,775 or 25.5%, from $623,473 during 2005 to $464,698 during 2006. This decrease is primarily due to the decrease in one-time piece work received from our clients.

Cost of Services

Cost of services consists primarily of materials, labor, subcontractor costs and overhead. The cost of services decreased by $122,632 or 0.02%, from $5,561,338 during 2005 to $5,438,706 during 2006. The cost of services as a percentage of revenue was 83.3% and 71.3% during 2006 and 2005, respectively.

Direct labor costs decreased by $114,142, or 6.1%, from $1,868,806 during 2005 to $1,754,664 during 2006. This decrease is primarily due to a decrease in work load during the period. The difference in labor is reflected in the overhead. The cost of direct labor as a percentage of revenue was 26.9% and 23.9% during 2006 and 2005, respectively.

The costs for direct materials decreased by $168,097, or 13.0%, from $1,292,943 during 2005, to $1,124,846 during 2006. Reduction in materials costs resulted from the decrease in revenues in 2006. This decrease is the direct result of negotiations with one of our major suppliers to establish an inventory system, thus reducing excess costs in the ordering of reagents and materials. The costs of direct materials as a percentage of revenue were 17.2% and 16.6% during 2006 and 2005, respectively.

Overhead cost consists of indirect labor, amortization costs associated with the acquisition of FIL, depreciation, freight charges, repairs, travel and miscellaneous supplies not directly related to a particular project. Total overhead costs increased by $169,146 or 7.1%, from $2,390,050 during 2005 to $2,559,196 during 2006. Increases in overhead are due to additional costs in salaries and benefits charged to indirect labor and fringe benefits, recruitment fees, subcontract costs, maintenance and repairs and waste disposal and equipment purchases not falling under our capitalization policy.

Sales, General and Administrative

Total SGA costs increased by $64,661 or 3.3%, from $1,988,515 during 2005 to $2,053,176 during 2006. As a percentage of revenue, these costs were 31.4% and 25.5% during 2006 and 2005, respectively.

Total compensation and benefits increased by $26,973 or 5.0% from $564,098 during 2005 to $537,125 during 2006. This increase is attributable to the accrual for the restricted stock compensation package for senior management as well as accrual for the issuance of incentive stock options which we now expense. Facilities expense increased by $19,438 or 25.4%, from $76,495 during 2005 to $95,933 during 2006. This increase is primarily due to across-the-board increases in all categories associated with the operations of the facility. Professional fees increased by $9,232, or 3.4%, from $268,475 during 2005 to $277,707 during 2006. This increase is due to expenditures associated with additional legal requirements under Sarbanes-Oxley. Additional costs were due to rate increases in our general liability insurance. Taxes increased by $7,449 or 8.6% from $86,235 during 2005 to $93,684 during 2005. This increase is primarily due to additional rate increases in real estate taxes. Office expenses decreased by $32,217 or 20.5%, from $157,420 during 2005 to $125,203 during 2006. This decrease is primarily due to limited travel and reduction of equipment purchased associated with our capitalization policy. Other costs decreased by $31,477, or 34.7% from $90,825 during 2005 to $59,348 during 2006 primarily due to a successful negotiation with our bank to limit the cost of its fees charged to us, and a one-time corporate donation for the relief efforts related to hurricane Katrina we made in 2005.

Marketing costs increased by $66,309 or 9.3%, from $716,347 during 2005 to $782,656 during 2006. With the exception of compensation expenses associated with the hiring of the new senior executive Vice President for Business Development, marketing costs remained relatively flat from the 2005 to 2006.

Other Income (Expenses)

Other income during the 2005 Period compared to the 2006 Period increased by $36,220 or 52.9% from $68,404 during 2005 to $104,624 during 2006. This increase represents interest earned from our investments.

Other expenses increased by $55,554 or 22.9% from $242,319 during 2005 to $297,873 during 2006. Other expenses include interest expense paid in 2006 for the refinancing of the facility.

Critical Accounting Policies

A summary of our critical accounting policies follows:

Estimates: The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of asset and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition: We recognize revenue upon the completion of laboratory service projects, or upon the delivery and acceptance of biologically relevant materials that have been synthesized in accordance with project terms. Laboratory service projects are generally administered under fee for service contracts. We recognize any revenues from research and development arrangements, including corporate contracts and research grants, pursuant to the terms of the related agreements as work is performed or scientific milestones, if any, are achieved. We record amounts received in advance of the performance of services or acceptance of a milestone as deferred revenue.

Accounts Receivable: Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Foreign Currency Translation. We report our consolidated financial statements in U.S. dollars. We translate assets and liabilities of foreign subsidiaries using rates of exchange as of the balance sheet date. We translate related revenues and expenses at average rates of exchange in effect during the period. We record cumulative translation adjustments as a separate component within other comprehensive income (loss) of stockholders’ equity. We include realized gains and losses from foreign currency translations in other income.

PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS

Background

On December 31, 2007, we entered into and closed the Subscription Agreement with the Selling Shareholders pursuant to which we issued and the Selling Shareholders purchased $1,950,000 of our Convertible Notes, 975,000 Class A Warrants and 243,750 Class B Warrants. The Class A and Class B Warrants were issued in proportion to the amount of Convertible Notes purchased by each Selling Shareholder.

Prior to the Private Placement, our 5,520,545 outstanding Shares were held as follows:

1. Selling Shareholders	0	Shares

2. Affiliates of the Registrant	2,453,999	Shares

3. Affiliates of the Selling Shareholders	0	Shares

4. Shareholders Other than the Above	3,066,546	Shares

TOTAL	5,520,545	Shares

The Transaction

The material terms and conditions of the Convertible Notes are summarized as follows:

•	The interest rate on the Convertible Notes will be 10.0%, compounded monthly.

•	The date of maturity of the Convertible Notes is July 31, 2009.

•	Except as noted below, the Convertible Notes are convertible at the Selling Shareholders’ option into our Shares.

•

The investors cannot convert the Convertible Notes to the extent that after giving effect to such conversion, the investors (together with their affiliates) would beneficially own in excess of 9.99% of our Shares outstanding immediately after giving effect to the conversion.

•	We cannot engage in dilutive issuances that would result in the Selling Shareholders being able to convert the Convertible Notes in excess of 1,104,108 Shares in the aggregate.

•	The initial conversion price for the Convertible Notes is $2.00 per Share.

•	The Convertible Notes are secured by all of our assets.

•	The Selling Shareholders can accelerate the Convertible Notes upon a default under the Convertible Notes.

•	The following occurrences constitute Events of Default under the Convertible Notes:

•	our failure to maintain the effectiveness of this Registration Statement;

•	our failure to deliver Shares upon a conversion notice or notice of our intention not to comply with a request for conversion (unless we are prohibited from issuing such Shares as described above);

•

the delisting of our Shares from any Principal Market for ten (10) consecutive trading days or receipt of notice that we are not in compliance with the conditions of continued listing from such Principal Market;

•	any SEC or judicial stop trade that lasts for five (5) or more consecutive trading days;

•

our failure for a period of at least five (5) Business Days to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under the Convertible Note or any other Transaction Document (as defined in the Subscription Agreement);

•	our institution of a reverse split of our Shares without ten (10) days’ prior notice to the Holder;

•	our failure to reserve the number of Shares set forth in each of the Convertible Notes;

•	our assignment for the benefit of creditors, application for, appointment of, or consent to the appointment of, a receiver or trustee for us or a substantial part of our property or business;

•	institution of bankruptcy, insolvency, reorganization, liquidation or similar proceedings against our company, if not dismissed within forty-five (45) days after initiation;

•

a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against us or any of our Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed (including through creditworthy insurance or indemnity) pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

•

our breach of any representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten (10) consecutive business days;

•	the commencement of litigation that, if effective, could result in a Material Adverse Effect on our company; or

•	any breach or failure in any respect to comply with the Convertible Note covenants.

•

If, (i) the market price of the Shares for any twenty (20) consecutive trading days is greater than $4.00 per Share (subject to appropriate adjustments for share splits, share dividends, share combinations and other similar transactions after the Subscription Date) and (ii) there has been no Event of Default within forty-five (45) days prior to the end of such twenty (20) day period, we will have the right to require the Selling Shareholders to convert all or any portion of the Convertible Notes. Notwithstanding the foregoing, however, we may not require a conversion to the extent it would cause a Holder to own more than 4.99% (or 9.99% if the Holder has increased such amount) of our Shares.

•

We are required by the terms of the Subscription Agreement to file after the closing date with the Securities and Exchange Commission a registration statement to register the Shares issuable upon conversion of the Convertible Notes and exercise of the Warrants to permit the investors to resell such Shares to the public. Under the terms of the Registration Rights Agreement, we are required to make certain cash payments if we are unable to register or deliver to the investors the Shares underlying the Convertible Notes and Warrants in a timely manner.

The material terms and conditions of the Warrants are summarized as follows:

•

The initial exercise price of the Class A Warrant is $2.85 per Share, subject to adjustment as provided in the Class A Warrant. Specifically, if we issue any securities convertible into our Shares at a price per Share lower than the Class A Warrant exercise price, the Class A Warrant exercise price will be automatically reduced to such lower amount.

•

The initial exercise price of the Class B Warrant is $5.00 per Share, subject to adjustment as provided in the Class B Warrant. Specifically, if we issue any securities convertible into our Shares at a price per Share lower than the Class B Warrant exercise price, the Class B Warrant exercise price will be automatically reduced to such lower amount.

•	The Class A Warrants may be exercised beginning six (6) months after issuance and expire sixty-five (65) months after their date of issuance of December 31, 2007.

•	The Class B Warrants may be exercised beginning six (6) months after issuance and expire one (1) year after their date of issuance of December 31, 2007.

•

The Warrants contain a “cashless exercise” feature if the registration statement covering the Shares underlying the Warrants is not available for the resale of the Shares upon exercise of the Warrants. In such case, the Holder may, in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of the Warrant, elect instead to receive upon such exercise the net number of Shares that would be issued if the exercise price were netted against the arithmetic average of the Weighted Average Prices of the Shares for the five (5) consecutive trading days ending on the date immediately preceding the date of the exercise notice.

•

The investors cannot exercise the Warrants to the extent that after giving effect to such conversion, the investors (together with their affiliates) would beneficially own in excess of 4.99% (or at their request, 9.99%) of our Shares outstanding immediately after giving effect to the exercise.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals constitute our board of directors and executive management:

Name	Age	Position	Appointment Year
Paul D’Sylva, Ph.D.	38	Chief Executive Officer and Director	2007
Richard J. Freer, Ph.D.	65	Chairman, Chief Operating Officer and Director	1992
Robert B. Harris, Ph.D.	55	President and Director	1992
James D. Causey	53	Director	2004
Daniel O. Hayden	59	Director	2007
Donald A. McAfee, Ph.D.	65	Director	2001
Samuel P. Sears, Jr.	63	Director	2001
Thomas R. Reynolds	45	Senior Vice President and Secretary
James H. Brennan	55	Vice President, Financial Operations

Paul D’ Sylva, Ph.D. Dr. D’Sylva assumed the position of Chief Executive Officer of our company in January 2007. Dr. D’Sylva served previously as the co-founder and Managing Director of PharmAust Limited. From 2001 to 2005, Dr. D’Sylva served as Director of Research and Development at Murdoch University. Dr. D’Sylva has a strong track record in raising investment capital for early stage business ventures and has led the development of a number of successful research joint-venture institutes, companies and funds. During his tenure at Murdoch University, he founded and directed the AU$12.5m Investment Fund – Murdoch Westscheme Enterprise Partnership, founded and directed the commercial consulting company MurdochLink Pty Ltd, and was involved in the establishment and governance of a number of key research centers and institutes. He sits on the advisory board of the Centre for Computational Comparative Genomics, a joint-venture research institute in Bioinformatics based at Murdoch University and retains a non-executive role at Murdoch University as an Adjunct Professor of Business. He received a Ph.D. from the University of Arizona in public finance and econometrics. Dr. D’Sylva’s term as a director runs through 2010, or until his successor is appointed.

Richard J. Freer, Ph.D. Since founding our company in 1992, Dr. Freer has served as the Chairman of the Board and a director of our company. He assumed the role of Chief Operating Officer in 2002. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at Virginia Commonwealth University (“VCU”), first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU’s Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor’s degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University. Dr. Freer’s term as a director runs through 2009, or until his successor is appointed.

Robert B. Harris, Ph.D. Since founding our company in 1992, Dr. Harris has served as the President and a director of our company. He also served our company as its Chief Executive Officer from 2002 to 2007. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor’s degree in Chemistry and Biology from the University of Rochester, and a master’s degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University. Dr. Harris’ term as a director runs through 2008, or until his successor is appointed.

James D. Causey. Since 2004, Mr. Causey has served as Vice President of Trader Publishing Company, a nationwide network of classified publications. From 2003 until 2004, Mr. Causey served as a consultant in the publishing industry. From 1999 to 2003, Mr. Causey served as the chief executive officer of Sabot Publishing, a Richmond, Virginia based publisher of leading special interest publications. Mr. Causey received a master’s degree in business from the University of Maryland. Mr. Causey’s term as a director runs through 2010, or until his successor is appointed.

Daniel O. Hayden. Mr. Hayden has been employed by Genzyme Corporation, Cambridge, Massachusetts (“Genzyme”), since 1999. Since 2003, Mr. Hayden has served as a Senior Vice President and General Manager of the Pharmaceuticals Business Unit of Genzyme. Prior to 2003, Mr. Hayden served Genzyme in a Vice President capacity. Genzyme is a leading, global biotechnology company, and its Pharmaceuticals Business Unit is a global specialty pharmaceutical chemicals business focused on the production of active pharmaceutical ingredients and intermediates in the lipid and peptide markets. Mr. Hayden serves as the Chairman of the internal Genzyme, Liestal Switzerland Board of Directors. Mr. Hayden’s term as a director runs through 2008, or until his successor is appointed.

Donald A. McAfee, Ph.D. Since 2003, Dr. McAfee has served as Vice President of Research and Chief Scientific Officer for Cardiome Pharma Corp., a Vancouver-based drug discovery and development company. In addition, since 2004, Dr. McAfee has also served as a consultant for McAfee Scientific, a drug development consulting firm. In 1994, he co-founded Aderis Pharmaceuticals, Inc. (formerly Discovery Therapeutics, Inc.), a clinical stage pharmaceutical company, where he served as Chief Technical Officer and Director. Before organizing Discovery Therapeutics, Dr. McAfee served for eight years as Vice President, Research, at Whitby Research, Inc., Richmond, Virginia (formerly Nelson Research and Development, Irvine, California), managing drug discovery programs. Prior to entering industry, Dr. McAfee served as Chairman of the Division of Neurosciences at the Beckman Research Institute (City of Hope), Duarte, California, and held faculty appointments at the Yale University School of Medicine and the University of Miami School of Medicine. Dr. McAfee earned his Ph.D. in Physiology at the University of Oregon School of Medicine, and has authored more than 100 articles and book chapters in neuroscience and pharmacology. He is currently an adjunct professor at the Medical College of Virginia and a Director of the Virginia Biotech Association, an industry advocacy group. Dr. McAfee currently serves as a director of Duska Scientific Co., an emerging biopharmaceutical company. Dr. McAfee’s term as a director runs through 2009, or until his successor is appointed.

Samuel P. Sears, Jr. Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman to Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School. Mr. Sears’ term as a director runs through 2008, or until his successor is appointed.

Executive Compensation

The following table summarizes all compensation that we have recorded in each of the last two completed fiscal years for our principal executive officer, our two most highly compensated executive officers other than our principal executive officer whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2006 (collectively, the “Named Executive Officers”).

Name and principal position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All other Compensation ($)		Total ($)
Richard J. Freer, Ph.D Chairman and COO	2007	215,250	—	85,927	—	14,666	(3)	315,843
	2006	215,250	19,714	100,333	—	28,259	(3)	363,556
Robert B. Harris, Ph.D. President	2007	215,250	—	6,307	—	10,067	(4)	231,624
	2006	215,520	19,714	6,307	32,187	23,486	(4)	297,214
Paul D’Sylva, Ph.D. CEO	2007	156,628	—	—	52,400	60,011	(5)	269,039

(1)	This table does not include 2006 information for Dr. D’Sylva, as he assumed the position of Chief Executive Officer in January 2007.
(2)	Amounts reflect the dollar amount recognized for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with FAS123(R) and thus may include amounts from awards granted in prior fiscal periods.
(3)	Consists of $5,400 travel allowance, a $8,544 payment for health and dental insurance and a $722 payment for life and disability insurance in 2007. Consists of $12,500 travel allowance, a $9,107 payment in lieu of accrued, but unused, personal leave, a $5,930 payment for health and dental insurance and a $722 payment for life and disability insurance in 2006.
(4)	Consists of $5,400 travel allowance, a $3,881 payment for health and dental insurance and a $786 payment for life and disability insurance in 2007. Consists of $12,500 travel allowance, a $9,107 payment in lieu of accrued, but unused, personal leave, a $1,093 payment for health and dental insurance and a $786 payment for life and disability insurance in 2006.
(5)	Consists of $50,000 in relocation costs, a $9,225 payment for health and dental insurance and a $786 payment for life and disability insurance in 2007.

Director Compensation

The following table shows all cash compensation paid to our directors in 2007. Directors did not receive any compensation other than as stated in the chart below. Each option granted in the chart below has an exercise price of $2.05 and expires on March 22, 2017.

Name	Fees Earned or Paid in Cash	Options Received
Gerald P. Krueger	$6,750	0
Donald A. McAfee, Ph.D.	$11,500	3,000
Daniel O. Hayden	$10,500	3,000
James D. Causey	$11,500	3,000
Samuel P. Sears, Jr.	$11,500	3,000

All non-employee directors receive an annual retainer fee (“Retainer Fee”) and a fee for each of the five regularly scheduled Board meetings attended per year (collectively, the “Director’s Fee”). Employee directors will not be eligible to receive the Retainer Fee or the Director’s Fee. The Retainer Fee and Director’s Fee for the upcoming year will be set at the last Board meeting during a calendar year. In addition to the Director’s Fee, all non-employee directors will receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. As of the date of this prospectus, the Board has not set the Retainer Fee or the Director’s Fee for 2009.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth certain information concerning the value of outstanding equity awards held by the following individuals as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Paul D’Sylva, Ph.D.	40,000	—	$2.09	02/21/2017	—		—
Richard J. Freer, Ph.D.	7,069	—	$3.75	12/31/2010	100,000	(2)	196,000
	26,500	—	$3.85	11/09/2011
	4,606	—	$3.30	11/12/2013
	5,394	—	$3.30	11/12/2013
	7,885	—	$4.80	01/03/2016
Robert B. Harris, Ph.D.	12,619	—	$3.85	11/09/2011
	4,606	—	$3.30	11/12/2013
	5,394	—	$3.30	11/12/2013
	10,000	—	$6.00	01/03/2015
	20,000	—	$5.35	02/03/2015
	3,943	—	$4.80	01/03/2016

(1)	Based upon the closing price of our common stock on January 25, 2008, as reported by the NASDAQ Capital Market of $2.59 per Share.
(2)	Restricted Shares vest in equal quarterly installments of 10,000 Shares beginning on January 1, 2010.

Employment Agreements

PAUL D’SYLVA, PH.D.

As of February 9, 2007, we entered into an employment agreement with Dr. D’Sylva pursuant to which Dr. D’Sylva will serve as Chief Executive Officer. This agreement expires on February 9, 2010. The employment agreement provides Dr. D’Sylva with:

•

a base salary of at least $250,000 after his first year of employment, with any amount above such minimum level to be determined by the Board of Directors. In his first year of employment, Dr. D’Sylva will receive a salary of $100,000 and will also be reimbursed for up to $50,000, for moving and travel expenses related to his relocation to the United States. Notwithstanding the foregoing, we increased Dr. D’Sylva’s base salary to $250,000 effective August 1, 2007.

•	a grant, on February 22, 2007, of incentive stock options to purchase 40,000 Shares of our common stock;

•	an annual bonus to be based upon financial performance criteria determined by the Board of Directors;

•	a grant of 60,000 Shares of restricted common stock to be granted on a date and with vesting terms mutually acceptable to Dr. D’Sylva and our company;

•	an annual equity compensation as determined on a yearly basis at the sole discretion of the Compensation Committee of our Board of Directors; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. D’Sylva’s death, our company shall pay Dr. D’Sylva’s beneficiary an amount equal to (i) one month’s salary, and (ii) a cash, option and restricted stock bonus with respect to that portion of our company’s fiscal year completed prior to Dr. D’Sylva’s death. In addition, upon Dr. D’Sylva’s death, all unvested, restricted Shares of our common stock held by Dr. D’Sylva shall immediately vest.

We may terminate Dr. D’Sylva’s employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. D’Sylva.

If we terminate Dr. D’Sylva’s employment for any reason other than for “Cause” or if Dr. D’Sylva terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. D’Sylva is entitled to (a) monthly salary until the “Benefit End Date” as such term is defined in the employment agreement, (b) medical, dental and life insurance benefits until the “Benefit End Date”

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. D’Sylva, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. D’Sylva would be entitled to receive the benefits noted above. In addition, all unvested options and Shares of restricted stock held by Dr. D’Sylva will immediately vest.

To the extent Dr. D’Sylva becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, we shall continue pay him his full salary and benefits until he shall become eligible for disability income under our disability plan. While receiving disability income payments, we shall pay Dr. D’Sylva the difference between such payments and his salary (without bonus), and he shall continue to participate in our company’s benefit plans until February 9, 2010.

The agreement contains a non-competition provision, which prohibits Dr. D’Sylva from competing with our company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

RICHARD J. FREER, PH.D.

As of June 27, 2005, we entered into an amended employment agreement with Dr. Freer pursuant to which Dr. Freer will serve as Chairman of the Board and Chief Operating Officer. This agreement expires on December 31, 2009. The employment agreement provides Dr. Freer with:

•	a base salary of at least $205,000, with any amount above such minimum level to be determined by the Board of Directors;

•	a grant, on January 1, 2007, of incentive stock options to purchase 30,000 Shares of our common stock;

•

an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year;

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Freer is eligible to receive incentive stock options to purchase an aggregate of 10,000 Shares of common stock and 5,000 Shares of restricted common stock on a yearly basis. Such options and restricted Shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant;

•

a grant of 50,000 Shares of restricted common stock on June 27, 2005 and a grant of 50,000 Shares of restricted common stock on January 1, 2006, with such Shares vesting in quarterly installments of 10,000 Shares beginning on January 1, 2010; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Freer’s death, our company shall pay Dr. Freer’s beneficiary an amount equal to (i) one month’s salary, and (ii) a cash, option and restricted stock bonus with respect to that portion of our company’s fiscal year completed prior to Dr. Freer’s death. In addition, upon Dr. Freer’s death, all unvested, restricted Shares of our common stock held by Dr. Freer shall immediately vest.

We may terminate Dr. Freer’s employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Freer.

If we terminate Dr. Freer’s employment for any reason other than for “Cause” or if Dr. Freer terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Freer is entitled to (a) a lump cash sum equal to the aggregate amount of salary due to Dr. Freer up through December 31, 2009 and (b) medical, dental and life insurance benefits until December 31, 2009.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Freer, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Freer would be entitled to receive the benefits noted above. In addition, all unvested options and Shares of restricted stock held by Dr. Freer will immediately vest. In connection with the execution of this agreement, our company and Dr. Freer terminated that certain Executive Severance Agreement, dated June 27, 1997.

To the extent Dr. Freer becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, we shall continue pay him his full salary and benefits until he shall become eligible for disability income under our disability plan. While receiving disability income payments, we shall pay Dr. Freer the difference between such payments and his salary (without bonus), and he shall continue to participate in our company’s benefit plans until December 31, 2009.

The agreement contains a non-competition provision, which prohibits Dr. Freer from competing with our company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

ROBERT B. HARRIS, PH.D.

As of January 1, 2007, our company entered into an employment agreement with Dr. Harris pursuant to which Dr. Harris will serve our company as President. This agreement expires on December 31, 2011. The employment agreement provides Dr. Harris with:

•	a base salary of at least $225,000, with any amount above such minimum level to be determined by the Board of Directors;

•

an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year; and

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Harris is eligible to receive incentive stock options to purchase an aggregate of 5,000 Shares of common stock and 5,000 Shares of restricted common stock on a yearly basis. Such options and restricted Shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Harris’ death, we shall pay Dr. Harris’ beneficiary an amount equal to (a) one month’s salary, and (b) a cash, option and restricted stock bonus with respect to that portion of our fiscal year completed prior to Dr. Harris’ death.

We may terminate Dr. Harris’ employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Harris.

If we terminate Dr. Harris’ employment for any reason other than for “Cause” or if Dr. Harris terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Harris is entitled to (a) receive salary and benefits for a period of twelve months following the date of termination and (b) medical, dental and life insurance benefits until December 31, 2011.

To the extent that we have not offered to renew this agreement or enter into another employment arrangement with substantially similar or better terms for Dr. Harris on or before the date that is one year prior to the expiration date of this agreement, Dr. Harris may declare our company in default, and terminate this agreement for “Good Reason.” As such, Dr. Harris would be entitled to the benefits noted above for such a termination.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Harris, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Harris would be entitled to receive the benefits noted above. In addition, all unvested options and Shares of restricted stock held by Dr. Harris will immediately vest.

To the extent Dr. Harris becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, we shall continue pay him his full salary and benefits until he shall become eligible for disability income under our disability plan. While receiving disability income payments, we shall pay Dr. Harris the difference between such payments and his salary (without bonus), and he shall continue to participate in our company’s benefit plans until December 31, 2011.

The agreement contains a non-competition provision, which prohibits Dr. Harris from competing with our company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

Indemnification of Directors and Executive Officers and Limitations of Liability

Our Articles eliminate all liability of our directors and officers for monetary damages to our company or our shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Pursuant to such provisions, our directors or officers will not be liable for monetary damages to our company or our shareholders even if they should fail, through negligence or gross negligence, to satisfy their duty of care to our company or our shareholders.

Our Articles require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to our company as a director or officer or (ii) his service as director, officer, trustee, or partner to some other enterprise at the request of our company, except in the event of willful misconduct or a knowing violation of the criminal law. The Articles also authorize our Board of Directors to contract in advance to indemnify any director or officer by a majority vote of a quorum of disinterested directors. In addition, the Articles authorize our Board of Directors, by a majority vote of a quorum of disinterested directors, to cause our company to indemnify, or agree to indemnify in advance, to the same extent any person who serves as an employee, agent or consultant of our company or who serves at the request of our company in some other capacity. See “Risk Factors — Virginia law may limit our officers’ and directors liabilities.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Currently there is no pending litigation or proceeding involving a director or office of our company as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 24, 2006, CBI entered into a Stock Purchase Agreement (the “PharmAust Agreement”) with PharmAust Limited, an Australian limited company (the “Parent”), and PharmAust Chemistry Ltd, an Australian limited company (the “Seller”). Pursuant to the PharmAust Agreement, CBI acquired from the Seller all of the outstanding capital stock of Mimotopes. Mr. D’Sylva was, at the time of the entrance into and closing of the PharmAust Agreement, Managing Director of the Parent and became our Chief Executive Officer upon closing.

Purchase Price for Mimotopes Shares

Under the terms of the Agreement, CBI issued to the Seller 2,150,000 restricted shares of CBI’s unregistered common stock, without par value per share (the “Purchase Shares”), and Seller delivered to CBI all issued and outstanding ordinary shares of Mimotopes and any ordinary shares held in treasury by Mimotopes (the “Mimotopes Shares”).

Time of Closing

All deliveries of the Purchase Shares and the Mimotopes Shares were made at the closing of the Agreement, on February 9, 2007.

Registration Rights

In addition to customary covenants contained in the Agreement, CBI agreed to certain registration obligations. The registration rights agreement provides that at any time one (1) year after execution of the registration rights agreement, the Seller may demand that CBI register all or any portion of the Purchase Shares with the SEC.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Shares beneficially owned by a person and the percentage of ownership of that person, Shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those Shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 5,520,545 issued and outstanding Shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the Shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is 601 Biotech Drive, Richmond, Virginia, 23235.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)(1)
Paul D’Sylva, Ph.D.(2)	40,000	*
Richard J. Freer, Ph.D.(3)	226,019	4.06%
Robert B. Harris, Ph.D.(4)	110,311	1.98%
Samuel P. Sears, Jr.(5)	101,476	1.83%
Donald A. McAfee, Ph.D.(6)	38,267	*
James D. Causey(7)	25,000	*
Gerald P. Krueger(8)	26,000	*
Daniel O. Hayden(9)	13,000	*
All directors and executive officers as a group (9 persons)(10)	580,073	10.01%

5% Holder:

PharmAust Chemistry Ltd(1) 11 Duerdin Street Clayton, Victoria 3168 Australia	2,150,000	38.9%

*	Less than 1%.
(1)

Applicable percentages are based on 5,520,545 Shares outstanding on January 25, 2008. Also includes Shares of common stock subject to options and warrants that may be exercised within 60 days of January 30, 2008. Such Shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such Shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, CBI believes that each of the shareholders named in this table has sole voting and investment power with respect to the Shares indicated as beneficially owned.

(2)	The number of Shares deemed to be beneficially held by Dr. D’Sylva includes currently exercisable options to purchase an aggregate of 40,000 Shares of common stock.
(3)	The number of Shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 51,454 Shares of common stock.
(4)	The number of Shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 56,562 Shares of common stock.
(5)	The number of Shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 35,029 Shares of common stock.
(6)	The number of Shares deemed to be beneficially held by Dr. McAfee includes currently exercisable options to purchase an aggregate of 35,029 Shares of common stock.
(7)	The number of Shares deemed to be beneficially held by Mr. Causey includes currently exercisable options to purchase an aggregate of 24,000 Shares of common stock.
(8)	The number of Shares deemed to be beneficially held by Mr. Krueger includes currently exercisable options to purchase an aggregate of 21,000 Shares of common stock.
(9)	The number of Shares deemed to be beneficially held by Mr. Hayden represent currently exercisable options to purchase an aggregate of 13,000 Shares of common stock.
(10)	Includes currently exercisable options and warrants to purchase an aggregate of 264,074 Shares of common stock within 60 days of March 23, 2007.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 Shares of common stock, without par value per share, of which 5,520,545 Shares are issued and outstanding as of the date hereof. Each outstanding Share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per Share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of Shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding Shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining Shares will not be able to elect any of our directors.

Pursuant to the Private Placement, we have reserved the following number of Shares for issuance upon conversion of the Convertible Notes or exercise of the Warrants:

Type of security	Maximum number of Shares underlying security(1)
Convertible Notes	1,170,000
Class A Warrants	975,000
Class B Warrants	243,750
Total	2,388,750

(1)

Estimate does not include Ordinary Shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of Ordinary Shares outstanding.

Preferred Stock

We may issue up to 1,000,000 shares of our preferred stock, without par value per share, from time to time in one or more series. No shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Certain Provisions of our Articles of Incorporation and Bylaws

Our Articles and Bylaws contain provisions that make it more difficult to acquire control of our company by means of a tender offer, a proxy contest, open market purchases or otherwise. The Articles provide for our Board of Directors to be divided into three classes serving staggered terms. One class of directors is elected each year for a three-year term subject to the rights of the holders of any series or class of Preferred Stock then outstanding. A director may be removed only for cause.

Our Articles follow the Virginia Act by requiring the affirmative vote of more than two-thirds of the outstanding shares of common stock for the approval of mergers, share exchanges, certain dispositions of assets and other extraordinary transactions. In addition, the affirmative vote of at least two-thirds of the outstanding shares of each voting group of capital stock is required for approval of an Affiliated Transaction (as defined below) with an Interested Shareholder (as defined below), subject to certain exceptions comparable to those contained in the Virginia Act. See “ — Certain Corporate Governance Provisions of the Virginia Act.” The Articles further require the affirmative vote of the majority of the outstanding shares of common stock for the approval of amendments to the Articles, except that the affirmative vote of at least two-thirds of the outstanding shares of Common Stock is required to approve an amendment to the provisions of the Articles establishing the classified board and the super majority voting requirement for Affiliated Transactions.

Our Bylaws establish an advance notice procedure for the nomination of candidates for election as directors, other than by our Board of Directors, and for certain matters to be brought before an Annual Meeting of our company. A shareholder must give our company notice not less than 90 days prior to an Annual Meeting of shareholders to (i) nominate persons to be elected directors of our company at such meeting or (ii) propose business matters to be considered at such meeting.

The purpose of the relevant provisions of the Articles and Bylaws is to discourage certain types of transactions that may involve an actual or threatened change of control of our company and to encourage persons seeking to acquire control of our company to consult first with our Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not have the effect of maximizing long-term shareholder value or is otherwise unfair to our shareholders, or an unsolicited proposal for the restructuring or sale of all or part of our company that could have such effects. See “Risk Factors — Anti-Takeover Provisions.”

Certain Corporate Governance Provisions of the Virginia Act

We are subject to the “affiliated transactions” provisions of the Virginia Act which restrict certain transactions between our company and any person (an “Interested Shareholder”) who beneficially owns more than 10% of any class of our voting securities (“Affiliated Transactions”). These restrictions, which are described below, do not apply to an Affiliated Transaction with an Interested Shareholder who has been such continuously since the date we first had 300 shareholders of record or whose acquisition of shares making such person an Interested Shareholder was previously approved by a majority of our company’s Disinterested Directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder or (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on our Board of Directors. Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of our company proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of our company with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent.

The “affiliated transactions” statute prohibits us from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of our Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or by the Articles, an Affiliated Transaction must be approved either by a majority of our Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price provisions of the statute. These fair-price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction (i) be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and (ii) not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

We are also subject to the “control share acquisitions” provisions of the Virginia Act, which provide that shares of our voting securities which are acquired in a “Control Share Acquisition” have no voting rights unless such rights are granted by a shareholders’ resolution approved by the holders of a majority of the votes entitled to be cast on the election of directors by persons other than the acquiring person or any officer or employee-director of our company. A “Control Share Acquisition” is an acquisition of voting shares which, when added to all other voting shares beneficially owned by the acquiring person, would cause such person’s voting strength with respect to the election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third or (iii) a majority. “Beneficial ownership” means the sole or shared power to dispose or direct the disposition of shares, or the sole or shared power to vote or direct the voting of shares, or the sole or shared power to acquire shares, including any such power which is not immediately exercisable, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise. A person is deemed to be a beneficial owner of shares as to which such person may exercise voting power by virtue of an irrevocable proxy conferring the right to vote. An acquiring person is entitled, before or after a Control Share Acquisition, to file a disclosure statement with our company and demand a special meeting of shareholders to be called for the purpose of considering whether to grant voting rights for the shares acquired or proposed to be acquired. We may, during specified periods, redeem the shares so acquired if no disclosure statement is filed or if the shareholders have failed to grant voting rights to such shares. In the event full voting rights are granted to an acquiring person who then has majority voting power, those shareholders who did not vote in favor of such grant are entitled to dissent and demand payment of the fair value of their shares from us. The control share acquisitions statute does not apply to an actual or proposed Control Share Acquisition if the Articles or our Bylaws are amended, within the time limits specified in the statute, to so provide.

A corporation may, at its option, elect not to be governed by the foregoing provisions of the Virginia Act by amending its articles of incorporation or bylaws to exempt itself from coverage; provided, however, any such election not to be governed by the “affiliated transactions” statute must be approved by the corporation’s shareholders and will not become effective until 18 months after the date it is adopted. We have not elected to exempt our company from coverage under these statutes. See “Risk Factors — Limitation on Officers and Directors Liabilities Under Virginia Law.”

Effect of Certain Provisions on an attempt to acquire control of our company

The foregoing provisions of our Articles and Bylaws, as well as the provisions of Virginia law described above, make more difficult, and may discourage certain types of potential acquirers from proposing, a merger, tender offer or proxy contest, even if such transaction or occurrence may be favorable to the interests of the shareholders. Similarly, such provisions may delay or frustrate the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to shareholders. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting (i) certain changes in management and (ii) the temporary fluctuations in the market price of the shares that often result from actual or considered takeover attempts. See “Risk Factors — Limitations on Officers’ and Directors’ Liabilities Under Virginia Law.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING SHAREHOLDERS

The Shares being offered by the Selling Shareholders are issuable upon conversion of the Convertible Notes and upon exercise of the Class A and Class B Warrants. For additional information regarding the issuance of those Convertible Notes and Warrants, see “Private Placement of Convertible Notes and Warrants” above. We are registering the Shares in order to permit the Selling Shareholders to offer the Shares for resale from time to time. Except for the ownership of the Convertible Notes and the Warrants issued pursuant to the Subscription Agreement, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Shares by each of the Selling Shareholders. In the ordinary course of their business in trading securities positions, the Selling Shareholders may enter into short sales. However, no such short sales are entered into prior to the public announcement of any private placement pursuant to which the applicable securities were acquired by the

Selling Shareholders, and the Selling Shareholders are aware of and adhere to the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual. The second column lists the number of Shares beneficially owned by each Selling Shareholder, based on its ownership of the Convertible Notes and Warrants, as of January 25, 2008, assuming conversion of all Convertible Notes and exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on conversions or exercise. The third column lists the Shares being offered by this prospectus by each Selling Shareholder. In accordance with the terms of a registration rights agreement among the Selling Shareholders and our company, this prospectus generally covers the resale of the maximum number of Shares issued or issuable (i) upon conversion of the Convertible Notes and (ii) upon exercise of the related Warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. The fourth column assumes the sale of all of the Shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Convertible Notes and the Warrants, a Selling Shareholder may not convert the Convertible Notes or exercise the Warrants to the extent such conversion or exercise would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of Ordinary Shares which would exceed 4.99% (or, at a Selling Shareholder’s request, 9.99%) of our then outstanding Ordinary Shares following such conversion or exercise, excluding for purposes of such determination Ordinary Shares issuable upon conversion of the Convertible Notes which have not been converted and upon exercise of the Warrants that have not been exercised. The number of Shares in the second column does not reflect this limitation. The Selling Shareholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution” beginning on page 44.

Name of Selling Shareholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Centurion Microcap, LP	490,000	490,000	0
Chestnut Ridge Partners	367,500	367,500	0
Brio Capital Select LLC	61,250	61,250	0
Assameka Capital	30,625	30,625	0
Brio Capital L.P.	214,375	214,375	0
Alpha Capital Anstalt	1,225,000	1,225,000	0
Total	2,388,750	2,388,750	0

SHARES ELIGIBLE FOR FUTURE SALE

As of January 25, 2008, we had outstanding 5,520,545 Shares of common stock. All of the 2,388,750 Shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act. If Shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, their sales of Shares would be governed by the limitations and restrictions that are described below.

Rule 144

In general, under Rule 144 as currently in effect, a person, or persons whose Shares are aggregated, who has beneficially owned Shares of our common stock for least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of:

•	1% of the number of Shares of our common stock and then outstanding (which will equal approximately 7,909,295 Shares immediately after this offering); or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner except one of our affiliates, is entitled to sell the Shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Lock-Up Agreements

The Shares held by our Chief Executive Officer and Chairman are subject to lock-up agreements. These lock-up agreements provide that our Chief Executive Officer and Chairman will not offer, sell, contact to sell, grant an option to purchase, effect a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of Shares or any option to purchase Shares or any securities exchangeable for or convertible into common stock until the sooner of (i) the date that no Convertible Notes are outstanding or (ii) 270 days after the date of this prospectus, even though these Shares may be eligible for earlier sale under the provisions of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the Shares issuable upon conversion of the Convertible Notes and upon exercise of the Warrants to permit the resale of these Shares by the holders of the Convertible Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Shareholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Shares at a stipulated price per Share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The Selling Shareholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Convertible Notes, Warrants or Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kaufman & Canoles, P.C., Three James Center, 12th Floor, 1051 East Cary Street, Richmond, Virginia 23219.

EXPERTS

Consolidated financial statements as of June 30, 2007, and for the years ended December 31, 2006 and 2005 appearing in this prospectus, have been included herein and in the registration statement in reliance upon the report of BDO Seidman, LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

Financial statements of Mimotopes as of January 31, 2007, and for the seven months ended January 31, 2007 have been included herein and in the registration statement upon the report of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

Financial statements of Mimotopes as of June 30, 2006, and for the twelve months ended June 30, 2006 have been included herein and in the registration statement upon the report of RSM Bird Cameron Partners, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

Financial statements of Exelgen as of December 31, 2006 and 2005, and for the years then ended have been included herein and in the registration statement upon the report of BDO Stoy Haywood LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the Shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED FINANCIAL STATEMENTS AND NOTES
Condensed Balance Sheet as of September 30, 2007	F-2
Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2007 and 2006	F-3
Consolidated Statement of Stockholders’ Equity for the nine month period ended September 30, 2007	F-4
Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2007 and 2006	F-5
Notes to Consolidated Financial Statements	F-6
AUDITED FINANCIAL STATEMENTS AND NOTES
Report of Independent Registered Public Accounting Firm	F-14
Consolidated Balance Sheets as of June 30, 2007, December 31, 2006 and December 31, 2005	F-15
Consolidated Statements of Operations for the six month periods ended June 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006 and 2005	F-17
Consolidated Statement of Stockholders’ Equity for the six month period ended June 30, 2007 and the years ended December 31, 2006 and 2005	F-18
Consolidated Statements of Cash Flows for the six month periods ended June 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006 and 2007	F-19
Summary of significant accounting policies	F-20
Notes to the Consolidated Financial Statements	F-25
NON-STATUTORY FINANCIAL STATEMENTS OF EXELGEN LIMITED (FORMERLY TRIPOS DISCOVERY RESEARCH LIMITED) FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
Directors’ Report	F-40
Statement of Directors’ Responsibilities	F-42
Independent Auditor’s Report	F-43
Profit and Loss Account for the year ended December 31, 2006	F-45
Balance Sheet at December 31, 2006	F-46
Cash Flow Statement for the year ended December 31, 2006	F-47
Notes to the Non-Statutory Financial Statements for the year ended December 31, 2007	F-48
FINANCIAL REPORT FOR THE SEVEN MONTHS ENDED JANUARY 31, 2007 FOR MIMOTOPES PTY LTD
Directors’ Declaration	F-64
Income Statement for the seven months ended January 31, 2007	F-65
Balance Sheet at January 31, 2007	F-66
Cash Flow Statement for the seven months ended January 31, 2007	F-67
Notes to the Financial Statements for the seven months ended January 31, 2007	F-68
Independent Auditor’s Report	F-82
FINANCIAL REPORT FOR THE YEAR ENDED JUNE 30, 2006 FOR MIMOTOPES PTY LTD
Directors’ Report	F-85
Auditor’s Independence Declaration	F-88
Independent Audit Report to the Members of Mimotopes Pty Ltd	F-89
Directors’ Declaration	F-91
Income Statement for the year ended June 30, 2006	F-92
Balance Sheet at June 30, 2006	F-93
Statement of Changes In Equity for the year ended June 30, 2006	F-94
Cash Flow Statement for the year ended June 30, 2006	F-95
Notes to the Financial Statements for the year ended June 30, 2006	F-96
UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF COMMONWEALTH BIOTECHNOLOGIES, INC.
Pro-forma Statement of Operations for the nine month period ended September 30, 2007 (Unaudited)	F-118
Pro-forma Statement of Operations for the year ended December 31, 2006 (Unaudited)	F-119
Notes to Pro-forma Statements of Operations (Unaudited)	F-120

Commonwealth Biotechnologies, Inc.

Condensed Balance Sheet

As of September 30, 2007 (Unaudited)

September 30, 2007
(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$623,854
Accounts receivable	2,895,778
Inventory	2,370,425
Prepaid expenses	458,323

Total current assets	6,348,380

Property and Equipment, net	7,691,217

Other Assets
Restricted cash	1,273,275
Intangible assets, net	9,167
Mortgage costs, net	48,492
Goodwill	3,247,645
Deposits	4,500

Total other assets	4,583,079

Total assets	$18,622,676

Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long term debt	$2,435,451
Accounts payable	1,233,172
Other current liabilities	1,115,911
Deferred revenue and customer deposits	468,106
Accrued payroll liabilities	283,394
Note payable	100,000
Interest payable	16,689

Total current liabilities	5,652,723

Long term debt less current maturities	4,136,773

Other long term liabilities	8,705

Total liabilities	9,798,201

Stockholders’ Equity
Preferred stock, no par value, 1,000,000 authorized	—
Common stock, no par value, 100,000,000 shares authorized	—
September 30, 2007– 5,520,545; December 31, 2006 – 3,322,769 shares issued and outstanding
Additional paid-in capital	20,591,389
Restricted stock	(225,750)
Other comprehensive income (loss)	778,808
Accumulated deficit	(12,319,972)

Total stockholders’ equity	8,824,475

Total liabilities and stockholders’ equity	$18,622,676

See Notes To Financial Statements

Commonwealth Biotechnologies, Inc.

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2007 and 2006 (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
	(Unaudited)		(Unaudited)
Revenue
Commercial contracts	$2,028,408	$328,361	$4,926,407	$924,794
Government contracts	509,229	665,666	1,292,149	2,374,718
Genetic identity	332,680	369,074	1,051,272	1,280,499
Clinical services	47,743	86,978	264,120	535,010
Other revenue	58,828	7,540	242,905	29,255

Total revenue	2,976,888	1,457,619	7,776,853	5,144,276
Costs of services
Direct labor	911,361	419,759	2,140,992	1,325,740
Direct materials	589,573	258,746	1,472,705	859,223
Overhead	1,212,527	621,664	2,978,474	1,917,072

Total costs of services	2,713,461	1,300,169	6,592,171	4,102,035
Gross profit	263,427	157,450	1,184,682	1,042,241

Research and development	324,444	—	483,179	—
Selling, general & administrative	1,242,636	509,365	3,104,840	1,556,998

Operating loss	(1,303,653)	(351,915)	(2,403,337)	(514,757)

Other income (expenses)
Exchange gains (losses)	(15,101)	—	(70,964)	—
Interest expense	(329,107)	(74,789)	(516,332)	(224,675)
Interest income	20,108	31,489	67,734	79,063

Total other income (expense)	(324,100)	(43,300)	(519,562)	(145,612)

Loss before extraordinary gain	(1,627,753)	(395,215)	(2,922,899)	(660,369)

Extraordinary gain	—	—	988,515	—

Net loss	$(1,627,753)	$(395,215)	$(1,934,384)	$(660,369)

Basic and diluted income/(loss) per common share before extraordinary gain (loss)	$(0.30)	$(0.12)	$(0.56)	$(0.20)

Basic and diluted income/(loss) per common share after extraordinary gain (loss)	$(0.30)	$(0.12)	$(0.37)	$(0.20)

See Notes to Financial Statements

Commonwealth Biotechnologies, Inc.

Consolidated Statements of Stockholders’ Equity (Unaudited)

	Number of Shares Outstanding	Additional Paid-in Capital	Restricted Stock	Other Comprehensive (Income)/Loss	Accumulated Deficit	Total
Balance, December 31, 2006	3,322,769	$15,823,614	$(301,000)	$(8,104)	$(10,385,588)	$5,128,922
Issuance of common stock and stock options exercised	2,197,776	4,666,000	—	—	—	4,666,000
Restricted stock	—	23,990	75,250	—	—	99,240
Stock option expense	—	77,785	—	—	—	77,785
Net loss	—	—	—	—	(1,934,384)	(1,984,384)
Change in unrealized gain (loss) on interest rate swap	—	—	—	8,104	—	8,104
Foreign currency gain (loss)	—	—	—	778,808	—	778,808

Total comprehensive income	—	—	—	—	—	(1,147,472)

Balance, September 30, 2007	5,520,545	$20,591,389	$(225,750)	$778,808	$(12,319,972)	$8,824,475

See notes to financial statements. .

Commonwealth Biotechnologies, Inc.

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2007 and 2006 (unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006
	(Unaudited)
Cash Flows from Operating Activities
Net income (loss)	$(1,934,384)	$(660,369)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	726,806	677,976
Extraordinary gain on the purchase of Tripos Discovery Research	(988,515)	—
Stock Based Compensation	77,785	161,187
Changes in:
Accounts receivable	(864,179)	384,697
Prepaid expenses and inventory	(775,062)	(177,280)
Accounts payable and other current liabilities	1,692,410	(146,354)
Deposits	(4,500)	—
Deferred revenue	37,082	(38,926)

Net cash provided by (used in) operating activities	(2,032,557)	200,931

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(477,362)	(230,005)
Purchase of Tripos Discovery Research	3,490,300	—
Purchase of Mimotopes, net	(344,121)	—

Net cash provided by (used in) investing activities	2,668,817	(230,005)

Cash Flows from Financing Activities
Issuance of common stock	67,490	6,334
Principal payments on demand note payable and long term debt	(1,497,903)	(158,542)
Increase in restricted cash	(773,275)	—

Net cash used in financing activities	(2,203,688)	(152,208)

Effect of exchange rates on cash	786,912	—

Net decrease in cash and cash equivalents	(780,516)	(181,282)

Cash and cash equivalents, beginning of period	1,404,370	2,811,129

Cash and cash equivalents, end of period	$623,854	$2,629,847

Supplemental Disclosure of Cash Flow Information
Cash payments for interest	$466,995	$224,675

Non-cash investing and financing activities, purchase of equipment through a capitalized lease	$26,535	$—

Fair value of stock issued in Mimotopes acquisition	$4,622,000	$—

See Notes to Financial Statements

Commonwealth Biotechnologies, Inc.

Notes to Consolidated Financial Statements

NOTE 1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and Regulation S-B of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form SB-2. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position and the results of operations for the periods presented have been included. Notes to the consolidated financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the six-month period ended June 30, 2007 and the years ended December 31, 2006 and 2005 have been omitted. The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Consolidation Policy—The consolidated financial statements include the accounts of Commonwealth Biotechnologies, Inc. and its wholly owned subsidiaries’ Mimotopes Pty, Ltd, Australia and Exelgen Limited (formerly Tripos Discovery Research), England. All inter-company accounts and transactions have been eliminated in consolidation.

Goodwill—Goodwill is recorded on a business combination to the extent the cost of an acquired entity exceeds the fair value of the net assets acquired. The Company tests goodwill impairment at least on an annual basis, or earlier when events or changes in circumstances suggest the carrying amount may not be fully recoverable. Such evaluation is performed by comparing the implied fair value of a reporting unit to its carrying value, including goodwill. An impairment loss would be recognized in the current period if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value.

Revenue Recognition—The Company recognizes revenue upon the completion of laboratory service projects, or upon the delivery and acceptance of biologically relevant materials that have been synthesized in accordance with project terms. Laboratory service projects are generally administered under fee-for-service contracts or purchase orders. Any revenues from research and development arrangements, including corporate contracts and research grants, are recognized pursuant to the terms of the related agreements as work is performed, or as scientific milestones, if any, are achieved. Amounts received in advance of the performance of services or acceptance of a milestone, are recorded as deferred revenue.

Notes to Consolidated Financial Statements

(continued)

NOTE 2. Stock Options

Stock-Based Compensation Plans—Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the three months and nine months ended September 30, 2007 included compensation expense for stock-based awards granted prior to, but not yet vested as of December 31, 2006, based on the fair value on the grant date. As stock-based compensation expense recognized in fiscal 2007 is based on awards ultimately expected to vest, it has been reduced for forfeitures.

Three Months Ended September 30, 2007	Options And Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term Years	Aggregate Intrinsic Value Shares (in thousands)
Options and warrants outstanding at June 30, 2007	873,114	$5.50	3.36	$287
Granted	—
Expired	(3,000)	2.70
Exercised	(30,556)	0.90

Options and warrants outstanding at September 30, 2007	839,558	$5.68	3.26	$186

Options and warrants exercisable at September 30, 2007	810,868	$5.75	3.26	$186

Notes to Consolidated Financial Statements

(continued)

Nine Months Ended September 30,2007	Options and Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term Years	Aggregate Intrinsic Value Shares (in thousands)
Options and warrants Outstanding at January 1, 2007	924,839	$5.60	3.46	$125
Granted	67,000	2.05
Expired	(109,503)	8.89
Exercised	(42,778)	1.02

Options and warrants outstanding at September 30, 2007	839,558	$5.68	3.26	$186

Options and warrants exercisable at September 30, 2007	810,868	$5.75	3.26	$186

Stock-based compensation expense related to employee stock options recognized under SFAS No. 123(R) for the nine months ended September 30, 2007 and 2006 was approximately $78,000 and $47,000, respectively and is included in selling, general and administrative. As of September 30, 2007, total unamortized stock-based compensation cost related to non-vested stock options was approximately $28,000, net of expected forfeitures, which is expected to be recognized over a weighted-average period of 3.3 years.

The total intrinsic value of options (which is the amount by which the stock price exceeded the exercise price of the options on the date of exercise) exercised during the nine months ended September 30, 2007 was approximately $186,000. During the nine months ended September 30, 2007, the Company received cash from the exercise of stock options in the amount of $43,500.

The following table sets forth fair value per share information, including related weighted-average assumptions, used to determine compensation cost for stock options granted consistent with the requirements of SFAS No. 123R.

Notes to Consolidated Financial Statements

(continued)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
Weighted average fair value per share of options granted during the period (estimated on granted grant date using Black-Scholes option-pricing model)	—	—
Assumptions:	—	—
Expected volatility	—	—
Expected annual dividend yield	—	—
Risk free rate of return	—	—
Expected option term (years)	—	—

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Weighted average fair value per share of options granted during the period (estimated on granted grant date using Black-Scholes option-pricing model)	$0.90	—
Assumptions:		—
Expected volatility	45.86%	—
Expected annual dividend yield	0.00%	—
Risk free rate of return	4.59%	—
Expected option term (years)	10.0	—

No options were granted during the three months ended September 30, 2007 and 2006 or for the nine months ended September 30, 2006.

Notes to Consolidated Financial Statements

(continued)

The following table summarizes information about Restricted Stock Unit (RSU) activity for the nine months ended September 30, 2007:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2006	66,667	$4.52
Granted	—
Vested	16,656	$4.52
Forfeited	—

Non-vested at September 30,2007	50,011	$4.52

At September 30, 2007, there was approximately $225,750 of total unrecognized compensation cost related to non-vested RSUs granted under our stock plans which is expected to be recognized over a weighted-average period of 2.8 years. Compensation expense related to RSUs for the nine months ended September 30, 2007 and 2006 was approximately $75,000 for both periods, and is included in selling, general and administrative expenses.

Notes to Consolidated Financial Statements

(continued)

NOTE 3. Earnings (loss) per Share

The Company follows the guidance provided in the Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. Basic earnings (loss) per common share are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments such as warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
BASIC EARNINGS PER SHARE:
Net Loss before extraordinary gain	$(1,627,753)	$(395,215)
Extraordinary gain	—	—

Net Loss	$(1,627,753)	$(395,215)

Weighted average shares outstanding	5,510,136	3,310,073
Basic, before extraordinary gain	$(0.30)	$(0.12)
Basic, after extraordinary gain	$(0.30)	$(0.12)

DILUTED EARNINGS PER SHARE:
Net Loss before extraordinary gain	$(1,627,753)	$(395,215)
Extraordinary gain	—	—

Net Loss	$(1,627,753)	$(395,215)

Weighted average shares outstanding	5,510,136	3,310,073
Dilutive effect of Stock options	—	—

Weighted average diluted shares outstanding	5,510,136	3,310,073

Diluted, before extraordinary gain	$(0.30)	$(0.12)
Diluted, after extraordinary gain	$(0.30)	$(0.12)

Notes to Consolidated Financial Statements

(continued)

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
BASIC EARNINGS PER SHARE:
Net Loss before extraordinary gain	$(2,922,899)	$(660,369)
Extraordinary gain	988,515	—

Net Loss	$(1,934,384)	$(660,369)

Weighted average shares outstanding	5,228,161	3,307,722
Basic, before extraordinary gain	$(0.56)	$(0.20)
Basic, after extraordinary gain	$(0.37)	$(0.20)

DILUTED EARNINGS PER SHARE:
Net Income before extraordinary gain	$(2,922,899)	$(660,369)
Extraordinary gain	988,515	—

Net Income	$(1,934,384)	$(660,369)

Weighted average shares outstanding	5,228,161	3,307,722
Stock options and warrants	—	—

Weighted average diluted shares outstanding	5,228,161	3,307,722

Diluted, before extraordinary gain	$(0.56)	$(0.20)
Diluted, after extraordinary gain	$(0.37)	$(0.20)

NOTE 4. COMPREHENSIVE INCOME (LOSS)

The components of comprehensive income (loss), net of tax, for the three ands nine months ended September 30, 2007 and 2006 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Income (Loss)	$(1,627,753)	$(395,215)	$(1,934,384)	$(660,369)
Change in fair value of Interest Rate Swap	(14,457)	(56,189)	8,104	33,818
Foreign Currency Translation Adjustments	291,043	—	778,808	—

Total Comprehensive Income (Loss)	$(1,351,167)	$(451,404)	$(1,147,472)	$(626,551)

Notes to Consolidated Financial Statements

(continued)

NOTE 5. INCOME TAXES

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) effective January 1, 2007. FIN 48 provides a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. The Company did not have any unrecognized tax benefits and there was no effect on our financial condition or results of operations as a result of implementing FIN 48.

The Company files income tax returns in U.S. federal jurisdiction and the state of Virginia. The Company is no longer subject to U.S. or state tax examinations for years before 2003. The Company does not believe there will be any material changes in its unrecognized tax positions over the next twelve months.

NOTE 6. SUBSEQUENT EVENT

On December 31, 2007, the Company issued convertible subordinated notes (the “notes”) in the aggregate principal amount of $1,950,000 and warrants to purchase shares of the Company’s common stock (the “PIPE Deal”) to six institutional investors. Proceeds to the Company, net of offering expenses, were approximately $1,721,000.

The convertible subordinated notes have an interest rate of 10%, payable on a quarterly basis beginning March 31, 2008. The note holders may convert the notes into the Company’s common stock at a conversion price of $2.00 per share. If the notes are not converted, they mature on July 31, 2009.

The Class A warrants give investors the right to purchase an aggregate of 975,000 shares of the Company’s common stock at an exercise price $2.85 per share at any time during the period commencing July 1, 2008 and ending May 31, 2013.

The Class B warrants give investors the right to purchase an aggregate of 243,750 shares of the Company’s common stock at an exercise price $5.00 per share at any time during the period commencing July 1, 2008 and ending June 30, 2009.

BDO Seidman, LLP Accountants and Consultants	300 Arboretum Place Suite 520 Richmond, VA 23236 Telephone (804) 330-3092 Fax (804) 330-7753

Board of Directors and Stockholders

Commonwealth Biotechnologies

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Commonwealth Biotechnologies, Inc. as of June 30, 2007, December 31, 2006, and December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2007, and the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Biotechnologies, Inc. at June 30, 2007, December 31, 2006, and December 31, 2005, and the results of its operations and its cash flows for the six months ended June 30, 2007 and for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Richmond, Virginia

December 21, 2007

Consolidated Balance Sheets

		December 31,
	June 30, 2007	2006	2005
Assets
Current assets (Note 2)
Cash and cash equivalents	$3,354,470	$1,404,370	$2,311,129
Accounts receivable, net of allowance for doubtful accounts of approximately $58,734, $54,678 and $89,913 (Note 5)	3,196,669	962,049	1,342,292
Inventory	2,022,078	44,343	—
Prepaid expenses and other assets	492,464	387,099	122,927

Total current assets	9,065,681	2,797,861	3,776,348

Property and equipment, net (Notes 1 and 2)	7,749,109	5,612,145	5,971,730

Other assets
Restricted Cash (Note 5)	1,177,834	500,000	500,000
Mortgage costs, net (Note 2)	54,090	65,285	87,675
Intangible assets, net	18,333	36,667	317,879
Deposits	4,500	—	—
Goodwill (Note 8)	3,137,528	490,000	490,000

Total other assets	4,392,285	1,091,952	1,395,554

	$21,207,075	$9,501,958	$11,143,632

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Balance Sheets

(continued)

		December 31,
	June 30, 2007	2006	2005
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt (Note 2)	$2,566,171	$228,545	$512,729
Accounts payable	1,748,220	307,884	406,370
Other current liabilities	820,819	—	—
Accrued payroll liabilities	333,441	18,922	126,830
Note payable (Note 9)	679,706	—	—
Interest payable	16,689	16,689	16,689
Deferred revenue	335,946	14,927	57,904

Total current liabilities	6,500,992	586,967	1,120,522

Long-term debt, less current maturities (Note 2)	4,604,345	3,786,069	4,006,510
Other long-term liabilities	7,962	—	—

Total liabilities	11,113,299	4,373,036	5,127,032

Commitments and contingencies (Notes 3 and 4)

Stockholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized – none outstanding (Note 10)	—	—	—
Common stock, no par value, 100,000,000 shares authorized, 2007 – 5,489,989; 2006 – 3,322,769; 2005 – 3,253,556, shares issued and outstanding (Note 10)	—	—	—
Additional paid-in capital	20,536,094	15,823,614	15,489,370
Restricted stock	(250,833)	(301,000)	(191,556)
Other comprehensive income (loss)	502,222	(8,104)	(48,275)
Accumulated deficit	(10,693,707)	(10,385,588)	(9,232,939)

Total stockholders’ equity	10,093,776	5,128,922	6,016,600

	$21,207,075	$9,501,958	$11,143,632

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Statements of Operations

	Six month period ended June 30,		Years ended December 31,
	2007	2006 (Unaudited)	2006	2005
Revenues (Note 5)
Government contracts	$782,920	$1,709,052	$3,031,713	$4,223,554
Genetic identity	718,592	913,200	1,542,129	1,968,090
Commercial contracts	2,944,523	594,658	1,340,996	1,216,526
Clinical services	216,377	448,032	580,279	328,272
Other revenue	133,594	21,715	37,365	66,449

Total revenues	4,796,006	3,686,657	6,532,482	7,802,891

Cost of services
Overhead	1,687,801	1,295,408	2,559,196	2,399,589
Direct labor	1,264,914	905,981	1,754,664	1,868,806
Direct materials	873,996	600,477	1,124,846	1,292,943

Total cost of services	3,826,711	2,801,866	5,438,706	5,561,338

Gross profit	969,295	884,791	1,093,776	2,241,553

Research and Development	176,702	—	—	—
Selling, general and administrative	1,890,868	1,047,634	2,053,176	1,988,515

Operating (loss) income	(1,098,275)	(162,843)	(959,400)	253,038

Other income (expense)
Exchange gains (losses)	(55,261)	—	—	—
Interest expense	(187,225)	(149,885)	(297,873)	(242,319)
Other income	44,127	47,574	104,624	68,404

Total other income (expense)	(198,359)	(102,311)	(193,249)	(173,915)

Income (loss) before extraordinary gain	(1,296,634)	(265,154)	(1,152,649)	79,123
Extraordinary gain (Note 9)	988,515	—	—	—

Net income/(loss)	$(308,119)	$(265,154)	$(1,152,649)	$79,123

Basic and diluted income (loss) per common share before extraordinary gain	$(0.27)	$(0.08)	$(0.35)	$0.02

Basic and diluted income/(loss) per common share after extraordinary gain	$(0.06)	$(0.08)	$(0.35)	$0.02

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Statements of Stockholders’ Equity

	Number of Shares Outstanding	Additional Paid-in Capital	Restricted Stock	Other Comprehensive (Income)/Loss	Accumulated Deficit	Total
Balance, December 31, 2004	3,203,556	$15,273,870	$—	$—	$(9,312,062)	$5,961,808
Restricted stock	50,000	215,500	(191,556)	—	—	23,944
Net income	—	—	—	—	79,123	79,123
Change in unrealized gain (loss) on interest rate swap	—	—	—	(48,275)	—	(48,275)

Total comprehensive income	—	—	—	—	—	30,848

Balance, December 31, 2005	3,253,556	15,489,370	(191,556)	(48,275)	(9,232,939)	6,016,600
Issuance of common stock and stock options exercised	16,585	22,834	—	—	—	22,834
Restricted stock	52,628	248,614	(109,444)		—	139,170
Stock option expense	—	62,796	—	—	—	62,796
Net loss	—	—	—	—	(1,152,649)	(1,152,649)
Change in unrealized gain (loss) on interest rate swap	—	—	—	40,171	—	40,171

Total comprehensive loss	—	—	—	—	—	(1,112,478)

Balance, December 31, 2006	3,322,769	15,823,614	(301,000)	(8,104)	(10,385,588)	5,128,922
Issuance of common stock and stock options exercised	2,167,220	4,638,500	—	—	—	4,638,500
Restricted stock	—	23,990	50,167	—	—	74,157
Stock option expense	—	49,990	—	—	—	49,990
Net loss	—	—	—	—	(308,119)	(308,119)
Change in unrealized gain (loss) on interest rate swap	—	—	—	22,561	—	22,561
Foreign currency gain (loss)	—	—	—	487,765	—	487,765

Total comprehensive income	—	—	—	—	—	202,207

Balance, June 30, 2007	5,489,989	$20,536,094	$(250,833)	$502,222	$(10,693,707)	$10,093,776

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Statements of Cash Flows

	Six Month Period Ended June 30,		Year Ended December 31,
	2007	2006 (Unaudited)	2006	2005
Operating activities
Net income/(loss)	$(308,119)	$(265,154)	$(1,152,649)	$79,123
Adjustments to reconcile net (loss)/income to cash provided by (used in) operating activities
Depreciation and amortization	484,528	454,512	899,891	963,526
Extraordinary gain	(988,515)	—
Stock based compensation	49,990	76,234	101,634	—
Changes in assets and liabilities
Accounts receivable	(433,934)	(325,154)	380,243	(10,353)
Prepaid expenses and inventory	(396,460)	(139,775)	(51,281)	(57,706)
Accounts payable and accrued expenses	1,721,151	244,521	(57,788)	136,865
Deposits	(4,500)	—
Deferred revenue	(99,606)	(28,524)	(42,976)	(103,698)

Cash provided by (used in) operating activities	24,535	16,660	77,074	1,007,757

Investing activities
Purchase of Mimotopes, net	(422,679)	—	(257,235)	—
Purchase of Tripos Discovery Research, net	3,490,297	—	—	—
Purchases of property and equipment	(160,024)	(180,410)	(236,703)	(450,711)
Purchase of FIL, net	—	—	—	(28,947)

Cash provided by (used) in investing activities	2,907,594	(180,410)	(493,938)	(479,658)

Financing activities
Principal payments of debt obligations, FIL	—	—	(300,000)	(300,000)
Principal payments on debt obligations, including capital lease obligations	(385,766)	(105,973)	(212,729)	(157,634)
Increase in restricted cash	(670,436)	—	—	(500,000)
Increase in loan costs, net	—	—	—	(1,371)
Proceeds from issuance of common stock	39,990	6,334	22,834	—

Cash used in financing activities	(1,016,212)	(99,639)	(489,895)	(959,005)

Effect of exchange rates on cash	34,183	—	—	—

Net increase (decrease) in cash and cash equivalents	1,950,100	(263,389)	(906,759)	(430,906)

Cash and cash equivalents, beginning of period	1,404,370	2,311,129	2,311,129	2,742,035

Cash and cash equivalents, end of period	$3,354,470	$2,047,740	$1,404,370	$2,311,129

Supplemental Disclosure of Cash Flow Information
Cash payments for interest	$187,225	$149,885	$297,873	$248,175

Non cash investing and financing activities, purchase of equipment through a capitalized lease	$26,535	—	—	$485,968

Fair value of stock issued in Mimotopes acquisition	$4,622,000	—	—	—

See accompanying summary of accounting policies and notes to financial statements.

Summary of Significant Accounting Policies

Nature of Business

Commonwealth Biotechnologies, Inc., (the “Company”), was formed on September 30, 1992, for the purpose of providing specialized analytical laboratory services for the life scientist. As the Company matured, it re-focused its core business activities and now provides integrated contract research support in four principal areas; bio-defense; laboratory support services for on-going clinical trials; comprehensive contract projects in the private sector; and through it FIL division, for paternity testing, forensic case-work analysis and CODIS work. Mimotopes (acquired in February 2007) has developed a number of proprietary and patented technologies and is an industry leader in the synthesis of research grade peptides.

Exelgen Limited (formerly known as Tripos Discovery Research Ltd (acquired June 2007)) is a leading drug discovery services business that provides pharmaceutical and biotechnology companies with novel approaches to drug discovery. In each of these areas, the Company provides sophisticated macromolecular synthetic and analytical services, integrating individual platform technologies so as to provide a comprehensive approach to solving complex problems in life science research.

Consolidation Policy

The consolidated financial statements include the accounts of Commonwealth Biotechnologies, Inc. and its wholly owned subsidiaries’ Mimotopes Pty, Ltd, Australia and Exelgen Limited (formerly known as Tripos Discovery Research Ltd), England. All inter-company accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in the prior period consolidated financial statements and notes to conform to the June 30, 2007 presentation.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue upon the completion of laboratory service projects, or upon the delivery and acceptance of biologically relevant materials that have been synthesized in accordance with project terms. Laboratory service projects are generally administered under fee-for-service contracts or purchase orders. Any revenues from research and development arrangements, including corporate contracts and research grants, are recognized pursuant to the terms of the related agreements as work is performed, or as scientific milestones, if any, are achieved. Amounts received in advance of the performance of services or acceptance of a milestone, are recorded as deferred revenue.

Foreign Currency Translation

The Company’s consolidated financial statements are reported in U.S. dollars. Assets and liabilities of foreign subsidiaries are translated using rates of exchange as of the balance sheet date, and related revenues and expenses are translated at average rates of exchange in effect during the period. Cumulative translation adjustments have been recorded as a separate component within other comprehensive income (loss) of stockholders’ equity. Realized gains and losses from foreign currency translations are included in other income.

Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable through the estimated undiscounted future cash flows from the use of those assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been recorded through June 30, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At times, the Company maintains cash balances in excess of FDIC insured amounts. The excess over the FDIC amount was approximately $4,075,000, $1,800,000 and $2,711,000 at June 30, 2007 and December 31, 2006 and 2005, respectively.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivable and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed principally by the straight-line method over the following estimated useful lives providing depreciation and amortization for financial reporting purposes. The cost of repairs and maintenance is expensed as incurred. The estimated useful lives of the assets are as follows:

Years
Buildings	39.5
Laboratory and computer equipment	3-10
Furniture and fixtures and office equipment	7

Intangible assets

Intangible assets consist of a covenant not to compete, commercial contracts, listing of draw sites, listing of providers to assist in paternity testing and other related intangibles acquired in the purchase of Fairfax Identity Labs which are being amortized over 2 to 3 years.

Loan Costs

Loan costs are being amortized on a straight-line basis over the expected term of the mortgage.

Goodwill

Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is evaluated at least annually for impairment by comparing its fair value with its recorded amount and is written down when appropriate. Projected net operating cash flows are compared to the carrying amount of the goodwill recorded and if the estimated net operating cash flows are less than the carrying amount, a loss is recognized to reduce the carrying amount to fair value. Goodwill as of June 30, 2007 and December 31, 2006 and 2005 is a result of the acquisition by the Company of Mimotopes during 2007 and Fairfax Identity Labs during 2004. There was no impairment of goodwill at June 30, 2007 or December 31, 2006 and 2005.

Income Taxes

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Income (Loss) Per Common Share

Basic income (loss) per share has been computed on the basis of the weighted-average number of common shares outstanding. Common shares which can be issued upon exercise of stock options and warrants have not been included in the computation for the periods ended June 30, 2007, June 30, 2006, December 31, 2006 and December 31, 2005 because their inclusion would have been anti-dilutive. Weighted average shares outstanding for basic and diluted loss per common share were 4,867,056, 3,310,073, 3,281,360 and 3,229,243 for the six month periods ended June 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006 and 2005, respectively.

Employee Stock Plans

The Company adopted a Stock Incentive Plan on June 24, 1997. The Plan provides for granting to employees, officers, directors, consultants and certain other non-employees of the Company options to purchase shares of common stock. A maximum of 410,000 shares of common stock may be issued pursuant to the Plan. Of the maximum number of shares to be issued under the Plan, 270,000 have been reserved for incentive awards to be granted to the founders of the Company, and 140,000 are reserved for incentive awards to be granted to others.

A 2000 Stock Incentive Plan was adopted by the Board of Directors and approved by the shareholders. The Plan makes up to 300,000 shares of common stock available for grants of restricted stock awards and stock options in the form of incentive stock options and non-qualified options to employees, directors and consultants of the Company.

A 2002 Stock Incentive Plan was adopted by the Board of Directors and approved by the shareholders. The Plan makes up to 600,000 shares of common stock available for grants of restricted stock awards and stock options in the form of incentive stock options and non-qualified options to employees, directors and consultants of the Company.

A 2007 Stock Incentive Plan was adopted by the Board of Directors and approved by the shareholders. The Plan makes up to 1,000,000 shares of common stock available for grants of restricted stock awards and stock options in the form of incentive stock options and non-qualified options to employees, directors and consultants of the Company.

Incentive awards may be in the form of stock options, restricted stock, incentive stock or tax offset rights. In the case of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), the exercise price will not be less than 100% of the fair market value of shares covered at the time of the grant, or 110% for incentive stock options granted to persons who own more than 10% of the Company’s voting stock. Options granted under the Plans generally vest over a five-year period from the date of grant and are exercisable for ten years, except that the term may not exceed five years for incentive stock options granted to persons who own more than 10% of the Company’s outstanding common stock.

Stock Based Compensation Plans

Beginning January 1, 2006, the Company adopted SFAS 123R, which recognizes share-based compensation expense for stock option grants. Prior to 2006, the Company applied Accounting Principles Bulletin (APB) Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations to account for employee stock compensation plans, and accordingly did not recognize compensation expense for stock options granted when the option price is greater than or equal to the underlying stock price at the date of grant.

The following table illustrates the effect of net income if the fair value based method per 123R had been applied to all outstanding grants for the year ended December 2005.

2005
Net income as reported	$79,123
Proforma effect of recognizing stock-based compensation in accordance with FASB 123(R)	(670,927)

Proforma net loss	$(591,804)

Basic and diluted income (loss) per common share as reported	0.02
Proforma effect of recognizing stock-based compensation in accordance with FASB 123(R)	(0.18)

Proforma, loss per common share	$(0.16)

Under FASB No. 123(R), the fair value of each stock option and warrant is estimated on the date of grant using the Black-Scholes option pricing model. The following weighted-average assumptions were used for grants in 2005: no dividend yield, expected volatility of 42%, risk-free interest rate of 4.39% and expected lives of 10 years. In 2005, the Company vested all outstanding options of employees, excluding certain members of senior management.

Fair Value of Financial Instruments

The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturity of the instruments. The carrying amount of debt approximates fair value because the interest rates under the credit agreement are predominantly variable, based on current market conditions.

Derivative Instruments and Hedging Activities

The Company uses interest rate swap agreements to manage variable interest rate exposure on the majority of its long-term debt. The Company’s objective for holding these derivatives is to decrease the volatility of future cash flows associated with interest payments on its variable rate debt. The Company does not issue derivative instruments for trading purposes. The Company accounts for its interest rate swap agreements as cash flow hedges. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in “accumulated other comprehensive income or loss” on the consolidated balance sheets and subsequently reclassified to interest expense when the hedged exposure affects income (i.e. as interest expense accrues on the related outstanding debt). Differences between the amounts paid and amounts received under the swap agreements are recognized in interest expense. Changes in the ineffective portion of the fair value of the derivative are accounted for through interest expense. The notional principal value of the Company’s swap agreement outstanding as of June 30, 2007 is equal to the outstanding principal balance of the corresponding debt instrument.

New Accounting Pronouncements

In February 2006, The FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” This statement amends Statements No. 133 and 140 by:

permitting fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation; clarifying which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133; establishing a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifying that concentrations of credit risk in the form of subordination are not embedded derivatives; and amending Statement No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The statement is effective for fiscal years beginning after September 15, 2006. The adoption of this standard did not have a material effect on the Company’s financial condition or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109,” which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is more likely than not (greater than 50 percent) realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have an impact on the Company’s financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. While the Statement applies under other accounting pronouncements that require or permit fair value measurements, it does not require any new fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. In addition, the Statement establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Lastly, SFAS No. 157 requires additional disclosures for each interim and annual period separately for each major category of assets and liabilities. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of this Statement to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company does not believe the adoption of this statement will have a material effect on the Company’s financial statements.

Notes to Consolidated Financial Statements

1.	Property and Equipment

Property and equipment consisted of the following:

		December 31,
	June 30, 2007	2006	2005
Land	$403,919	$403,919	$403,919
Building	6,835,386	5,206,637	5,107,006
Laboratory equipment	5,912,519	5,136,424	5,043,837
Furniture, fixtures and office and computer equipment	1,116,909	663,123	618,638
	14,268,733	11,410,103	11,173,400
Less accumulated depreciation	6,519,624	5,797,958	5,201,670
	$7,749,109	$5,612,145	$5,971,730

Depreciation expense was $405,055 and $304,887 for the six months ended June 30, 2007 and 2006 (unaudited), respectively. Depreciation expense was $595,289 and $666,106 for the years ended December 31, 2006 and 2005, respectively.

Notes to Consolidated Financial Statements

(continued)

2.	Long-Term Debt

Long-term debt consists of

		December 31,
	June 30, 2007	2006	2005
Mortgage Payable to BB&T due in monthly installments of approximately $36,000 with an interest rate of 8.75% as of June 30, 2007. The loan will mature in November 2009 and is collateralized by the corporate offices and laboratory facilities located in Richmond, Virginia, as well as other assets of the Company. The Company also entered into a swap transfer agreement essentially locking the interest rate paid by the Company to 7.975%.	$3,684,140	$3,740,890	$3,825,432
Note payable to Genetics & IVF Institute due in two installments of $300,000 on December 15, 2005 and December 15, 2006.	—	—	300,000
In January 2005, the Company entered into a leasing agreement with Technology Leasing Concepts for two pieces of laboratory equipment. The monthly principal and interest payments are $11,378. Both leases are for a forty-eight month period.	211,469	273,724	393,807
In February 2007, the Company entered into a thirty-six month leasing agreement with Technology Leasing Concepts for several pieces of computer equipment. The monthly principal and interest payments are $898.	24,079	—	—
Lease agreement with Bank of America which matures in April 2008. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $218,000.	826,256	—	—
Lease agreement with Lombard North Central which matures in December 2008. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $298,000.	1,603,539	—	—
Lease agreement with De Lage Landen which matures in February 2009. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $97,000.	594,641	—	—

Notes to Consolidated Financial Statements

(continued)

2.	Long-Term Debt (continued)

		December 31,
	June 30, 2007	2006	2005
Lease agreement with Societe Genrale witch matures in December 2008. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $48,000.	$213,134	$—	$—
Miscellaneous capital leases	13,258	—	—

	7,170,516	4,014,614	4,519,239
Less current maturities	2,566,171	228,545	512,729

	$4,604,345	$3,786,069	$4,006,510

Scheduled maturities of long-term debt are as follows:

For the twelve months ending June 30,
2008	$2,566,171
2009	1,115,522
2010	3,488,823

$7,170,516

The mortgage includes certain restrictive covenants, which require the Company to maintain minimum levels of the current ratio, debt to net worth and cash flow ratio’s. At June 30, 2007, the Company was in violation of these covenants, however, the Company was granted a waiver, through December 31, 2007, of these covenants by the bank providing certain conditions are met by December 31, 2007. These conditions are as follows:

1.	The Company must receive $1,500,000 in net cash proceeds from the issuance of the Company’s capital stock and/or junior secured convertible notes.

2.	Obtain an amendment to the lease agreements with Lombard North Central and Societe Genrale extending the due dates to no earlier than December 31, 2009 and result in a reduction in the monthly lease payments that is acceptable to BB&T.

3.	Obtain an executed and delivered contract by January 1, 2008 on a sale/leaseback agreement in form substance to the bank.

Notes to Consolidated Financial Statements

(continued)

4.	Obtain an amendment to the lease agreement with DLL extending the due date to no earlier than February 1, 2010 and result in a reduction in the monthly lease payment that is acceptable to BB&T.

3.	Leasing Commitments

The Company leases equipment and facilities under non-cancelable operating leases. Total expense for the six month periods ending June 30, 2007 and 2006 (unaudited) was $49,889 and $23,168, respectively. Total expense for the years ended December 31, 2006 and 2005 was $42,394 and $28,636, respectively. Leases are secured by the equipment. Future minimum rental commitments under operating leases as of June 30, 2007 are as follows:

Twelve Months Ending June 30,
2008	$204,864
2009	170,874
2010	66,624
2011	12,079

$454,441

4.	Retirement Plan

The Company maintains a 401(k) Plan (the “Plan”) which covers substantially all employees. Under the Plan, employees may elect to defer a portion of their salary, up to the maximum allowed by law, and the Company can elect to match the contribution up to 1% of the employee’s contribution. Company contributions were $12,555 and $8,390 for the six months ended June 30, 2007 and 2006 (unaudited), respectively. Company contributions were $22,285 and $18,367 for the years ended December 31, 2006 and 2005, respectively.

5.	Restricted Cash

Under the terms of the Company’s mortgage (Note 2), $400,000 is being held in escrow at June 30, 2007 by BB&T. These funds are eligible for release at the discretion of BB&T. Under the terms of the Company’s building lease pertaining to operations in England, $777,834 is being held in escrow by Southwest Economic Development Agency. Under the current agreement, the Landlord and the Company agrees that the annual rent shall be withdrawn by the landlord on the rent payment dates from the escrow account to settle the annual rent for the period of twelve months from the rent commencement date only.

Notes to Consolidated Financial Statements

(continued)

6.	Income Taxes

The difference between expected income tax expense/benefit and income tax expense/benefit recorded in the financial statements is explained on the next page:

			Year Ended December 31,
	Six Month Period Ended June 30, 2007 (audited)	Six Month Period Ended June 30, 2006 (unaudited)	2006	2005
Income taxes expense(benefit) computed at 34% statutory rate	$(104,800)	$(90,200)	$(391,800)	$26,900
State income tax expense benefit, net	(15,500)	(13,300)	(58,000)	4,000
Change in valuation allowance	567,200	233,100	464,000	7,500
Non-taxable Gain	(375,500)	—	—	—
Other	(71,400)	(129,6900)	(14,200)	(38,400)

	$—	$—	$—	$—

The significant components of deferred income tax assets and liabilities consist of the following:

		December 31,
	June 30, 2007	2006	2005
Deferred tax assets
Net operating loss carryforward	$4,360,000	$3,948,000	$3,626,000
Research and development credit carryforward	52,600	52,600	52,600
Intangibles	200,000	179,000	102,700
Interest rate swap	—	8,100	48,200
Allowance for doubtful accounts	24,300	20,800	34,200
Stock based compensation	50,000	38,600	—
Other	37,800	8,300	11,600

	4,724,700	4,255,400	3,875,300

Deferred tax liabilities
Interest rate swap	14,500	—	—
Tax depreciation in excess of book depreciation	106,000	218,400	302,300

Net deferred tax asset before valuation allowance	4,604,200	4,037,000	3,573,000
Less valuation allowance	4,604,200	4,037,000	3,573,000

	$—	$—	$—

Notes to Consolidated Financial Statements

(continued)

6.	Income Taxes (continued)

Operating loss carryforwards at June 30, 2007 of approximately $11,500,000 may be used to offset future taxable income and expire in various years through 2024. The Company also has research and development credit carryforwards at June 30, 2007 of approximately $53,000 that expire in various years through 2020.

7.	Stock Compensation

For the Six Month Periods Ended June 30, 2007 and 2006 (Unaudited)

Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the six months ended June 30, 2007 included compensation expense for stock-based awards granted prior to, but not yet vested as of December 31, 2006, based on the fair value on the grant date. As stock-based compensation expense recognized in fiscal 2007 is based on awards ultimately expected to vest, it has been reduced for forfeitures.

Six Months Ended June 30, 2007	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term Years	Aggregate Intrinsic Value Shares (in thousands)
Options and warrants outstanding at January 1, 2007	924,839	$5.60	3.46	$125
Granted	67,000
Expired	(106,503)	8.89
Exercised	(12,222)	1.31

Options and warrants outstanding at June 30, 2007	873,114	$5.50	3.36	$287

Options and warrants exercisable at June 30, 2007	844,424	$5.30	3.36	$287

Notes to Consolidated Financial Statements

(continued)

7.	Stock Compensation (continued)

Stock-based compensation expense related to employee stock options recognized under SFAS No. 123(R) for the six months ended June 30, 2007 and 2006 was $49,990 and $31,398 respectfully and is included in selling general and administrative. As of June 30, 2007, total unamortized stock-based compensation cost related to non-vested stock options was $85,279, net of expected forfeitures, which is expected to be recognized during the remainder of 2007.

The total intrinsic value of options (which is the amount by which the stock price exceeded the exercise price of the options on the date of exercise) exercised during the six months ended June 30, 2007 was approximately $45,000. During the six months ended June 30, 2007, the Company received cash from the exercise of stock options in the amount of $16,000.

The following table sets forth fair value per share information, including related weighted-average assumptions, used to determine compensation cost for our stock options consistent with the requirements of SFAS No. 123R.

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Weighted average fair value per share of options granted during the period (estimated on granted grant date using Black-Scholes option-pricing model)	$1.30	$2.53

Assumptions:
Expected volatility	34.95%	20.85%

Expected annual dividend yield	0.00%	0.00%

Risk free rate of return	4.63%	5.15%
Expected option term (years)	10.0	10.0

Notes to Consolidated Financial Statements

(continued)

7.	Stock Compensation (continued)

The following table summarizes information about Restricted Stock Unit (RSU) activity for the six months ended June 30, 2007:

	Number of Restricted Stock Units		Weighted Average Grant Date Fair Value
Non-vested at December 31, 2006		66,667	$4.52
Granted		—	—
Vested	1	11,104	4.52
Forfeited		—	—

Non-vested at June 30,2007		55,563	$4.52

At June 30, 2007, there was approximately $250,000 of total unrecognized compensation cost related to non-vested RSUs granted under our stock plans which is expected to be recognized over a weighted-average period of 2.8 years. Compensation expense related to RSUs for the six months ended June 30, 2007 and 2006 was $50,000 for both periods, and is included in selling, general and administrative expenses.

For the Years Ended December 31, 2006 and 2005

In addition to employee stock option awards, the Company has reserved an aggregate of 57,811 shares of common stock for issuance upon exercise, management warrants (71,053), warrants issued in connection with the 2002 private placement (34,445) and in 2004 the private investment in a public entity (124,000).

Notes to Consolidated Financial Statements

(continued)

7.	Stock Compensation (continued)

Stock option transactions for the years ended December 31, 2006 and 2005 are summarized as follows:

	2006	Weighted Average Exercise Price	2005	Weighted Average Exercise Price
Options and warrants outstanding, beginning of year	987,419	$5.60	889,598	$5.01
Granted	—	—	286,521	6.47
Exercised	(23,471)	1.53	—	—
Expired	(39,109)	4.41	(188,700)	6.45

Options and warrants outstanding, end of year	924,839	$6.07	987,419	$5.60

Options and warrants exercisable, end of year	888,584	$6.13	916,331	$6.01

Weighted-average fair value per option and warrants
For options and warrants granted during the year		—		$2.35

Weighted average fair value of options expired during 2006 was $3.12 and the fair value of options outstanding at December 31, 2006 was $2.51.

The following table summarizes information about stock options and warrants outstanding at June 30, 2007:

	Outstanding			Exercisable
Exercise Prices Per Share	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price Per Share	Number Exercisable	Weighted Average Exercise Price Per Share
$0.90 – 2.00	52,964	8	$1.10	52,964	$1.10
$2.01 – 5.49	440,431	7	3.90	411,741	3.53
$5.50 – 7.00	113,613	3	5.98	113,613	5.45
$7.01 – 9.49	124,000	6	7.57	124,000	7.57
$9.50 – 12.50	142,106	4	9.90	142,106	9.90

$0.90 – 12.50	873,114		$5.50	844,424	$5.30

Notes to Consolidated Financial Statements

(continued)

8.	Purchase of Mimotopes

In February 2007, the Company acquired all outstanding shares of Mimotopes Pty Ltd, an Australian limited company by issuing 2,150,000 shares of its common stock to PharmAust Chemistry Ltd, an Australian limited company. Based on the 2,150,000 shares at $2.15 per share, the acquisition price for the purchase of Mimotopes was approximately $4,623,000. In addition, the Company incurred approximately $432,000 of acquisition related costs. The fair value of assets and liabilities acquired were approximately $2,985,000 and $394,000, respectively, resulting in goodwill of approximately $2,464,000 as listed below:

At February 1, 2007 ($000s)
Cash	$107
Accounts receivable	645
Other current assets	34
Property, plant and equipment	2,199

Total assets acquired	2,985

Accounts payable and accruals	(376)
Long-term debt	(18)

Total liabilities assumed	(394)

Net assets acquired	$2,591

The issuance of the shares amounted to approximately 39.5% of the Company’s then outstanding shares. The results of operations of Mimotopes are included in the Company’s financial statements for the period beginning February 2007 and are reported on a consolidated basis.

Notes to Consolidated Financial Statements

(continued)

9.	Purchase of Exelgen Limited (formerly known as Tripos Discovery Research)

In June 2007, the Company acquired all outstanding shares of Exelgen Limited (formerly known as Tripos Discovery Research), an English limited company by remitting $350,000 to Tripos Inc., a Utah corporation (Parent). Tripos UK Holdings Limited is a wholly-owned subsidiary of Parent and a private limited company incorporated in England. In addition, the Company has agreed to pay a promissory note of $468,997 for any advances made to Exelgen Limited from May 14, 2007 to the closing date. At the closing date the Company was also liable to Tripos, Inc. for approximately $673,000 related to certain accounts receivable, as calculated under the purchase agreement

The following allocation of the purchase price is based upon the preliminary estimated valuation of assets and liabilities acquired from the purchase of Exelgen Limited. The purchase price of Exelgen Limited was approximately $1,269,000 (including acquisition costs of approximately $242,000). The fair value of assets acquired amounted to approximately $8,249,000 and the Company assumed liabilities of approximately $5,991,000 resulting in excess of net assets over amount paid of approximately $989,000 which is recorded as an extraordinary gain on the statement of operations. The acquisition was accounted for as a purchase in accordance with the Statement of Financial Standards (SFAS) No. 141, Business Combinations (SFAS No. 141) and is detailed below:

At June 1, 2007 ($000s)
Cash	$4,759
Accounts receivable	1,070
Inventory	2,091
Other current assets	329

Total assets acquired	8,249

Accounts payable and accruals	1,828
Other current liabialities	2,940
Long-term debt	1,223

Total liabilities assumed	5,991

Net assets acquired	$2,258

Notes to Consolidated Financial Statements

(continued)

9.	Purchase of Exelgen Limited (formerly known as Tripos Discovery Research) – continued

Had the acquisition of Exelgen Limited been completed at the beginning of January 2007, the Company’s pro forma results would have been as follows:

For the Six Months Ended June 30, 2007
Revenue	$6,995,070
Operating Expenses*	12,701,466

Loss before extraordinary gain	$(5,706,396)

Diluted loss before extraordinary gain	$(1.37)
Diluted loss per share	$(1.17)

*	The consolidated loss for Exelgen Limited includes $2,801,397 of impairment charges that were previously written off prior to the acquisition.

10.	Stockholders’ equity

In May 2007, stockholders approved an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of common stock from 10,000,000 to 100,000,000.

In May 2007, stockholders approved an amendment to the Company’s Articles of Incorporation creating a new class of 1,000,000 shares of undesignated preferred stock.

Notes to Consolidated Financial Statements

(continued)

11.	Earnings per Share

The Company follows the guidance provided in the Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. Basic earnings (loss) per common share are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments such as warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006 (Unaudited)
BASIC EARNINGS (LOSS) PER SHARE:
Net Income (loss) before extraordinary gain	$(1,296,634)	$(265,154)
Extraordinary gain	988,515	—

Net Income (loss)	$(308,119)	$(265,154)

Weighted average shares outstanding	4,867,056	3,310,073
Basic, before extraordinary income	$(0.27)	$(0.08)
Basic loss per share	$(0.06)	$(0.08)

DILUTED (LOSS) PER SHARE:
Net loss before extraordinary gain	$(1,296,634)	$(265,154)
Extraordinary gain	988,515	—

Net loss	$(308,119)	$(265,154)

Weighted average shares outstanding	4,867,056	3,310,073
Stock options and warrants	—	—
Weighted average diluted shares outstanding	4,867,056	3,310,073
Diluted, before extraordinary gain	$(0.27)	$(0.08)
Diluted loss per share	$(0.06)	$(0.08)

Notes to Consolidated Financial Statements

(continued)

	Year Ended December 31, 2006	Year Ended December 31, 2005
BASIC EARNINGS PER SHARE:
Net Income (loss) before extraordinary gain	$(1,152,649)	$79,123
Extraordinary gain	—	—

Net Income (loss)	$(1,152,649)	$79,123

Weighted average shares outstanding	3,281,360	3,229,243
Basic, before extraordinary income	$(0.35)	$0.02
Basic earnings (loss) per share	$(0.35)	$0.02

DILUTED EARNINGS (LOSS) PER SHARE:
Net Income (loss) before extraordinary gain	$(1,152,649)	$79,123
Extraordinary gain	—	—

Net Income (Loss)	$(1,152,649)	$79,123

Weighted average shares outstanding	3,281,360	3,229,243
Stock options and warrants	—	—
Weighted average diluted shares outstanding	3,281,360	3,229,243
Diluted, before extraordinary gain	$(0.35)	$0.02
Diluted earnings, (loss) per share	$(0.35)	$0.02

Exelgen Limited (formerly Tripos Discovery Research Limited)

Registered No. 2493812

Directors

Dr Richard Freer

Dr Paul D’Sylva

Mr James Brennan

Secretary

Mr S J Cole (resigned 5 June 2007, re-appointed 10 June 2007)

Independent Auditors

BDO Stoy Hayward LLP

Arcadia House

Maritime Walk

Ocean Village

Southampton

S014 3TL

Bankers

National Westminster Rank plc

50 High Street

Exeter

Devon

EX4 3DL,

Registered Office

Bude-Stratton Business Park

Bude

Cornwall

EX23 8LY

Exelgen Limited (formerly Tripos Discovery Research Limited)

Registered No. 2493812

Directors’ report

The directors present their report and audited non statutory financial statements for the year ended 31 December 2006.

Results and dividends

The company’s loss after tax amounted to £15,262,317 (2005: loss £4,280,122), with no dividend declared (2005: £Nil), the loss of £15,262,317 (2005: loss £4,280,122) was taken to reserves.

Principal activities, review of business and future developments

The principal activities of the company in the year were design and synthesis of novel chemical compounds together with collaborative computational design and research projects for the pharmaceutical and agrochemical industries.

The company successfully completed a multi-million dollar four year collaboration with Pfizer at the end of 2005. Aggressive competition from India and China has meant that this business has not yet been successfully replaced. During 2006 a significant down sizing process took place which saw job losses and large impairment charges being booked to recognise the downsizing of the business. In June 2007, the existing parent company, Tripos Inc., completed a strategic, business review with the sale of Exelgen Limited (formerly Tripos Discovery Research Ltd) to Commonwealth Biotechnologies Inc (CBI), a NASDAQ listed company based in Richmond Virginia, USA. The business will continue to serve its existing markets from the Bude facility, enhanced by complementary skills provided by the CBI group of companies.

The financial results of the. business and in particular the operating loss seen for the year were negatively impacted by the following significant factors:-

•	downsizing costs associated with severance;

•	impairment costs to both fixed assets and inventory;

•	repayments of UK government grants; and the

•	loss on sale of fixed assets.

Details of post balance sheet events material to the company are given in note 23 to the attached non-statutory financial statements.

On 23 November 2007 the company changed its name from Tripos Discovery Research Limited to Exelgen Limited.

Directors

The directors who served dining, the year were as follows:

Dr J P McAlister (resigned 5 June 2007).

Mr J II Munn (resigned 20 March 2007).

Dr M C Allen (resigned 5 June 2007).

Dr P W Small (resigned 30 November 2006).

Mr S J Cole (resigned 5 June 2007).

On 10 June 2007, the following individuals who are all US residents were appointed to the board:

Dr Richard Freer;

Dr Paul D’Sylva; and

Mr James Brennan.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Registered No. 2493812

Directors’ report (continued)

Key performance indicators

Given the nature of the business, the company’s Directors are of the opinion that an analysis of the business using key Performance Indicators is not necessary for an understanding of the development, performance or position of the business. Figures are consolidated by the parent on a monthly basis and closely reviewed.

Creditor payment policy

It is normal procedure of Exelgen Limited (formerly Tripos Discovery Research Limited) to agree terms of transactions including payment terms, with suppliers in advance. Payment terms vary, reflecting local practice throughout the world. It is policy of Exelgen Limited (formerly Tripos Discovery Research Limited) that payment is made on time, provided suppliers perform in accordance with agreed terms.

Going concern

Cash flow forecasts prepared by the directors indicate that the company is reliant on the ongoing financial support from its new parent undertaking, Commonwealth Biotechnologies Inc (“CBI”), to enable the company to meet its obligations as they become due for payment for a period of at least twelve months from the approval of the non-statutory financial statements.

CBI is currently considering a number of strategic options to be able to provide the financial support it has pledged to do. As at the date of approval of the non-statutory financial statements these options were still under consideration.

If CBI is unsuccessful in raising the necessary funding required by the company, the directors will have to consider the future viability of the company. Discussions are currently in progress concerning certain financial commitments which may be able to be restructured to provide short term relief, however potential orders that are in the pipeline would have to be secured to enable the company to continue to trade.

The directors have confidence, albeit with some uncertainty, that sufficient funding will be available to the company and have prepared the non-statutory financial statements on a going concern basis.

Financial instruments

The company enters into contracts in a number of foreign currencies. The company also has a number of inter-company loans and current accounts denominated in foreign currency which are subject to foreign exchange risk. No hedging is performed to mitigate exchange rate fluctuations.

Post balance sheet events

By the end of 2006 the company had fallen below the criteria required to retain Grant funding totalling £1,540,000 drawn down from the Department of Trade and Industry. The final repayment was agreed to be £591,000 during negotiations to sell the business in 2007. This has been reflected in the balance sheet as an adjusting post balance sheet event.

In June 2007 the business was sold by Tripos Inc, to Commonwealth Biotechnologies Inc. As part of the sale and purchase agreement certain inter-company balances were waived within the Tripos Inc group. The financial effect of the inter-company debt waivers will be shown in the statutory financial statements for the year ending 31 December 2007.

By order of the Board

Dr. R. Freer

Director

19 December 2007

Exelgen Limited (formerly Tripos Discovery Research Limited)

Statement of Directors’ Responsibilities

The directors are responsible for preparing the Annual Report and the non-statutory financial statements in accordance with United Kingdom Generally Accepted Accounting Practice.

In preparing these non-statutory financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	slate whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the non-statutory financial statements; and

•	prepare the non-statutory financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Independent auditor’s report

to the shareholder of Exelgen Limited (formerly Tripos Discovery Research Limited)

We have audited the non statutory financial statements of Exelgen Limited (formerly Tripos Discovery Research Limited) for the years ended 31 December 2005 and 31 December 2006, which comprise the profit and loss account, the balance sheet, the cash flow statement and the related notes. These non statutory financial statements have been prepared under the accounting policies set out therein.

These none statutory financial statements have been prepared by the directors to meet the requirements of its parent company’s regulatory reporting requirements in the United States of America. One of the requirements was the preparation of a reconciliation of the reported results and net assets between that reported in the financial statements prepared in accordance with United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) and that which would have been reported had United States of America Accounting Standards (United States of America Generally Accepted Accounting Practice) been applied.

The statutory financial statements for the years ended 31 December 2005 and 31 December 2006 have been filed with the Registrar of Companies.

Respective responsibilities of directors and auditors

The directors’ responsibilities for preparing the non-statutory financial statements in accordance with United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) are set out in the statement of director’s responsibilities.

Our responsibility is to audit the non-statutory financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards generally accepted in the United States of America. We report to you our opinion as to whether the non-statutory financial statements give a true and fair view and whether the information given in the directors’ report is consistent with those non-statutory financial statements. We also report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.

This report is made solely to the Company, as a body, in accordance with the terms of our engagement. Our audit work has been undertaken so that we might state to the company those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company, as a body, for our audit work, for this report, or for the opinions we have formed.

Basis of audit opinion

We conducted our non-statutory audit in accordance with auditing standards generally accepted in the United States of America. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the non-statutory financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the non-statutory financial statements, and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our non-statutory audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the non-statutory financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the non statutory financial statements.

Independent auditor’s report

to the members of Exelgen Limited (formerly Tripos Discovery Research Limited)

(continued)

Opinion

In our opinion:

•

the non-statutory financial statements give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of affairs of the company as at 31 December 2006 and of its loss for the year then ended;

•

the financial information for the year ended 31 December 2005, gives a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of affairs of the company as at 31 December 2005 and of its loss for the year then ended; and

•	the information given in the directors report is consistent with the non-statutory financial statements.

Emphasis of matter – Going concern

In forming our opinion, which is not qualified, we have considered the adequacy of the disclosure made in note 1 b) to the non-statutory financial statements concerning the support of the parent company and the company’s ability to continue as a going concern. These conditions, along with the other matters explained in note 1 b) to the non-statutory financial statements, indicate the existence of a material uncertainty which may cast significant doubt about the company’s ability to continue as a going concern. The non-statutory financial statements do not include the adjustments that would result if the company was unable to continue as a going concern.

BDO Stoy Hayward LLP

Chartered Accountants

Southampton

19 December 2007

Exelgen Limited (formerly Tripos Discovery Research Limited)

Profit and loss account

for the year ended 31 December 2006

	Note	2006 £	2005 £
Turnover	2	3,019,938	12,733,033

Exceptional provision for slow moving stock	3	(1,101,237)	—
Other cost of sales		(4,154,564)	(11,050,040)

Total cost of sales		(5,255,801)	(11,050,040)

Gross (loss) / profit		(2,235,863)	1,682,993

Reorganisation costs	3	(770,366)	—
Fixed asset impairment charges	3	(7,148,640)	—
DTI grant repayment	3	(116,731)	—
Other administrative expenses		(3,099,472)	(4,759,509)

Total administrative expenses		(11,135,209)	(4,759,509)

Operating loss	3	(13,371,072)	(3,076,516)

Loss on disposal of fixed assets	4	(2,565,442)	—
Interest receivable and similar income	6	1,253,133	23,936
Interest payable and similar charges	7	(578,936)	(1,227,542)

Loss on ordinary activities before taxation		(15,262,317)	(4,280,122)
Tax on loss on ordinary activities	8	—	—

Loss on ordinary activities after taxation and retained loss for the year	18	(15,262,317)	(4,280,122)

All recognised gains and losses are included in the profit and loss account above and therefore no separate statement of recognised gains and losses has been presented.

All amounts are derived from continuing operations.

The operating loss and the loss on ordinary activities after taxation have been computed on the historical cost basis.

The notes to the financial statements are an integral part of these financial statements.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Balance Sheet

at 31 December 2006

	Note	2006 £	2005 £
Fixed assets
Tangible assets	9	3,111,993	14,969,232

Current assets
Stocks	10	1,834,392	2,996,292
Debtors	11	761,221	1,930,577
Cash at bank		308,818	1,069,088

		2,904,431	5,995,957
Creditors: amounts falling due within one year	12	(11,539,115)	(10,708,161)

Net current liabilities		(8,634,684)	(4,712,204)

Total assets less current liabilities		(5,522,691)	10,257,028

Creditors: amounts falling due after more than one year	13	(4,864,765)	(5,382,167)

Provisions for liabilities
Deferred taxation	16	—	—

		(10,387,456)	4,874,861

Capital and reserves
Called up share capital	17	101,000	101,000
Share premium	18	6,939,304	6,939,304
Profit and loss account	18	(17,427,760)	(2,165,443)

Shareholders’ funds	18	(10,387,456)	4,871,861

The non-statutory financial statements were approved by the board of director and authorised or issue on 19 December 2007 and were signed on its behalf by:

Dr R. Freer Director

The notes to the financial statements are an integral part of these financial statements.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Cash flow statement

for the year ended 31 December 2006

	Note	2006 £	2005 £
Cash flow Statement
Cash flow from operating activities	24	(2,703,682)	691,520
Returns on investment and servicing of finance	25	(564,135)	(463,176)
Capital expenditure and financial investment	25	389,154	(489,786)

Cash outflow before financing		(2,878,663)	(261,442)
Financing	25	2,118,393	953,352

Net cash (outflow) / inflow		(760,270)	691,810

	Note	2006 £	2005 £
Reconciliation of net cash flow to movement in net debt
(Decrease) / increase in cash in the year		(760,270)	691,810
Repayments of capital element of finance leases		1,971,599	1,885,609
Sale and leaseback receipts		(2,153,747)	(1,105,723)
Receipts from parent company — Tripos Inc		(1,936,245)	(1,733,138)

Change in net debt resulting from cash flows		(2,878,663)	(261,442)
Translation differences		1,238,330	(740,430)

Movement in net debt for year		(1,640,333)	(1,001,872)
Opening net debt	26	(11,430,957)	(10,429,085)

Closing net debt	26	(13,071,290)	(11,430,957)

The notes to the financial statements are an integral part of these financial statements.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

for the year ended 31 December 2006

1.	Accounting policies

a)	Basis of accounting

The financial information set out above does not constitute the company’s statutory accounts for the years ended 31 December 2006 or 2005, but is derived from those accounts. Statutory accounts for 2006 and 2005 have been delivered to the Registrar of Companies. The auditors have reported on those accounts; their reports were unqualified, and included references to matters to which the auditors drew attention by way of emphasis without qualifying their reports and did not contain statements under the Companies Act 1985, s 237(2) or (3).

The non-statutory financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

b)	Going concern basis

Cash flow forecasts prepared by the directors indicate that the company is reliant on the ongoing financial support from Commonwealth Biotechnologies Inc (“CBI”) to enable the company to meet its obligations as they become due for payment for a period of at least twelve months from the approval of the non-statutory financial statements.

CBI is currently considering a number of strategic options to be able to provide the financial support it has pledged to do. As at the date of approval of the non-statutory financial statements these options were still under consideration.

If CBI is unsuccessful in raising the necessary funding required by the company, the directors will have to consider the future viability of the company. Discussions are currently in progress concerning certain financial commitments which may be able to be restructured to provide short term relief, however potential orders that are in the pipeline would have to be secured to enable the company to continue to trade.

The directors have confidence, albeit with some uncertainty, that sufficient funding will be available to the company and have prepared the non-statutory financial statements on a going concern basis.

c)	Turnover

Turnover represents net invoiced sales of goods, net of value added tax. Contract research revenue is recognised proportionately to the percentage of completion as the services are provided. Off the shelf compound sales are recognised when the risk and rewards of ownership pass to the customer. This is normally on shipment from the company.

d)	Tangible fixed assets

Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life as follows:

Leasehold property	-	over the period of the lease
Equipment	-	20% on cost
Computer equipment	-	33.3% on cost
Freehold buildings	-	4% on cost
Financed lease equipment	-	the greater of the period of lease or 20% on cost

The need for any impairment write down to fixed assets is assessed by comparison of the carrying value against the higher of value in use and realisable value.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

e)	Stocks

Stock and work in progress are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow moving items. Cost includes all direct expenditure and an appropriate proportion of fixed and variable overheads.

f)	Deferred taxation

Deferred tax is recognised in respect of all timing differences, that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the exception that deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

g)	Research and development

For financial reporting purposes expenditure on research and development is written off in the year in which it is incurred.

h)	Interest

Interest charges incurred in the construction of the company’s building are capitalised (before tax relief) up to the point when the building is physically complete. Otherwise, interest is charged against profit as it arises.

i)	Foreign currencies

Trading transactions denominated in foreign currencies are translated into sterling at the exchange rate ruling when the transaction was entered into. Monetary assets and liabilities denominated in foreign currencies arc translated into sterling at the exchange rate ruling at the balance sheet date.

j)	Pensions

The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the profit and loss account in the year for which they are due.

k)	Government grants

The government grants in respect of capital expenditure are credited to a deferred income account and are released to profit over the expected useful lives of the relevant assets by equal annual instalments. Grants of a revenue nature arc credited to income so as to match them with the expenditure to which they relate.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

l)	Leasing and hire purchase commitments

Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The corresponding lease or hire purchase obligation is capitalised in the balance sheet as a liability. The interest element of the rental obligation is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals payable under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

2.	Turnover

The turnover and profit before taxation are attributable to the continuing principal activities of the company. An analysis of turnover by destination is given below:

	2006%	2005%
United Kingdom	28	90
Europe	24	4
United States of America and Canada	48	6

	100	100

All of the turnover originates in the United Kingdom.

3.	Operating Loss

The operating loss is stated after charging/(crediting):

		2006 £	2005 £
	Depreciation—owned assets	890,276	759,281
	Depreciation—assets held under finance leases	865,437	1,090,951
	Exceptional items:
	- Impairment write down of tangible fixed assets	7,148,640	493,218
	- Exceptional provision for slow moving stock	1,101,237	—
	- Repayment of government grants	116,731	—
	- Redundancy and reorganisation expense	770,366	—
Operating lease charges	- land and buildings	—	—
	- other	147,776	231,737
	Audit fee payable to BDO Stoy Hayward LLP for the company’s annual financial statements	15,000	38,122
	Government grants (note 15)	(180,723)	(182,661)

All fees payable to BDO Stoy Hayward LLP, the company’s auditor, include amounts in respect of expenses.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

Due to the business being unable to secure additional work to replace the Pfizer Contract completed in the prior year, the directors had no option but to undertake a major reorganisation of the business which led to significant loss of jobs and a reduction in the value of the state of the art facilities based on anticipated reduced future revenues. In addition, a reassessment of the net realisable value of stocks led to a significant provision against the book value requiring recognition. All the costs of this reorganisation have been incurred in the year and there were no restructuring provisions brought forward nor are there any carried forward at the balance sheet date.

In addition, an amount of £591,000 was repaid to the Department for Business Enterprise and Regulatory Reform (formerly the Department of Trade and Industry) in June 2007 as the company had failed to meet the qualifying criteria as at 31 December 2006 for government grant assistance received. Of this amount, £16,731 represented grant receipts matching revenue expenses that had been recognised in the profit and loss account in earlier years. The remaining balance represented amounts used to finance fixed assets and has been treated as a reduction of the unamortised grant at the balance sheet date. The movement in this balance is disclosed in note 15 to these non-statutory financial statements.

4.	Loss on disposal of tangible fixed assets

During 2006, the directors disposed of land and buildings with a net book value of £3,007,942 for total proceeds of £442,500.

5.	Staff costs

	2006 £	2005 £
Wages and salaries	2,346,455	4,013,057
Social security costs	258,183	407,352
Other pension costs (note 19)	154,430	243,368

	2,759,068	4,663,777

The average number of employees, including directors, during the year was as follows:

	2006 No.	2005 No.
Administration	17	28
Scientific	61	137

	78	165

Directors’ emoluments:

	2006 £	2005 £
Emoluments	328,355	312,962
Company contributions paid to defined contribution scheme	20,767	21,825

Directors’ emoluments include a payment of £51,941 for severance pay.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

	2006 No.	2005 No.
Members of defined contribution scheme	3	3

	2006 £	2005 £
The amounts in respect of the highest paid director are as follows:
Emoluments	127,155	124,116
Company contributions paid to defined contribution scheme	5,247	8,713

The emoluments id the highest paid director include a payment of £51,941 (2005: £nil) for severance pay.

6.	Interest receivable and other similar income

	2006 £	2005 £
Bank interest receivable	14,801	23,936
Foreign exchange gains	1,238,331	—

	1,253,133	23,936

The foreign exchange gain in the current year arose on the retranslation of balances to Tripos Inc.

7.	Interest payable and similar charges

	2006 £	2005 £
Payable to group undertakings	189,495	164,563
Finance charges payable under finance leases and hire purchase contracts	389,441	314,748
Other interest	—	7,801
Foreign exchange loss	—	740,430

	578,936	1,227,542

The foreign exchange loss in the prior year arose on the retranslation of balances to Tripos Inc.

8.	Taxation

(a)	Tax on loss on ordinary activities

	2006 £	2005 £
Current tax
Corporation tax on the loss for the year	—	—

Deferred tax
Originating and reversal of timing differences	—	—

Tax on loss on ordinary activities	—	—

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

8.	Taxation (continued)

There was no charge to corporation tax in either the current or previous year. Refer to note 8(b) for further details.

(b)	Factors affecting current tax charge

The tax assessed on the loss on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 30% (2006—30%). The differences are explained below:

	2006 £	2005 £
Loss on ordinary activities before tax	(15,262,317)	(4,280,122)

Loss on ordinary activities multiplied by the standard rate of corporation tax in the UK as above	(4,578,695)	(1,284,037)
Effect of:
Disallowed expenses and non taxable income	309,108	20,800
Depreciation in excess of Capital Allowances	2,378,425	530,720
Other timing differences	3,780	38,522
Current and prior year losses carried forward	2,136,656	872,854
R&D tax credit—current year	(249,274)	(600,000)
Group relief	—	421,141

	—	—

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

9.	Tangible fixed assets

	Land and freehold property £	Equipment £	Computer Equipment £	Total £
Cost
At 1 January 2006	14,028,238	8,094,423	1,000,347	23,123,008
Additions	—	53,346	—	53,346
Disposals	(4,653,739)	(207,926)	—	(4,861,665)

At 31 December 2006	9,374,499	7,939,843	1,000,347	18,314,689

Depreciation
At 1 January 2006	2,197,591	5,060,148	896,037	8,153,776
Charge for the year	509,315	1,176,627	69,771	1,755,713
Disposals	(1,661,442)	(193,991)	—	(1,855,433)
Impairment write down	5,573,951	1,545,494	29,195	7,148,640

At 31 December 2006	6,619,415	7,588,278	995,003	15,202,696

Net book value
At 31 December 2005	11,830,647	3,034,275	104,310	14,969,232

At 31 December 2006	2,755,084	351,565	5,344	3,111,993

The net book value of equipment and computer equipment above includes an amount of £1,590,243 (2005: £2,595,227) in respect of assets held under finance leases and hire purchase contracts. During the year the depreciation charged on these assets amounted to £865,437 (2005 : £1,090,951).

The impairment charge has been calculated on a value in use assessment in accordance with FRS 11—“Impairment of Fixed Assets and Goodwill”. The discount rate applied to pre-tax cash flows was 18%.

10.	Stocks

	2006 £	2005 £
Raw materials	212,379	297,974
Work in progress	278,183	1,940,559
Finished goods	1,343,830	757,759

	1,834,392	2,996,292

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

11.	Debtors: amounts falling due within one year

	2006 £	2005 £
Prepayments and accrued income	136,522	161,461
Amount owed by fellow group companies	624,699	1,769,116

	761,221	1,930,577

12.	Creditors: amounts falling due within one year

	2006 £	2005 £
Trade creditors	179,988	258,055
Other taxes and social security	183,749	208,230
Accruals and deferred income	1,195,485	872,396
Obligations under finance leases (note 14)	1,280,291	1,356,447
Other creditors	—	132,059
Amount owing to group undertakings	8,699,602	7,880,974

	11,539,115	10,708,161

13.	Creditors: amounts falling due after one year

	2006 £	2005 £
Obligations under finance leases repayable within 5 years (note 14)	1,052,326	794,022
Amount owing to group undertaking	2,347,889	2,468,603
Accruals and deferred income (note 15)	1,464,550	2,119,542

	4,864,765	5,382,167

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

14	Obligations under finance leases and hire purchase contracts

The maturity of these amounts is as follows:

	2006 £	2005 £
Amounts payable:
Within one year	1,502,021	1,523,696
In two to five years	1,135,073	850,583

	2,637,094	2,374,279
Less: finance charges allocated to future periods	(304,477)	(223,810)

	2,332,617	2,150,469

Finance leases and hire purchase contracts are analysed as follows:
Current obligations (note 12)	1,280,291	1,356,447
Non-current obligations (note 13)	1,052,326	794,022

	2,332,617	2,150,469

Finance leases are secured on the assets to which they relate

15.	Accruals and deferred income

Deferred Government Grants 2006 £
Balance as at 1 January	2,119,542
Credited to the profit and loss account	(180,723)
Repayment of Government grant (Note 23)	(474,269)

Balance as at 31 December	1,464,550

16.	Provisions for liabilities

Deferred taxation provided in the accounts and the amounts not provided are as follows:

	Provided		Not provided
	2006 £	2005 £	2006 £	2005 £
Capital allowances in advance of depreciation	—	2,444,120	—	—
Other timing differences	—	(2,444,120)	(6,464,464)	(1,935,171)

	—	—	(6,464,464)	(1,935,171)

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

17.	Share capital

	Authorised 2006 £	Authorised 2005 £
500,000 Ordinary shares of £1 each	500,000	500,000

	Allotted, called up and fully paid
	2006 £	2005 £
101,000 Ordinary shares of £1 each	101,000	101,000

18.	Reconciliation of movements in shareholders’ funds and movement on reserves

	Share capital £	Share premium £	Profit and loss account £	Total shareholders’ funds £
Al 1 January 2006	101,000	6,939,304	(2,165,443)	4,874,861
Retained loss for the year	—	—	(15,262,317)	(15,262,317)

At 31 December 2006	101,000	6,939,304	(17,427,760)	(10,387,456)

19.	Pension commitments

The company operates a defined contribution scheme for certain of its employees. The assets of the scheme are held separately from those of the company in independently administered funds. During the year contributions payable amounted to £154,430 (2005: £232,563). There were no unpaid contributions outstanding at the year-end (2005: £nil).

20.	Other financial commitments

At 31 December 2006, the company had annual commitments under non cancellable operating leases as set out below:

	Other
	2006 £	2005 £
Operating leases which expire:
- within one year	56,965	72,653
- in two to five years	18,935	66,579

	75,900	139,232

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

21.	Parent company

The company’s immediate parent undertaking during 2006 was Tripos UK Holdings Limited. The company’s ultimate parent undertaking and controlling party, which was also the parent of the largest group for which the company is a member and for which group accounts are prepared, was Tripos Inc. incorporated in the State of Utah, USA.

Copies of the group accounts are available from 1699 S Hanley Road, Suite 303, St Louis, Missouri, 63144-2913, USA.

From June 2007, the ultimate parent company is Commonwealth Biotechnologies Inc. 601 Biotech drive, Richmond, Virginia 23235, USA.

22.	Related party transactions

The company has taken advantage of the exemption conferred under Financial Reporting Standard No.8 ‘Related Party Disclosures’, concerning disclosure of transactions with group members.

There have been no other transactions with related parties requiring disclosure under Financial Reporting Standard No.8.

23.	Post Balance Sheet Events

By the end of 2006 the company had fallen below the criteria required to retain grant funding totalling £1,540,000 drawn down from the Department of Trade and Industry. The final repayment was agreed to be £591,000 during negotiations to sell the business in 2007. This has been reflected in the balance sheet as an adjusting post balance sheet event.

In June 2007 the business was sold by Tripos Inc, to Commonwealth Biotechnologies Inc. As part of the sale and purchase agreement certain inter-company balances were waived within the Tripos Inc. group. The financial effect of the inter-company debt waivers will be shown in the financial statements for the year ending 31 December 2007 being a non adjusting post balance sheet event.

24.	Reconciliation of operating profit to net cash inflow from operating activities

	Note	2006 £	2005 £
Cash flow from Operating activities
Operating loss		(13,371,071)	(3,076,523)
Depreciation and impairment charges on tangible fixed assets		8,904,353	2,343,450
(Profit) / loss on disposal of tangible fixed assets		(1,710)	5,447
Decrease in debtors		1,203,225	1,579,294
Decrease in inventory		1,161,900	2,906,524
Increase /(decrease) in creditors		399,529	(1,458,173)
Decrease in deferred income		(999,908)	(1,608,499)

Net cash flow from operating activities		(2,703,682)	691,520

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

25.	Analysis of cash flows for headings netted off in the cash flow statement

	2006 £	2005 £
Returns on investment and servicing finance
Bank interest received	14,801	23,936
Bank interest paid	(189,495)	(128,409)
Interest element of finance leases	(372,745)	(314,749)
Interest paid	(16,696)	(43,954)

Net cash outflow for returns on investment and servicing of finance	(564,135)	(463,176)

	2006 £	2005 £
Capital expenditure and financial investment
Purchase of tangible fixed assets	(53,346)	(491,086)
Sale of tangible fixed assets	442,500	1,300

Net cash inflow / (outflow) for capital expenditure and financial investment	389,154	(489,786)

	2006 £	2005 £
Financing
Sale and lease back receipts	2,153,747	1,105,723
Capital element of finance lease payments	(1,971,599)	(1,885,609)
Receipts from parent company—Tripos Inc	1 ,936,245	1,733,138

Net cash inflow from financing	2,118,393	953,252

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

26.	Analysis of changes in net debt

	At 1 January 2005 £	Cashflows £	Foreign exchange £	At 31 December 2006 £
Cash at bank and in hand	1,069,088	(760,270)	—	308,818

Finance leases	(2,150,409)	(182,148)	—	(2,332,617)
Ultimate Parent company loan -	(10,349,576)		1,238,330
Tripos Inc		(1,936,245)		(11,047,491)

	(11,430,957)	(2,878,663)	1,238,330	(13,071,290)

The movement in foreign exchange represents the exchange gain recognised on the retranslation of the amounts due to the ultimate parent company -Tripos Inc.

27.	UK GAAP to US GAAP Reconciliation

Accounting for capital grants

Under United Kingdom Generally Accepted Accounting Practice (“GAAP”) (SSAP 4 Accounting for (Government Grants) grants received from governmental bodies that are contributions towards the cost of assets are not permitted to be deducted from the purchase price of the assets. The grants received are held as deferred income on the balance sheet and are released to the profit and loss account over the estimated which permits the grant received to be credited against the cost of the asset. This treatment is different to that permitted under United States GAAP which permits the grant received to be credited against the cost of the asset.

At the balance sheet date, the company had not met all of the conditions relating to a grant that had been received from the Department for Trade and Industry (now known as the Department for Business, Enterprise and Regulatory Reform (“BERR”)). Subsequent to the year end, a repayment to BERR of £591,000 was agreed and has been dealt with as an adjusting sheet. Of this amount, £474,269 was originally treated as a contribution towards capital assets and the balance towards expenses incurred.

Under US GAAP. the repayment of the capital grant initially increased the gross cost of tangible fixed assets and was subsequently expensed as part of the asset impairment charge. Under UK GAAP, the capital element of the grant repaid is simply a balance sheet re-classification between the balance held in deterred income and accruals within current liabilities. This accounting difference has given rise to a lower loss being reported under UK GAAP of £474,269 as no further impairment of the fixed assets is required based on their projected value in use computed in accordance with FRS 11—“Impairment of fixed assets and goodwill”. Consequently the aggregate capital and reserves under UK GAAP is higher by the same amount than that which would have been reported under US GAAP.

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

The impact of the accounting differences on respective line items is summarised below:

	UK GAAP		US GAAP
	2006 £	2005 £	2006 £	2005 £
Balance sheet
Tangible fixed assets:
Total cost	18,314,68	23,123,008	16,253,136	20,587,189
Total accumulated amortisation	15,202,696	8,153,776	15,079,959	7,737,499
Creditors: amounts falling due after more than one year:
Accruals and deferred income (note 15)	1,464,550	2,119,542	—	—
Profit and loss account
Total depreciation charge	1,755,713	2,343,450	1,574,990	2,160,789
Release of deferred income	(180,723)	(182,661)	—	—
Total fixed asset impairment charge	7,148,640	—	7,622,907	—

Reconciliation of reported loss for the year:
			2006 £	2005 £
Reported loss for the year in accordance with UK GAAP			(15,262,317)	(4,280,122)
Difference arising on accounting for the repayment of a Government capital grant			(474,269)	—
Reported loss for the year in accordance with US GAAP			(15,736,586)	(4,280,122)

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

Reconciliation of aggregate share capital and reserves

	2006 £	2005 £
Aggregate share capital and reserves as reported under UK GAAP	(10,387,456)	4,874,861
Difference arising on accounting for the repayment of a Government capital grant	(474,269)	—

Aggregate share capital and reserves as reported undo US GAAP	(10,861,725)	4,874,861

Cash flow statement

The cash How statement has been prepared in conformity with UK Financial Reporting Standard 1 (Revised) “Cash Flow Statements”. The principal differences between this statement and cash flow statements presented in accordance with US Financial Accounting Standard number 95 are as follows:

•

Under UK GAAP net cash flow from operating activities is determined before considering cash flows from returns on investments and servicing of finance. Under US GAAP, net cash flow from operating activities is determined after this item.

•	Under UK GAAP, capital expenditure is classified separately while under US GAAP, it is classified as an investing activity.

•	Under UK GAAP movements in bank overdrafts arc classified as movements in cash while under US GAAP they are classified as a financing activity.

Set out below is a summary cash flow statement under US GAAP:

	2006 £	2005 £
Net cash (outflow) / inflow from operating activities	(3,267,818)	228,344
Net cash inflow / (outflow) from investing activities	389,154	(489,786)
Net cash inflow from financing activities	2,118,393	953,252

Net decrease in cash and cash equivalents under US GAAP	(760,271)	691,810
Net decrease in cash and cash equivalents under UK GAAP	(760,271)	691,810

Company No: 2493812

MIMOTOPES PTY LTD

ACN 090 841 286

Financial Report for the 7 months ended 31 January 2007

MIMOTOPES PTY LTD

DIRECTORS’ DECLARATION

The directors have determined that the company is not a reporting entity and that this special purpose financial report should be prepared in accordance with the accounting policies described in Note 1 to the financial statements

1	The financial statements and notes, as set out on pages 3 to 18, are in accordance with the Corporations Act 2001:

(a)	comply with Accounting Standards as described in Note 1 to the financial statements and the Corporations Regulations 2001; and

(b)	give a true and fair view of the company’s financial position as at 31 January 2007 and of the performance for the seven months then ended in accordance with the accounting policies described in Note 1 to the financial statements

2	In the directors’ opinion there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable

This declaration is made in accordance with a resolution of the Board of Directors

Paul D’Sylva

Director

Dated this 21st day of December 2007

MIMOTOPES PTY LTD

INCOME STATEMENT

For the 7 Months Ended 31 January 2007

	Note	7 months ended 31 January 2007 $
Revenue	2	2,646,222
Interest income		306

Raw materials and consumables used		(703,391)
Employee benefits expense		(1,224,499)
Depreciation expense		(182,824)
Other expenses	3	(779,300)

(Loss) before income tax expense		(243,486)
Income tax expense	4	80,085

(Loss) after income tax expense		(163,401)

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

BALANCE SHEET

As at 31 January 2007

	Note		As at 31 January 2007 $
CURRENT ASSETS
Cash and cash equivalents	12	(a)	138,436
Trade and other receivables	5		844,474
Inventory			25,818
Other current assets	6		18,645

TOTAL CURRENT ASSETS			1,027,373

NON CURRENT ASSETS
Property, plant and equipment	7		2,841,002

TOTAL NON CURRENT ASSETS			2,841,002

TOTAL ASSETS			3,868,375

CURRENT LIABILITIES
Trade and other payables	8		365,807
Employee benefits	9		131,999
Short-term borrowings	10		4,296

TOTAL CURRENT LIABILITIES			502,102

NON CURRENT LIABILITIES
Employee benefits	9		7,403
Long-term borrowings	10		1,095,092
Deferred tax liabilities			845,705

TOTAL NON CURRENT LIABILITIES			1,948,200

TOTAL LIABILITIES			2,450,302

NET ASSETS			1,418,073

CONTRIBUTED EQUITY
Contributed equity	11		1
Reserves			2,160,175
Retained earnings			(742,103)

TOTAL EQUITY			1,418,073

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

CASH FLOW STATEMENT

For the 7 Months ended 31 January 2007

	Note		7 Months ended 31 January 2007 $
Cash flows from operating activities
Receipts from customers			2,418,240
Payments to suppliers and employees			(2,408,512)
Interest received			306

Net cash used in operating activities	12	(b)	10,034

Cash flows from investing activities
Payments for plant and equipment			(23,349)

Net Cash used in investing activities			(23,349)

Cash flows from financing activities
Proceeds from related party loans			—

Net cash provided by financing activities			—

Net Increase/ (decrease) in cash held			(13,315)
Cash held at the beginning of the financial year			151,751
Cash held at the end of the financial year	12	(a)	138,436

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 months ended 31 January 2007

1.	STATEMENT OF ACCOUNTING POLICIES

(a)	Basis of Presentation

The consolidated financial information of Mimotopes Pty Ltd includes the accounts of the Company and its wholly owned subsidiary Mimotopes UK Pic and Mimotopes France. All significant intercompany accounts and transactions have been eliminated on consolidation. The financial information has been presented in Australian Dollars (“AUD”).

The financial information has been prepared in accordance with the recognition and measurement requirements of all Australian Accounting Standards (including Australian Accounting Interpretations).

With the exception of AASB 1031: Materiality, the financial information does not include the disclosure requirements of any Australian Accounting Standards.

The financial information is presented in Australian dollars, which is also the company’s functional currency.

Historical cost convention—this financial information have been prepared under the historical cost convention, as modified by the revaluation of certain non-current assets. Non-current assets are stated at the lower of carrying amount and fair value.

The financial report has been prepared on the basis of accounting principles applicable to a going concern, which assumes the commercial realisation of the future potential of the Company’s assets and the discharge of their liabilities in the normal course of business.

(i)	Going Concern

The financial report has been prepared on a going concern basis. The ability of the Company to continue as a going concern and meet its debts as and when they fall due is dependent on the continuing financial support of Commonwealth Biotechnologies Inc, the Company’s ultimate parent entity.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

CBI Limited has undertaken to provide to the Company, by letter dated 18 December 2007, financial support for 12 months from that, necessary to enable it to meet its debts resulting from its activities, as and when they fall due and not to call on loans advanced to the Company for repayment until the Company has sufficient funds to repay its secured and unsecured creditors.

Accordingly the Directors believe that the Company will continue as a going concern and have adopted that method of accounting in the preparation of the financial report.

(b)	Income Tax

The charge for current income tax expense is based on the profit for the year adjusted for any non-assessable or disallowed items. It is calculated using tax rates that have been enacted or are substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred income tax will be recognised from the initial recognition of an asset or liability, excluding a business combination, where there is no effect on accounting or taxable profit or loss.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or liability is settled. Deferred tax is credited in the income statement except where it relates to items that may be credited directly to equity, in which case the deferred tax is adjusted directly against equity.

Deferred income tax assets are recognised to the extent that it is probable that future tax profits will be available against which deducible temporary differences can be utilised.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 months ended 31 January 2007

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

(c)	Property, Plant and Equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment losses.

The carrying amount of property, plant and equipment is reviewed annually by Directors to ensure it is not in excess of the recoverable amount from these assets. The recoverable amount is assessed on the basis of the expected net cash flows that will be received from the assets employment and subsequent disposal. The expected net cash flows have been discounted to their present values in determining recoverable amounts.

The Company recognises in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when that cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the Company and the cost of the item can be measured reliably. All other costs are recognised in the income statement as an expense as incurred.

Increases in the carrying amount of property, plant and equipment are credited to a revaluation reserve. Decreases that offset previous increases of the same asset are charged against fair value reserves directly in equity; all other decreases are charged to the income statement.

Depreciation

The depreciable amount of property, plant and equipment, is depreciated on a straight line basis over their useful lives to the Company commencing from the time the asset is held ready for use.

The depreciation rates used for each class of depreciable assets are:

Class of Fixed Asset	Depreciation Rate
Leasehold improvements	4.0%
Plant and equipment	20-33%

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing proceeds with the carrying amount. These gains or losses are included in the income statement. When revalued assets are sold, amounts in the revaluation reserve relating to that asset are transferred to retained earnings.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

(d)	Impairment of Assets

At each reporting date, the Company reviews the carrying values of its tangible and intangible assets to determine whether there is any indication that those assets have been impaired. If such an indication exists, the recoverable amount of the asset, being the higher of the asset’s fair value less costs to sell and value in use, is compared to the asset’s carrying value. Any excess of the asset’s carrying value over its recoverable amount is expensed to the income statement.

Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

(e)	Employee Benefits

Provision is made for the Company’s liability for employee benefits arising from services rendered by employees to balance date. Employee benefits that are expected to be settled within one year have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs. Employee benefits payable later than one year have been measured at the present value of the estimated future cash outflows to be made for those benefits.

(f)	Leases

Leases of fixed assets where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership are classified as finance leases.

Finance leases are capitalised by recording an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the Months Ended 31 January 2007

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

(g)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

(h)	Revenue

Revenue from the sale of goods is recognised upon delivery of goods to the customer.

Interest revenue is recognised on a proportional basis taking into account the interest rates applicable to the financial assets.

All revenue is stated net of the amount of goods and services tax (GST).

(i)	Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense. Receivables and payables in the balance sheet are shown inclusive of GST.

Cash flows are presented in the cash flow statement on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

Critical accounting estimates and judgments

The Directors evaluate estimates and judgments incorporated into the financial report based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the Company.

(j)	Comparative figure

No comparative figures have been included within the financial statements as parent entity does not require this information for consolidation purposes.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

		7 Months Ended 31 January 2007 $
2.	REVENUE
	Operating activities:
	Sale of goods	2,646,222

3.	OTHER EXPENSES
	Travel	19,342
	Maintenance	78,985
	Service	118,378
	Consulting	75,731
	Insurance	27,163
	Selling	333,417
	Administration	126,284

		779,300

4.	TAX
	Tax effect of loss before tax	72,954
	Current year losses not recognized	(16,520)
	Current year deferred tax asset not recognized	(1,996)
	Prior year non recognition of deferred tax liability recognized	25,657

		80,085

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

		As at 31 January 2007 $
5.	TRADE AND OTHER RECEIVABLES
	Trade debtors	826,977
	Provision for doubtful debts	(6,000)

		820,977

	GST receivables	11,686
	Other related parties
	Other debtors	11,811

		23,497

		844,474

6.	INVENTORY	25,818

	Chemicals used in production
7.	OTHER CURRENT ASSETS
	Prepayments	18,645

8.	PROPERTY, PLANT AND EQUIPMENT
	Plant and equipment
	Cost	87,451
	Independent valuation (December 2005)	1,185,965
	Accumulated depreciation	(280,956)

		992,460

	Leasehold improvements
	Independent valuation (December 2005)	1,900,000
	Accumulated depreciation	(51,458)

		1,848,542

		2,841,002

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

		As at 31 January 2007 $
9.	TRADE AND OTHER PAYABLES

	CURRENT
	Trade creditors and accruals	363,255
	Sundry creditors	2,552

		365,807

10.	PROVISIONS

	SHORT-TERM
	Provision for employee benefits	131,999

	LONG-TERM
	Provision for employee benefits	7,403

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

				As at 31 January 2007 $
11.	BORROWINGS
	SHORT-TERM
	Intercompany payable	(a	)	1,083,784
	Hire purchase creditors			4,296

				1,088,080

	LONG-TERM
	Hire purchase creditors			11,308

(a) Subsequent to year end, in accordance with the terms of the Stock Purchase Agreement between Commonwealth Biotechnologies Inc. and Pharmaust Ltd, Mimotopes Pty Ltd was relieved of its obligation to pay the outstanding loan account due to the seller.
12.	CONTRIBUTED EQUITY
	Fully paid ordinary shares			1

Pharmaust Limited holds the sole ordinary share.
13.	NOTES TO THE CASH FLOW STATEMENT
	(a) Reconciliation of cash

	For the purpose of the cash flow statement, cash includes cash on hand and in banks and investments in money market instruments. Cash at the end of the financial period as shown in the cash flow statement is reconciled to the related items in the balance sheet as follows:

	Cash at bank and on hand			138,436

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

			As at 31 January 2007 $
13.	NOTES TO THE CASH FLOW STATEMENT (CONT.)
	(b)	Reconciliation of net cash provided by operating activities to loss after tax
		Loss after tax	(163,401)
		Depreciation	182,824
		Movement in assets and liabilities
		Receivables	(227,982)
		Inventory	(25,818)
		Sundry creditors and accruals	221,025
		Provisions	23,386

		Net cash used in operating activities	10,034

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

		As at 31 January 2007 $
14.	RESERVES
	Asset revaluation reserve	3,085,965
	Less deferred tax liability	(925,790)

		2,160,175
15.	COMMITMENTS

	Hire Purchase Liabilities

	Payable not later than one year	5,182
	Payable later than one year but not later than five years	13,525

	Total payments	18,707
	Less future finance charges	(3,103)

	Total hire purchase liabilities	15,604

	Operating Lease Commitments
	Non-cancellable operating leases contracted for but not capitalised in the financial statements
	Payable not later than one year	151,388
	Payable later than one year but not later than five years	170,589

	Total operating lease commitments	321,977

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

16.	EVENTS SUBSEQUENT TO THE REPORTING DATE

On 9 February 2007, Commonwealth Biotechnologies Inc. (NASDAQ Capital Market: CBTE) acquired all of the outstanding capital stock of the Company.

17.	CONTINGENT LIABILITIES

There were no contingent liabilities at the reporting date.

18.	RECONCILIATION WITH US GAAP

(a)	Reconciliation of Income Statement under AIFRS and US GAAP

INCOME STATEMENT

For the 7 months ended 31 January 2007

	31 January 2007 Audited	Reconciliation Adjustments	31 January 2007 US GAAP
	$A	$A	$A
Revenue	2,646,222	—	2,646,222
Other income	306	—	306

Raw materials and consumables used	(703,391)	—	(703,391)
Employee benefits expense	(1,224,499)	—	(1,224,499)
Depreciation expense	(182,824)	168,247	(14,577)
Other expenses	(779,300)	—	(779,300)

Loss before income tax expense	(243,486)	168,247	(75,239)
Income tax expense	80,085	(80,805)	—

Loss after income tax expense	(163,401)	88,162	(75,239)

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

18.	RECONCILIATION WITH US GAAP (Cont.)

(b)	Reconciliation of Balance Sheet under AIFRS and US GAAP

BALANCE SHEET

	31 January 2007 Audited	Reconciliation Adjustments Note 17b (i)	31 January 2007 US GAAP
	$A	$A	$A
CURRENT ASSETS
Cash and cash equivalents	138,436	—	138,436
Trade and other receivables	870,292	—	870,292
Other current assets	18,645	—	18,644

TOTAL CURRENT ASSETS	1,027,373	—	1,027,373

NON CURRENT ASSETS
Property, plant and equipment	2,841,002	(2,773,505)	67,497

TOTAL NON CURRENT ASSETS	2,841,002	(2,773,505)	67,497

TOTAL ASSETS	3,868,375	(2,773,505)	1,094,870

CURRENT LIABILITIES
Trade and other payables	365,807	—	365,807
Short-term provisions	131,999	—	131,999
Short-term borrowings	4,296	—	4,296

TOTAL CURRENT LIABILITIES	502,102	—	502,102

NON CURRENT LIABILITIES
Employee benefits	7,403	—	7,403
Long-term borrowings	1,095,092	—	1,095,092
Deferred tax liability	845,705	845,705	—

TOTAL NON CURRENT LIABILITIES	1,948,200	845,705	1,102,495

TOTAL LIABILITIES	2,450,302	845,705	1,604,597

NET ASSETS/(LIABILITIES)	1,418,073	(1,927,800)	(509,727)

CONTRIBUTED EQUITY
Contributed equity	1	—	1
Reserves	2,160,175	(2,160,175)	—
Retained earnings	(742,103)	232,375	(509,728)

TOTAL EQUITY/(DEFICIENCY)	1,418,073	(1,927,800)	(509,727)

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the 7 Months Ended 31 January 2007

18.	RECONCILIATION WITH US GAAP (Cont.)

(b)	Reconciliation of Balance Sheet under AIFRS and US GAAP (Cont.)

Explanation of reconciliation adjustments

(i)	Property, plant and equipment

The Company previously revalued certain of its buildings and plant and equipment. Any revaluation increments and decrements are included in the Company’s reserves that form part of total equity. Revalued buildings and plant and equipment are depreciated over their estimated useful lives to the Company (land is not depreciated). The reserve is accounted for net of the deferred tax liability associated with the revaluation. Under US GAAP, revaluations of buildings and plant and equipment are not permitted. Accordingly, the net revaluation increment on buildings and plant and equipment and the depreciation charges on revalued buildings and plant and equipment are adjusted back to their historical cost for US GAAP purposes.

19.	COMPANY DETAILS

The registered office and principal place of business of the

11 Duerdin Street

Clayton Victoria, 3168

BDO Kendalls

BDO Kendalls Audit &

Assurance (NSW-VIC) Pty Ltd

The Rialto 525 Collins St

Melbourne VIC 3000

GPO Box 4736 Melbourne VIC 3001

Phone 61 3 8320 2222

Fax 61 3 8320 2200

aa.melbourne@bdo.com.au

www.bdo.com.au

ABN 17 114 673 540

INDEPENDENT AUDITOR’S REPORT

To the members of Mimotopes Pty Limited

Report on the Financial Report

We have audited the accompanying financial report, being a special 31 January 2007, and the income statement and cash flow statement explanatory notes.

Directors’ Responsibility for the Financial Report

The directors of the company are responsible for the preparation described in Note 1 to the financial statements, which form part responsibility also includes establishing and maintaining internal material misstatement, whether due to fraud or error; selecting and in the circumstances

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial report based on our audit. No opinion is expressed as to whether the accounting policies used, as described in Note 1, are appropriate to meet the needs of the members. We conducted our audit in accordance with Australian and US Auditing Standards. These Auditing Standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

BDO Kendall is a national association of
separate partnership and entities

BDO Kendalls

The financial report has been prepared for distribution to members. We disclaim any assumption of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the members, or for any purpose other than that for which it was prepared

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion

Independence

In conducting our audit, we have complied with the independence requirements of the Australian professional accounting bodies.

Auditor’s Opinion

In our opinion, the financial report presents fairly, in all material respects, the financial position of Mimotopes Pty Ltd as at 31 January 2007 and of its financial performance and its cash flows for the seven months ended 31 January 2007 in accordance with the accounting policies described in Note 1 to the financial statements

Significant Uncertainty Regarding Continuation as a Going Concern

Without qualification to the opinion expressed above, attention is drawn to the following matter. As a result of the matters described in Note 1(a) (i), there is significant uncertainty whether Mimotopes Pty Ltd will be able to continue as a going concern and therefore whether it will realise its assets and extinguish its liabilities in the normal course of business and at amounts stated in the financial report

BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd

Paul Carr
Director
Melbourne
Dated the 21st day of December 2007

MIMOTOPES PTY LTD

ACN 090 841 286

Financial Report for the year ended 30 June 2006

MIMOTOPES PTY LTD

DIRECTORS’ REPORT

Your Directors present their report together with the financial report of the Company for the year ended 30 June 2006.

Directors

The names and qualifications of directors in office at any time during or since the end of the year are:

Mr Ron Deane (Chairman)

Qualifications and Experience:

Mr Deane has a distinguished career in the pharmaceutical and biotechnology industry. For over 20 years, he worked with CSL, where he became successively General Sales Manager, Marketing Director and then Group Director—Marketing, with responsibility for all sales, marketing and distribution activities across the four operating Divisions of Bioplasma, Pharmaceutical, Veterinary and Diagnostics.

In 1986, he became Group Director – Administration, controlling the Finance and Personnel functions.

He was then appointed Chief Executive Officer of CSL’s new wholly-owned biotech company, Mimotopes Pty Ltd (www.mimotopes.com). When Mimotopes was acquired by Chiron and later by another US biotechnology company, MitoKor Inc, he was asked to stay on as CEO on each occasion. He was appointed Chief Business Officer for MitoKor in 2000 and worked in San Diego until his retirement in 2002.

Mr Deane also served as a non-executive director from May 2002, and Non-Executive Chairman of VRI Biomedical from May 2003, to October 2003.

Dr Paul D’Sylva

Qualifications and Experience:

Prior to 1 July 2005 when Dr D’Sylva joined the PharmAust Group as a full-time executive in the role of Managing Director of Mimotopes Pry Ltd before moving to PharmAust Limited Managing Director in October 2005, Dr D’Sylva served as the Director of Research and Development at Murdoch University (2001 — 2005). He has led the development of a number of successful research joint-venture institutes, companies and funds. He is a member of the Australian Institute of Company Directors and holds an appointment as an Adjunct Professor of Business at Murdoch University. Dr D’Sylva hold a PhD.

Dr Wayne Best

Qualifications and Experience:

Dr Best has over 20 years experience in synthetic and medicinal chemistry in academia, government and industry. After four years with ICI Australia’s Research Group in Melbourne, Dr Best returned to Western Australia and spent the ten years preceding the establishment of Epichem at the Chemistry Centre (WA) where he was responsible for the formation and running of the Medicinal and Biological Chemistry Section. Dr Best is a Fellow of the Royal Australian Chemical Institute and currently holds appointments as an Adjunct Associate Professor at both Murdoch University and The University of Western Australia. Dr Best holds the following Qualifications: BSc(Hons)., PhD., DIC.

MIMOTOPES PTY LTD

DIRECTORS’ REPORT (Cont.)

Principal Activity and Review of Operations

The principal activities of the Company during the year were the processing and sale of research-grade peptide products.

Operating Results

The loss of the Company after income tax was $860,931 for the year ended 30 June 2006 (2005:$2,800,043 unaudited).

Significant Changes in State Of Affairs

In the opinion of the Directors, there were no significant changes in the state of affairs of the Company that occurred during the financial period, not otherwise disclosed in these financial statements.

Events Subsequent to the end of the Financial Period

No matters or circumstances have arisen since the end of the financial period, that significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of affairs of the Company in subsequent financial years.

Future Developments

Likely developments in the operations of the Company and the expected results of those operations in future financial years have not been included in this report, as the inclusion of such information is likely to result in unreasonable prejudice to the Company.

Environmental Regulation

The Company’s operations are not regulated by any significant environmental regulation under a Law of the Commonwealth or of a State or Territory.

Dividends

No dividends were declared or paid since the start of the financial year. No recommendation for payment of dividends has been made.

MIMOTOPES PTY LTD

DIRECTORS’ REPORT (Cont.)

Share Options

No options over issued shares or interests in the Company were granted during or since the end of the financial year and there were no options outstanding at the date of this report.

Directors’ Benefits

No director has received or has become entitled to receive, during or since the financial year, a benefit because of a contract made by the Company or related body corporate of a director, a firm which a director is a member or an entity in which a director has a substantial, financial interest.

Indemnifying Officer or Auditor

During the period the parent company did carry Directors and Officer Indemnity insurance (which covered the directors and officers of Mimotopes Pty Ltd). The premium for the policy is $23,040 per annum.

The Company’s Constitution provides that except as may be prohibited by Sections 199A and 1998 of the Corporations Act every Officer, auditor or agent of the Company shall be indemnified out of the property of the Company against any liability incurred by him in his capacity as Officer, auditor or agent of the Company or any related corporation in respect of any act or omission whatsoever and howsoever occurring or in defending any proceedings whether civil or criminal.

Proceedings on behalf of Company

No person has applied for leave of Court to bring proceedings on behalf of the Company or intervene in any proceedings to which the Company is a party for the purpose of taking responsibility on behalf of the Company for all or any part of those proceedings.

The Company was not a party to any such proceedings during the year.

Auditor’s Independence Declaration

A copy of the auditor’s independence declaration as required under section 307C of the Corporations Act 2001 is included within the financial statements.

Adoption of Australian equivalents to International Financial

As a result of the introduction of Australian equivalents to lnternational Financial Reporting Standards (IFRS), the company’s financial report has been prepared in accordance with those Standards. A reconciliation of adjustments arising on the transition to Australian equivalents to IFRS is included in Note 20 of the financial report.

Signed in accordance with a resolution of Directors

Paul D’Sylva
Director

Dated this 5th day of December 2006

AUDITOR’S INDEPENDENCE DECLARATION

TO THE DIRECTORS OF

MIMOTOPES PTY LTD

I declare that, to the best of my knowledge and belief, during the year ended 30 June 2006 there have been:

(a)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and

(b)	no contraventions of any applicable code of professional conduct in relation to the audit.

RSM BIRD CAMERON PARTNERS
Chartered Accountants

Perth, WA	S C CUBITT
Dated: 5 December 2006	Partner

INDEPENDENT AUDIT REPORT

TO THE MEMBERS OF

MIMOTOPES PTY LTD

Scope

We nave audited the financial report of Mimotopes Pty Ltd for the year ended 30 June 2006, The Director’s are responsible for the financial report. We have conducted an independent audit of the financial report in order to express an opinion on it to the members.

Our audit has been conducted in accordance with Australian Auditing Standards and United States Generally Accepted Auditing Standards to provide reasonable assurance whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with the Corporations Act 2001, including compliance with Accounting Standards and other mandatory financial reporting requirements in Australia, so as to present a view which is consistent with our understanding of the Company’s financial position, the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Qualification

The financial report for the year ended 30 June 2005 has not been audited, except for the balance sheet. Accordingly, we are not in a position to and do not express an opinion on the comparatives for 2005, except for the balance sheet.

Independence

In conducting our audit, we followed applicable independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001.

Qualified Audit Opinion

In our opinion, except for the effects on the comparatives for 2005 of such adjustments, if any, as might have been determined to be necessary had the limitation on the scope of our work as discussed in the qualification paragraph not existed, the financial report of Mimotopes Pty Ltd is in accordance with:

(a)	the Corporations Act 2001, including:

(i)	giving a true and fair view of the Company’s financial position at 30 June 2006 and of its performance for the year ended on that date; and

(ii)	complying with Accounting Standards in Australia and the Corporations Regulations 2001; and

(b)	other mandatory financial reporting requirements in Australia.

RSM BIRD CAMERON PARTNERS
Chartered Accountants

Perth, WA	S C CUBITT
Dated: 5 December 2006	Partner

MIMOTOPES PTY LTD

DIRECTORS’ DECLARATION

The Directors of the Company declare that:

1.	the financial statements and notes are in accordance with the Corporations Act 2001, including;

(a)	comply with Accounting Standards and the Corporations Regulations 2001; and

(b)	give a true and fair view of the financial position as at 30 Jane 2006 and of the performance for the year ended on that date.

2.	in the Directors’ opinion there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

This	declaration is made in accordance with a resolution of the Board of Directors.

Paul D’Sylva
Director

Dated this 5th day of December 2006

MIMOTOPES PTY LTD

INCOME STATEMENT

For the year ended 30 June 2006

	Note	2006 $	2005 Unaudited $
Revenue	2	4,008,315	5,381,317
Other income	2	9,185	46,244

Raw materials and consumables used		(539,296)	(772,670)
Employee benefits expense		(2,201,696)	(4,279,659)
Depreciation expense		(164,518)	(469,279)
Other expenses	3	(1,972,921)	(2,705,996)

Loss before income tax expense		(860,931)	(2,800,043)

Income tax (expense)/ benefit	4	—	—

Loss after income tax expense/ benefit		(860,931)	(2,800,043)

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

BALANCE SHEET

As at 30 June 2006

	Note		2006 $	2005 $
CURRENT ASSETS
Cash and cash equivalents	12	(a)	151,751	619,873
Trade and other receivables	5		631,731	567,647
Other current assets	6		3,406	25,620

TOTAL CURRENT ASSETS			786,888	1,213,140

NON CURRENT ASSETS
Property, plant and equipment	7		3,000,477	28,310

TOTAL NON CURRENT ASSETS			3,000,477	28,310

TOTAL ASSETS			3,787,365	1,241,450

CURRENT LIABILITIES
Trade and other payables	8		602,816	782,833
Short-term provisions	9		109,938	32,755
Short-term borrowings	10		3,050	—

TOTAL CURRENT LIABILITIES			715,804	815,588

NON CURRENT LIABILITIES
Trade and other payables	8		668,301	263,995
Long-term provisions	9		6,078	1,161
Long-term borrowings	10		11,442	—

TOTAL NON CURRENT LIABILITIES			685,821	265,156

TOTAL LIABILITIES			1,401,625	1,080,744

NET ASSETS			2,385,740	160,706

CONTRIBUTED EQUITY
Contributed equity	11		1	1
Reserves			2,941,752	—
Retained earnings			(556,013)	160,705

TOTAL EQUITY			2,385,740	160,706

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

STATEMENT OF CHANGES IN EQUITY

For the year ended 30 June 2006

	Contributed Equity $	Retained Earnings $	Asset Revaluation Reserve $	Total $
2005 (Unaudited)

Balance at 1 July 2004	5,682,070	(8,991,146)	—	(3,309,076)
Loss for the year	—	(2,800,043)	—	(2,800,043)
Shares issued	6,269,825	—	—	6,269,825
Cancellation of issued capital	(11,951,894)	11,951,894	—	—

Balance at 30 June 2005	1	160,705	—	160,706

2006

Balance at 1 July 2005	1	160,705	—	160,706
Loss for the year	—	(860,931)		(860,931)
Revaluation increment	—	—	3,085,965	3,085,965
Depreciation of revalued assets	—	144,213	(144,213)	—

Balance at 30 June 2006	1	(556,013)	2,941,752	2,385,740

Description of Reserves

Asset Revaluation Reserve

The asset revaluation reserve records the revaluation of property, plant and equipment.

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

CASH FLOW STATEMENT

For the year ended 30 June 2006

	Note		2006 $	2005 Unaudited $
Cash flows from operating activities
Receipts from customers			3,952,656	5,399,871
Payments to suppliers and employees			(4,789,608)	(9,494,386)
Interest received			751	7,390

Net cash used in operating activities	12	(b)	(836,201)	(4,087,125)

Cash flows from investing activities
Repayment of hire purchase creditors			(3,937)	—
Payments for plant and equipment			(32,290)	(47,178)

Net cash used in investing activities			(36,227)	(47,178)

Cash flows from financing activities
Equity from related party			—	6,269,825
Repayment of related party loans			—	(2,056,550)
Proceeds from related party loans			404,306	—

Net cash provided by financing activities			404,306	4,213,275

Net Increase/ (decrease) in cash held			(468,122)	78,972

Cash held at the beginning of the financial year			619,873	540,901

Cash held at the end of the financial year	12	(a)	151,751	619,873

The accompanying notes form part of these financial statements

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

1.	STATEMENT OF ACCOUNTING POLICIES

(a)	Basis of preparation

The financial report is a general purpose financial report that has been prepared in accordance with Accounting Standards, Urgent Issues Group Interpretations, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

The financial report covers Mimotopes Pty Ltd as an individual entity. Mimotopes Pty Ltd is a company limited by shares, incorporated and domiciled in Australia.

The financial report of Mimotopes Pty Ltd complies with all Australian equivalents to International Financial Reporting Standards (AIFRS) in their entirety.

The following is a summary of the material accounting policies adopted by the Company in the preparation of the financial report. The accounting policies have been consistently applied, unless otherwise stated.

First-time Adoption of Australian Equivalents to International Financial Reporting Standards

Mimotopes Pty Ltd has prepared financial statements in accordance with the Australian equivalents to International Financial Reporting Standards (AIFRS) from 1 July 2005.

In accordance with the requirements of AASB 1: First-time Adoption of Australian Equivalents to International Financial Reporting Standards, adjustments to the Company’s financial statements resulting from the introduction of IFRS have been applied retrospectively to 2005. These financial statements are the first financial statements of Mimotopes Pty Ltd to be prepared in accordance with AIFRS.

The accounting policies set out below have been consistently applied to all years presented.

Reconciliations of the transition from previous Australian GAAP to AIFRS have been included in Note 20 to this report.

Reporting Basis and Conventions

The financial report has been prepared on the basis of accounting principles applicable to a going concern, which assumes the commercial realisation of the future potential of the Company’s assets and the discharge of their liabilities in the normal course of business.

The ability of the Company to continue as a going concern and meet its debts as and when they fall due is dependent on the continuing financial support of PharmAust Limited, the Company’s ultimate parent entity.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

1.	STATEMENT OF ACCOUNTING POLICIES

Reporting Basis and Conventions (Cont)

PharmAust Limited has undertaken to provide to the Company, by letter dated 4 December 2006, financial support for 12 months from that date or until the Company is sold by PharmAust Limited if that occurs within the 12 month period, necessary to enable it to meet its debts resulting from its activities, as and when they fall due and not to call on loans advanced to the Company for repayment until the Company has sufficient funds to repay its secured and unsecured creditors.

Accordingly the Directors believe that the Company will continue as a going concern and have adopted that method of accounting in the preparation of the financial report.

The financial report has also been prepared on an accruals basis and is based on historical costs modified by the revaluation of selected non-current assets, financial assets and financial liabilities for which the fair value basis of accounting has been applied.

(b)	Income Tax

The charge for current income tax expenses is based on the profit for the year adjusted for any non-assessable or disallowed items. It is calculated using tax rates that have been enacted or are substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred income tax will be recognised from the initial recognition of an asset or liability, excluding a business combination, where there is no effect on accounting or taxable profit or loss.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or liability is settled. Deferred tax is credited in the income statement except where it relates to items that may be credited directly to equity, in which case the deferred tax is adjusted directly against equity.

Deferred income tax assets are recognised to the extent that it is probable that future tax profits will be available against which deductible temporary differences can be utilised.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation and the anticipation that the Company will derive sufficient future assessable income to enable the benefit to be realized and comply with the conditions of deductibility imposed by the law.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

(c)	Property, Plant and Equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment losses.

The carrying amount of property, plant and equipment is reviewed annually by Directors to ensure it is not in excess of the recoverable amount from these assets. The recoverable amount is assessed on the basis of the expected net cash flows that will be received from the assets employment and subsequent disposal The expected net cash flows have been discounted to their present values in determining recoverable amounts.

The Company recognises in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when that cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the Company and the cost of the item can be measured reliably. All other costs are recognised in the income statement as an expense as incurred.

Increases in the carrying amount of property, plant and equipment are credited to a revaluation reserve. Decreases that offset previous increases of the same asset are charged against fair value reserves directly in equity; all other decreases are charged to the income statement. Each year the difference between the depreciation based on the revalued carrying amount of the asset charged to the income statement and depreciation based on the asset’s original cost is transferred to the revaluation reserve from retained earnings.

Depreciation

The depreciable amount of property, plant and equipment, is depreciated on a straight line basis over their useful lives to the Company commencing from the lime the asset is held ready for use.

The depreciation rates used for each class of depreciable assets are:

Class of Fixed Asset	Depreciation
Leasehold improvements	2.5%
Plant and equipment	20-33%

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing proceeds with the carrying amount. These gains or losses are included in the income statement. When revalued assets are sold, amounts in the revaluation reserve relating to that asset is transferred to retained earnings.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

(d)	Impairment of Assets

At each reporting date, the Company reviews the carrying values of its tangible and intangible assets to determine whether there is any indication that those assets have been impaired. If such an indication exists, the recoverable amount of the asset, being the higher of the asset’s fair value less costs to sell and value in use, is compared to the asset’s carrying value. Any excess of the asset’s carrying value over its recoverable amount is expensed to the income statement.

Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

(e)	Employee Benefits

Provision is made for the Company’s liability for employee benefits arising from services rendered by employees to balance date. Employee benefits that are expected to be settled within one year have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs. Employee benefits payable later than one year have been measured at the present value of the estimated future cash outflows to be made for those benefits.

(f)	Leases

Leases of fixed assets where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership are classified as finance leases.

Finance leases are capitalised by recording an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Leased assets are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

1.	STATEMENT OF ACCOUNTING POLICIES (Cont.)

(g)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

(h)	Revenue

Revenue from the sale of goods is recognised upon delivery of goods to the customer.

Interest revenue is recognised on a proportional basis taking into account the interest rates applicable to the financial assets.

All revenue is stated net of the amount of goods and services tax (GST).

(i)	Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense, Receivables and payables in the balance sheet are shown inclusive of GST.

Cash flows are presented in the cash flow statement on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

Critical accounting estimates and judgments

The Directors evaluate estimates and judgments incorporated into the financial report based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and are based on current trends and economic data, obtained both externally and within the Company.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 Unaudited $
2.	REVENUE
	Operating activities:
	Sale of goods	4,008,315	5,381,317

	Other activities:
	Interest income	751	7,390
	Realised currency gain	8,434	38,854

		9,185	46,244

3.	OTHER EXPENSES
	Travel	125,557	81,135
	Maintenance	196,638	274,338
	Service	139,499	168,738
	Consulting	245,067	121,117
	Insurance	80,745	73,594
	Selling	665,865	719,603
	Administration	519,550	1,267,471

		1,972,921	2,705,996

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 Unaudited $
4.	INCOME TAX EXPENSE

	The prima facie tax on loss before income tax is reconciled to the income tax as follows:

	Prima facie tax on loss before income tax at 30% (2005: 30%)	(258,279)	(840,013)

	Add:

	Tax effect of:
	Allocation of income tax credit/(debit) to the ultimate parent entity under the tax sharing agreement	258,279	(48,211)
	Deferred tax asset not recognized	—	888,224

	Income tax expense/ (benefit)	—	—

PharmAust Ltd (the ultimate parent entity) and its wholly-owned subsidiaries (which includes Mimotopes Pty Ltd) have formed an income tax consolidated regime. Each entity in the group recognises its own current and deferred tax liabilities, except for any deferred tax liabilities resulting from unused tax losses and tax credits which are immediately assumed by the parent entity. The current tax liability of each group entity is then subsequently assumed by the parent entity. The tax consolidated group has entered a tax sharing agreement whereby each company in the group contributes to the income tax payable in proportion to their contribution to the net profit before tax of the tax consolidated group.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 $
5.	TRADE AND OTHER RECEIVABLES
	Trade debtors	598,530	556,922
	Provision for doubtful debts	(41,000)	(41,000)

		557,530	515,922

	GST receivables	—	38,693
	Other related parties	60,720	—
	Other debtors	13,481	13,032

		74,201	51,725

		631,731	567,647

6.	OTHER CURRENT ASSETS
	Prepayments	3,406	25,620

7.	PROPERTY, PLANT AND EQUIPMENT

	Plant and equipment
	Cost	79,030	28,310
	Independent valuation (December 2005)	1,185,965	—
	Accumulated depreciation	(140,768)	—

		1,124,227	28,310

	Leasehold improvements
	Independent valuation (December 2005)	1,900,000	—
	Accumulated depreciation	(23,750)	—

		1,876,250	—

		3,000,477	28,310

Movements in Carrying Amounts

	Plant and Equipment $	Leasehold Improvements $	Total $
Balance at the beginning of year	28,310	—	28,310
Additions	50,720	—	50,720
Revaluation increments	1,185,965	1,900,000	3,085,965
Depreciation expense	(140,768)	(23,750)	164,518

Carrying amount at end of year	1,124,227	1,876,250	3,000,477

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 $
8.	TRADE AND OTHER PAYABLES
	CURRENT
	Trade creditors and accruals	497,696	457,592
	Deferred revenue	—	325,241
	Sundry creditors	5,833	—
	Other related parties	99,287	—

		602,816	782,833

	NON CURRENT
	Amounts payable to:
	- Other related parties	668,301	263,995

9.	PROVISIONS
	SHORT-TERM
	Provision for employee entitlements	109,938	32,755

	LONG-TERM
	Provision for employee entitlements	6,078	1,161

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 Unaudited $
10.	BORROWINGS
	SHORT-TERM
	Hire purchase creditors	3,050	—

	LONG-TERM
	Hire purchase creditors	11,442	—

11.	CONTRIBUTED EQUITY
	Fully paid ordinary shares	1	1

	Reconciliation
	At the beginning of reporting period	1	5,682,070
	Shares issued during the year	—	6,269,825
	Cancellation of issued capital	—	(11,951,894)

	At reporting date	1	1

12.	NOTES TO THE CASH FLOW STATEMENT

	(a) Reconciliation of cash

For the purpose of the cash flow statement, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts. Cash at the end of the financial period as shown in the cash flow statement is reconciled to the related items in the balance sheet as follows:

	Cash at bank and on hand	151,751	619,873

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 Unaudited $
12.	NOTES TO THE CASH FLOW STATEMENT (CONT.)
	(b) Reconciliation of net cash provided by operating activities to loss after tax
	Loss after tax	(860,931)	(2,800,043)
	Depreciation	164,518	469,279
	Movement in assets and liabilities
	Receivables	(64,094)	86,875
	Payables	(180,008)	(1,117,747)
	Other assets	22,214	231,994
	Provisions	82,100	(957,483)

	Net cash used in operating activities	(836,201)	(4,087,125)

	(c) Non Cash Investing and Financing Activities

	During the year plant and equipment was purchased by way of finance leases for $17,045 (2005:nil).

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 Unaudited $
13.	COMMITMENTS
	Hire Purchase Liabilities
	Payable not later than one year	4,296	—
	Payable later than one year but not later than five years	13,245	—

	Total payments	17,541	—
	Less future finance charges	(3,049)	—

	Total hire purchase liabilities	14,492	—

	Operating Lease Commitments
	Non-cancellable operating leases contracted for but not capitalised in the financial statements
	Payable not later than one year	160,138	154,450
	Payable later than one year but not later than five years	250,995	386,433

	Total operating lease commitments	411,133	540,883

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

14.	KEY MANAGEMENT PERSONNEL

(a)	Key management personnel

The directors of the Company during the year were -

Mr Ron Deane (Chairman)

Dr Paul D'Sylva

Dr Wayne Best

Other key management, personnel of the Company -

Mr Wayne Sampson

Mr Nick Ede

Mr Jim Eadie

(b)	Key management personnel remuneration

2006

	Salary	Super- annuation	Bonus	Non-cash Benefits	Other	Total
Total	275.392	36.388	—	—	1.400	313.180

2005 (Unaudited)

	Salary	Super- annuation	Bonus	Non-cash Benefits	Other	Total
Total	263.427	23.708	—	—	—	287.135

(c)	Other transactions with key management personnel

There were no other transactions with key management personnel of the Company.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

		2006 $	2005 Unaudited $
15.	RELATED PARTY TRANSACTIONS
	Transactions between related parties are on normal commercial terms and conditions no more favourable than those available parties unless otherwise stated.

	The ultimate parent entity is PharmAust Limited.
	Intercompany receivables:
	- PharmAust Limited	23,760	—
	- Epichem Pty Ltd	36,960	—

	Intercompany payables:	60,720	—

	- PharmAust Limited	714,579	263,995
	- Epichem Pty Ltd	36,509	—
	- PharmAust Chemistry	16,500	—

		767,588	263,995

	Transactions with related parties:

	Other related parties
	Sales - Fisher	—	772,082
	Sales - Epichem Pty Ltd	33,600	—
	Purchases - Epichem Pty Ltd	88,484	105,085

		122,084	877,167

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

16.	FINANCIAL INSTRUMENTS

(a)	Interest rate risk

2006	Rates	Variable	Fixed		Non-interest	Total
			1 year	1 to 5 years
Financial Assets
Cash and cash equivalents	0.03%	57,178	—	—	94,573	151,751
Trade and other receivables	—	—	—	—	631,731	631,731

Financial Liabilities		57,178	—	—	726,304	783,482

Trade and other payables	—	—	—	—	1,271,117	1,271,117
Hire purchase creditors	9,50%	—	3,050	11,442	—	14,492
Provisions	—	—	—	—	116,016	116,016

		—	3,050	11,442	1,387,133	1,401,625

Net Financial Assets/(Liabilities)		57,178	(3,050)	(11,442)	(660,829)	(618,143)

2005 (Unaudited)	Rates	Variable	Fixed		Non-interest	Total
			l year	1 to 5 years
Financial Assets
Cash and cash equivalents	—	—	—	—	619,873	619,873
Trade and other receivables	—	—	—	—	567,647	567,647

		—	—	—	1,187,520	1,187,520

Financial Liabilities
Trade and other payables	—	—	—	—	1,046,828	1,046,828
Provisions		—	—	—	33,916	33,916

	—	—	—	—	1,080,744	1,080,744

Net Financial Assets/(Liabilities)	—	—	—	—	106,776	106,776

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

16.	FINANCIAL INSTRUMENTS (CONT.)

(b)	Credit risk

The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount net of any provisions for doubtful debts, as disclosed in the balance sheet and notes to the financial statements.

(c)	Net fair values

The net fair value of financial assets and liabilities of the Company approximates their carrying amount.

The Company has no financial assets and liabilities where the carrying amount exceeds the net fair value at balance date.

No financial assets and financial liabilities are readily traded on organised markets in standardised form.

The aggregate net fair values and carrying amounts of financial assets and financial liabilities are disclosed in the balance sheet and in the notes to the financial statements.

17.	SEGMENT REPORTING

Primary Reporting – Business Segments

The Company only operates in one business segment, being the processing and sale of research grade peptide products.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

17.	SEGMENT REPORTING (Cont.)

Secondary Reporting – Geographical Segments

The Company generates revenue primarily in Australia, Asia, Europe and USA. Sales to other countries are immaterial.

2006	Australia $	Asia $	USA $	Europe $	Total $
REVENUE
Segment Revenue from operating activities	1,047,011	254,082	1,870,110	837,112	4,008,315

ASSETS
Segment assets	3,787,365	—	—	—	3,787,365

OTHER
Segment assets revalued	3,085,965	—	—	—	3,085,965
Segment assets acquired	50,720	—	—	—	50,720
Segment depreciation and amortisation	(164,518)	—	—	—	(164,518)

2005 (Unaudited)	Australia $	Asia $	USA $	Europe $	Total $
REVENUE
Segment Revenue from operating activities	1,056,542	463,083	3,208,295	653,397	5,381,317

ASSETS
Segment assets	1,241,450	—	—	—	1,241,450

OTHER
Segment assets acquired	28,310	—	—	—	28,310
Segment depreciation and amortisation	(469,279)	—	—	—	(469,279)

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

18.	EVENTS SUBSEQUENT TO THE REPORTING DATE

On 25 July 2006, Nick Hagan was appointed to the role of Chief Executive Officer of the Company.

On 6 October 2006, the Chief Operating Officer Wayne Sampson was made redundant.

19.	CONTINGENT LIABILITIES

There were no contingent liabilities at the reporting date.

20.	RECONCILIATION WITH US GAAP

(a)	Reconciliation of Income Statement under AIFRS and US GAAP

INCOME STATEMENT

For the year ended 30 June 2006

	2006 Audited IFRS	Reconciliation Adjustments		2006 US GAAP
	$A	$A		$A
Revenue	4,008,315	—		4,008,315
Other income	9,185	—		9,185

Raw materials and consumables used	(539,296)	—		(539,296)
Employee benefits expense	(2,201,696)	—		(2,201,696)
Depreciation expense	(164,518)	144,213	(i)	(20,305)
Other expenses	(1,972,921)	—		(1,972,921)

Loss before income tax expense	(860,931)	144,213		(716,718)
Income tax expense	—	—		—
Loss after income tax expense	(860,931)	144,213		(716,718)

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

20.	RECONCILIATION WITH US GAAP (Cont.)

(b)	Reconciliation of Balance Sheet under AIFRS and US GAAP

BALANCE SHEET

As at 30 June 2006

	2006 Audited IFRS	Reconciliation Adjustments		2006 US GAAP
	$A	$A		$A
CURRENT ASSETS
Cash and cash equivalents	151,751	—		151,751
Trade and other receivables	631,731	—		631,731
Other current assets	3,406	—		3,406

TOTAL CURRENT ASSETS	786,888	—		786,888

NON CURRENT ASSETS
Property, plant and equipment	3,000,477	(2,941,752	)(i)	58,725

TOTAL NON CURRENT ASSETS	3,000,477	(2,941,752)		58,725

TOTAL ASSETS	3,787,365	(2,941,752)		845,613

CURRENT LIABILITIES
Trade and other payables	602,816	—		602,816
Short-term provisions	109,938	—		109,938
Short-term borrowings	3,050	—		3,050

TOTAL CURRENT LIABILITIES	715,804	—		715,804

NON CURRENT LIABILITIES
Trade and other payables	668,301	—		668,301
Long-term provisions	6,078	—		6,078
Long-term borrowings	11,442	—		11,442

TOTAL NON CURRENT LIABILITIES	685,821	—		685,821

TOTAL LIABILITIES	1,401,625	—		1,401,625

NET ASSETS/(LIABILITIES)	2,385,740	(2,941,752)		(556,012)

CONTRIBUTED EQUITY
Contributed equity	1	—		1
Reserves	2,941,752	(2,941,752	)(i)	—
Retained earnings	(556,013)	—		(556,013)

TOTAL EQUITY/(DEFICIENCY)	2,385,740	(2,941,752)		(556,012)

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

20.	RECONCILIATION WITH US GAAP (Cont.)

(b)	Reconciliation of Balance Sheet under AIFRS and US GAAP (Cont.)

Explanation of reconciliation adjustments

(i)	Property, plant and equipment

The Company previously revalued certain of its buildings and plant and equipment. Any revaluation increments and decrements are included in the Company's reserves that form part of total equity. Revalued buildings and plant and equipment are depreciated over their estimated useful lives to the Company (land is not depreciated). Under US GAAP, revaluations of buildings and plant and equipment are not permitted. Accordingly, the revaluation increment on buildings and plant and equipment and the depreciation charges on revalued buildings and plant and equipment are adjusted back to their historical cost for US GAAP purposes.

21.	FIRST TIME ADOPTION OF AUSTRALIAN EQUIVALENTS TO INTERNATIONAL FINANCIAL REPORTING STANDARDS

For periods up to and including the year ended 30 June 2005, the Company prepared its financial statements in accordance with Australian generally accepted accounting practice (AGAAP). These financial statements for the year ended 30 June 2006 are the first the Company is required to prepare in accordance with Australian equivalents to International Financial Reporting Standards (AIFRS).

Accordingly, the Company has prepared financial statements that comply with AIFRS applicable for periods beginning on or after 1 January 2005. In preparing these financial statements, the Company has started from an opening balance sheet as at 1 July 2004, the Company's date of transition to AIFRS, and made those changes in accounting policies and other restatements required by AASB 1 First-time adoption of AIFRS.

This note explains the principal adjustments made by the Company in restating its AGAAP balance sheet as at 1 July 2004 and its previously published AGAAP financial statements for the year ended 30 June 2005.

Effect of AIFRS on the balance sheet as at 1 July 2004 and 30 June 2005

No impact. There are no material differences between the balance sheet presented under AIFRS and the balance sheet presented under previous AGAAP as at 1 July 2004 and 30 June 2005.

Effect of AIFRS on the income statement for the financial year ended 30 June 2005

No impact. There are no material differences between the income statement presented under AIFRS and the income statement presented under previous AGAAP for the financial year ended 30 June 2005.

MIMOTOPES PTY LTD

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 30 June 2006

21.	FIRST TIME ADOPTION OF AUSTRALIAN EQUIVALENTS TO INTERNATIONAL FINANCIAL REPORTING STANDARDS (Cont.)

Effect of AIFRS on cash flow statement for the financial year ended 30 June 2005

No impact. There are no material differences between the cash flow statement presented under AIFRS and the cash flow statement presented under previous AGAAP for the financial year ended 30 June 2005.

22.	COMPANY DETAILS

The registered office and principal place of business of the Company is:

11 Duerdin Street

Clayton Victoria, 3168

Unaudited Pro Forma Financial Statements of the Registrant

The unaudited pro forma statements of operations and explanatory notes of Commonwealth Biotechnologies, Inc. (the "Company") set forth below for the nine month period ended September 30, 2007 and the year ended December 31,2006 give effect to the acquisitions of Mimotopes and Exelgen as if these acquisitions occurred at the beginning of the period presented.

On a combined basis, there were no material transactions between the Company, Mimotopes and Exelgen during the periods presented excluding certain acquisition related items.

The unaudited pro forma statements of operations are provided for informational purposes only and do not purport to reflect the results of the Company's operations had the transactions actually been consummated on January 1, 2007 or 2006.

The consolidated audited balance sheet of Commonwealth Biotechnologies, Inc. and subsidiaries (Mimotopes and Exelgen) is included at page F-2.

Commonwealth Biotechnologies, Inc.

Pro-forma Statement of Operations

Nine-month Period Ended September 30, 2007

(Unaudited)

	CBI 1/1/07 to 9/30/07	Mimotopes 1/1/07 to 1/31/07	Subtotal	Excelgen 1/1/07 to Exelgen 5/31/07	Subtotal	Adjustments (1)	Pro-forma
Revenue	$7,776,853	$289,497	$8,066,350	$2,196,321	$10,262,671	$—	$10,262,671
Cost of Services	6,592,171	175,945	6,768,116	2,696,809	9,464,925	(450,000)	9,014,925

Gross Profit	1,184,682	113,552	1,298,234	(500,488)	797,746	450,000	1,247,746
Operating Expenses	3,588,019	87,483	3,675,502	1,725,022	5,400,523	70,000	5,470,523

Operating Profit (Loss)	(2,403,337)	26,070	(2,377,267)	(2,225,510)	(4,602,777)	380,000	(4,222,777)
Other Income (Expense)	(519,562)	10,947	(508,615)	(3,160,535)	(3,669,150)	—	(3,669,150)

Loss Before Extraordinary Gain	(2,922,899)	37,016	(2,885,883)	(5,386,044)	(8,271,927)	380,000	(7,891,927)
Extraordinary Gain	988,515	—	988,515	—	988,515	—	988,515

Net Income (Loss)	$(1,934,384)	$37,016	$(1,897,368)	(5,386,044)	$(7,283,412)	$380,000	$(6,903,412)

Basic and Diluted EPS Before Extraordinary Gain	$(0.56)	$0.01	$(0.55)	$(1.03)	$(1.58)	$0.07	$(1.51)

Basic and Diluted EPS After Extraordinary Gain	$(0.37)	$0.01	$(0.36)	$(1.03)	$(1.39)	$0.07	$(1.32)

Basic and Diluted Shares	5,228,161	5,228,161	5,228,161	5,228,161	5,228,161	5,228,161	5,228,161

(1)	Represents salary and travel expenses of $70,000 for Paul D'Sylva, CEO, and depreciation expense of $450,000 on fixed assets written off during the acquisition of Exelgen. (Note 5).

Commonwealth Biotechnologies, Inc.

Pro-forma Statement of Operations

Year Ended December 31, 2006

(Unaudited)

	CBI	Mimotopes	Subtotal	TDR	Subtotal	Adjustments (1)	Pro-forma
Revenue	$6,532,482	$3,361,438	$9,893,920	$5,785,003	$15,678,923	$—	$15,678,923
Cost of Services	5,438,706	2,086,045	7,524,751	7,421,875	14,946,626	(1,575,000)	13,371,626

Gross Profit	1,093,776	1,275,393	2,369,169	(1,636,872)	732,297	1,575,000	2,307,297
Operating Expenses	2,053,176	1,607,794	3,660,970	12,662,056	16,323,025	287,000	16,610,025

Operating Profit (Loss)	(959,400)	(332,401)	(1,291,801)	(14,298,297)	(15,590,728)	1,288,000	(14,302,728)
Other Income (Expense)	(193,249)	11,890	(181,359)	(13,858,699)	(14,040,058)	—	(14,040,058)

Net Income (Loss)	$(1,152,649)	$(320,511)	$(1,473,160)	$(28,157,626)	$(29,630,787)	$1,288,000	$(28,342,787)

Basic and Diluted EPS	$(0.21)	$(0.06)	$(0.27)	$(5.18)	$(5.46)	0.24	$(5.22)

Basic and Diluted Shares	5,431,360	5,431,360	5,431,360	5,431,360	5,431,360	5,431,360	5,431,360

(2)	Represents salary and travel expenses of $287,000 for Paul D'Sylva, CEO, and depreciation expense of $1,575,000 on fixed assets written off during the acquisition of Exelgen. (Note 5).

Commonwealth Biotechnologies, Inc.

Notes to Pro-forma Statements of Operations

(Unaudited)

1.	Purchase of Mimotopes

In February 2007, the Company acquired all outstanding shares of Mimotopes Pty Ltd, an Australian limited company by issuing 2,150,000 shares of its common stock to PharmAust Chemistry Ltd, an Australian limited company. Based on the 2,150,000 shares at $2.15 per share, the acquisition price for the purchase of Mimotopes was approximately $4,623,000. In addition, the Company incurred approximately $432,000 of acquisition related costs. The fair value of assets and liabilities acquired were approximately $2,985,000 and $394,000, respectively, resulting in goodwill of approximately $2,464,000 as listed below:

At February 1, 2007 ($000s)
Cash	$107
Accounts receivable	645
Other current assets	34
Property, plant and equipment	2,199

Total assets acquired	2,985

Accounts payable and accruals	(376)
Long-term debt	(18)

Total liabilities assumed	(394)

Net assets acquired	$2,591

The issuance of the shares amounted to approximately 39.5% of the Company's then outstanding shares. The results of operations of Mimotopes are included in the Company's financial statements for the period beginning February 2007 and are reported on a consolidated basis.

2.	Purchase of Exelgen (formerly known as Tripos Discovery Research)

In June 2007, the Company acquired all outstanding shares of Exelgen (formerly known as Tripos Discovery Research), an English limited company by remitting $350,000 to Tripos Inc., a Utah corporation (Parent). In addition, the Company has agreed to pay a promissory note of $468,997 for any advances made to Exelgen from May 14, 2007 to the closing date.

Notes to Pro Forma Statements of Operations

(continued)

2.	Purchase of Exelgen (formerly known as Tripos Discovery Research) – continued

At the closing date the Company was also liable to Tripos, Inc. for approximately $673,000 related to certain accounts receivable, as calculated under the purchase agreement.

The following allocation of the purchase price is based upon the preliminary estimated valuation of assets and liabilities acquired in the purchase of Exelgen. The purchase price of Exelgen was approximately $1,269,000 (including acquisition costs of approximately $242,000). The fair value of assets acquired amounted to approximately $8,249,000 and the Company assumed liabilities of approximately $5,991,000 resulting in excess of net assets over amount paid of approximately $989,000 which is recorded as an extraordinary gain on the statement of operations. The acquisition was accounted for as a purchase in accordance with the Statement of Financial Standards (SFAS) No. 141, Business Combinations (SFAS No. 141) and is detailed below:

At June 1, 2007 ($000s)
Cash	$4,759
Accounts receivable	1,070
Inventory	2,091
Other current assets	329

Total assets acquired	8,249

Accounts payable and accruals	1,828
Other current liabilities	2,940
Long-term debt	1,223

Total liabilities assumed	5,991

Net assets acquired	$2,258

3.	Basis of Pro Forma Presentation

The unaudited Pro Forma Statement of Operations for the Nine Month Period Ended September 30, 2007 is based on the unaudited historical Consolidated Statement of Operations as filed with the Securities and Exchange Commission (“SEC”) on Form 10-QSB on November 14, 2007, and the unaudited Statements of Operations for Mimotopes (for the period January 1, 2007 through January 31, 2007) and Exelgen (for the period January 1, 2007 through May 31, 2007). The Pro Forma Statement of Operations has been prepared as if the purchases of Mimotopes and Exelgen had occurred on January 1, 2007.

The unaudited Pro Forma Statement of Operations for the Year Ending December 31, 2006 is based on the historical Statement of Operations as filed with the Securities and Exchange Commission (“SEC”) on Form 10-KSB on March 21, 2007, and the unaudited Statements of Operations for Mimotopes and Exelgen for the Year Ending December 31, 2006. The Pro Forma Statement of Operations has been prepared as if the purchases of Mimotopes and Exelgen had occurred on January 1, 2006.

Notes to Pro Forma Statements of Operations

(continued)

The unaudited Pro Forma Statements of Operations should be read in conjunction with the Company's consolidated financial statements and related notes thereto and management's discussion and analysis of the results of operations contained in the Company's 10-QSB for the period ended September 30, 2007 and the Company's 10-KSB for the year ended December 31, 2006.

No pro forma balance sheet has been included since a consolidated balance sheet as of June 30, 2007 is included at page F-2.

4.	Earnings per Share

The pro forma basic and diluted earnings per share for the nine month period ending September 30, 2007 are based on the weighted average number of shares of common stock outstanding for the Company during this period.

The pro forma basic and diluted earnings per share for the year ending December 31, 2006 are based on the weighted average number of shares of common stock outstanding for the Company during this period adjusted for the 2,150,000 shares issued upon the purchase of Mimotopes.

The following tables present the computations of pro forma basic and diluted earnings per share for the nine months ended September 31, 2007 and the year ended December 31, 2006, respectively:

	For the Nine Month Period Ended September 30, 2007
	Basic	Diluted
Pro forma loss before extraordinary gain	$8,341,927	$8,341,927

Pro forma net loss	$7,353,412	$7,353,412

Pro forma weighted average shares	5,228,161	5,228,161

Pro forma loss per share before extraordinary gain	$1.59	$1.59

Pro forma loss per share	$1.40	$1.40

Notes to Pro Forma Statements of Operations

(continued)

4.	Earnings per Share (continued)

	For the Year Ended December 31, 2006
	Basic	Diluted
Pro forma net loss	$29,917,987	$29,917,987

Pro forma weighted average shares	5,431,360	5,431,360

Pro forma loss per share	$5.22	$5.22

5.	Pro Forma Adjustments

For the nine month period ended September 30, 2007, pro forma adjustments represent salary and travel expenses of $70,000 for Paul D’Sylva, CEO of the Company, for the three month period ended March 31, 2007 and $450,000 of depreciation expense on assets written off upon acquisition of Exelgen. Paul D’Sylva was hired by the Company effective April 1, 2007.

For the year ended December 31, 2006, pro forma adjustments represent salary and travel expenses of $287, 000 for Paul D’Sylva, CEO of the Company, for the year then ended and $1,575,000 of depreciation expense on assets written off upon the acquisition of Exelgen.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.	Indemnification of directors and officers

Section 13.1-697 of the Virginia Stock Corporation Act permits corporations to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if the director:

1.	Conducted himself in good faith; and

2.	Believed:

a.	In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

b.	In all other cases, that his conduct was at least not opposed to its best interests; and

3.	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Our articles of incorporation contain the following provision relating to indemnification of our officers and directors:

The Corporation shall indemnify(a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

Expenses incurred by a person who is otherwise entitled to be indemnified by us in defending or investigating a threatened or pending action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

Our bylaws provide that we may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our employee or agent or, while our employee or agent, is or was serving at our request as an employee or agent or trustee or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.	Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*		$227
Accounting fees and expenses			**
Legal fees and expenses			**
Miscellaneous			**
Total	$

*	All amounts are estimates other than the Commission’s registration fee.
**	To be filed by amendment.

Item 26.	Recent sales of unregistered securities

On February 9, 2007, we completed a stock purchase with PharmAust Limited and PharmAust Chemistry, Ltd, pursuant to which we acquired all of the issued and outstanding shares of Mimotopes Pty Ltd. We relied on an exemption from registration provided under Section 4(2) of the Securities Act of 1933. The terms of the Mimotopes stock purchase are described in Part I of this Registration Statement. See “Certain Relationships and Related Transactions.”

On December 31, 2007, we completed a stock purchase with certain institutional investors, pursuant to which we sold securities convertible into Shares of our common stock. We relied on an exemption from registration provided under Section 4(2) of the Securities Act of 1933. The terms of this stock purchase are described in Part I of this Registration Statement. See “Private Placement of Convertible Notes and Warrants.”

Item 27.	Exhibits

3(i).1	Articles of Incorporation of Commonwealth Biotechnologies, Inc.(1)

3(i).2	Articles of Amendment of Articles of Incorporation of Commonwealth Biotechnologies, Inc.(2)

3(ii)	Third Amended and Restated Bylaws of Commonwealth Biotechnologies, Inc.(3)

4.1	Form of Common Stock Certificate(1)

4.2	Form of Class A Warrant(4)

4.3	Form of Class B Warrant(4)

4.4	Form of Secured Convertible Promissory Note(4)

5.1	Opinion of Kaufman & Canoles, P.C.(5)

10.1	Subscription Agreement(4)

10.2	Security Agreement(4)

10.3	Stock Purchase Agreement by and among Commonwealth Biotechnologies, Inc., Pharmaust Limited and Pharmaust Chemistry Ltd. dated November 24, 2006(6)

10.4	Voting and Lock-Up Agreement dated as of February 9, 2007(7)

10.5	Registration Rights Agreement, dated as of February 9, 2007(7)

10.6	Employment Agreement between the Company and Paul D’Sylva, Ph.D.(8)

10.7	First Amended and Restated Employment Agreement for Richard J. Freer, Ph.D.(9)

10.8	First Amendment to First Amended and Restated Employment Agreement between the Company and Richard J. Freer, Ph.D.(10)

10.9	Second Amendment to First Amended and Restated Employment Agreement for Richard J. Freer, Ph.D.(11)

10.10	Employment Agreement for Robert B. Harris(12)

10.11	First Amended and Restated Employment Agreement for Thomas R. Reynolds(13)

10.12	First Amendment to First Amended and Restated Employment Agreement for Thomas R. Reynolds(14)

10.13	First Amended and Restated Employment Agreement for James H. Brennan(14)

10.14	First Amendment to First Amended and Restated Employment Agreement for James H. Brennan(14)

10.15	Officer’s Severance Agreement for James H. Brennan(15)

21.1	Subsidiaries of Commonwealth Biotechnologies, Inc.

23.1	Consent of BDO Seidman, LLP

23.2	Consent of RSM Bird Cameron Partners

23.3	Consent of BDO Stoy Haywood LLP

23.4	Consent of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd.

23.5	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1)

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, Registration No. 333-31931.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated October 31, 2007, File No. 001-13467.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated March 29, 2007, File No. 001-13467.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated January 8, 2008, File No. 001-13467.
(5)	To be filed by amendment.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated November 29, 2007, File No. 001-13467.
(7)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated February 15, 2007, File No. 001-13467.
(8)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated February 28, 2007, File No. 001-13467.
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, June 28, 2005, File No. 001-13467.

(10)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, August 15, 2005, File No. 001-13467.
(11)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, March 31, 2006, File No. 001-13467.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, January 5, 2007, File No. 001-13467.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, February 10, 2005, File No. 001-13467.
(14)	Incorporated by reference to the Company’s Form 10-KSB, dated March 31, 2006, File No. 001-13467.
(15)	Incorporated by reference to the Company’s Form 10-KSB, dated March 31, 2003, File No. 001-13467.

Item 28.	Undertakings

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

(1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, Virginia, on the 30th day of January, 2008.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Name	Richard J. Freer, Ph.D.
Title:	Chairman and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Freer, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form SB-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Paul D’Sylva Ph.D.	Chief Executive Officer (Principal Executive	January 30, 2008
Paul D’Sylva Ph.D.	Officer) and Director

/s/ James H. Brennan	Chief Financial Officer (Principal Accounting	January 30, 2008
James H. Brennan	Officer)

/s/ Richard J. Freer, Ph.D.	Chairman, Chief Operating Officer and Director	January 30, 2008
Richard J. Freer, Ph.D.

/s/ Robert B Harris, Ph.D.	President and Director	January 30, 2008
Robert B Harris, Ph.D.

	Director	January 30, 2008
Donald A. McAfee, Ph.D.

/s/ Samuel P. Sears Jr.	Director	January 30, 2008
Samuel P. Sears Jr.

	Director	January 30, 2008
James D. Causey

	Director	January 30, 2008
Daniel O. Hayden

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EXHIBIT INDEX

3(i).1	Articles of Incorporation of Commonwealth Biotechnologies, Inc.(1)

3(i).2	Articles of Amendment of Articles of Incorporation of Commonwealth Biotechnologies, Inc.(2)

3(ii)	Third Amended and Restated Bylaws of Commonwealth Biotechnologies, Inc.(3)

4.1	Form of Common Stock Certificate(1)

4.2	Form of Class A Warrant(4)

4.3	Form of Class B Warrant(4)

4.4	Form of Secured Convertible Promissory Note(4)

5.1	Opinion of Kaufman & Canoles, P.C.(5)

10.1	Subscription Agreement(4)

10.2	Security Agreement(4)

10.3	Stock Purchase Agreement by and among Commonwealth Biotechnologies, Inc., Pharmaust Limited and Pharmaust Chemistry Ltd. dated November 24, 2006(6)

10.4	Voting and Lock-Up Agreement dated as of February 9, 2007(7)

10.5	Registration Rights Agreement, dated as of February 9, 2007(7)

10.6	Employment Agreement between the Company and Paul D’Sylva, Ph.D.(8)

10.7	First Amended and Restated Employment Agreement for Richard J. Freer, Ph.D.(9)

10.8	First Amendment to First Amended and Restated Employment Agreement between the Company and Richard J. Freer, Ph.D.(10)

10.9	Second Amendment to First Amended and Restated Employment Agreement for Richard J. Freer, Ph.D.(11)

10.10	Employment Agreement for Robert B. Harris(12)

10.11	First Amended and Restated Employment Agreement for Thomas R. Reynolds(13)

10.12	First Amendment to First Amended and Restated Employment Agreement for Thomas R. Reynolds(14)

10.13	First Amended and Restated Employment Agreement for James H. Brennan(14)

10.14	First Amendment to First Amended and Restated Employment Agreement for James H. Brennan(14)

10.15	Officer’s Severance Agreement for James H. Brennan(15)

21.1	Subsidiaries of Commonwealth Biotechnologies, Inc.

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23.1	Consent of BDO Seidman, LLP

23.2	Consent of RSM Bird Cameron Partners

23.3	Consent of BDO Stoy Haywood LLP

23.4	Consent of BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd.

23.5	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1)

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, Registration No. 333-31931.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated October 31, 2007, File No. 001-13467.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated March 29, 2007, File No. 001-13467.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated January 8, 2008, File No. 001-13467.
(5)	To be filed by amendment.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated November 29, 2007, File No. 001-13467.
(7)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated February 15, 2007, File No. 001-13467.
(8)	Incorporated by reference to the Company’s Current Report on Form 8-K, dated February 28, 2007, File No. 001-13467.
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, June 28, 2005, File No. 001-13467.
(10)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, August 15, 2005, File No. 001-13467.
(11)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, March 31, 2006, File No. 001-13467.
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, January 5, 2007, File No. 001-13467.
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K dated, February 10, 2005, File No. 001-13467.
(14)	Incorporated by reference to the Company’s Form 10-KSB, dated March 31, 2006, File No. 001-13467.
(15)	Incorporated by reference to the Company’s Form 10-KSB, dated March 31, 2003, File No. 001-13467.

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